Exhibit 10.1

EXECUTION COPY

RECEIVABLES PURCHASE AGREEMENT

among

JDER LIMITED,

as Seller,

HANNOVER FUNDING COMPANY LLC,

as Purchaser,

NORDDEUTSCHE LANDESBANK GIROZENTRALE,

as Agent,

JOHNSONDIVERSEY UK LIMITED,

as a Servicer,

JOHNSONDIVERSEY FRANCE S.A.S.,

as a Servicer, and

JOHNSONDIVERSEY ESPAÑA S.L.,

as a Servicer

Dated as of September 8, 2009

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit I	Definitions

Exhibit II	Conditions of Purchases

Exhibit III	Representations and Warranties

Exhibit IV	Covenants

Exhibit V	Termination Events

Exhibit VI	Supplemental Representations, Warranties and Covenants

SCHEDULES

Schedule I	Notices

Schedule II	Collection Banks, Originator Accounts and Collection Accounts

Schedule III	Trade Names

Schedule IV	Disclosed Adverse Claims

ANNEXES

Annex A	Form of Notice of Purchase

Annex B	Form of Variable Funding Note

Annex C	Form of Reduction Notice

Annex D	Form of Compliance Certificate

Annex E	Joinder Agreement

Annex F	Form of Subordinated Note (France)

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RECEIVABLES PURCHASE AGREEMENT

This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 8, 2009 among JDER Limited, a private limited company incorporated under the laws of Ireland, as seller (the “Seller”), HANNOVER FUNDING COMPANY LLC, a Delaware limited liability company (the “Purchaser”), JOHNSONDIVERSEY UK LIMITED, a private limited liability company organized under the laws of the United Kingdom (“JDI UK”), as a servicer, JOHNSONDIVERSEY FRANCE S.A.S., a simplified joint stock company organized under the laws of France (“JDI France”), as a servicer, JOHNSONDIVERSEY ESPAÑA S.L., a Sociedad de Responsabilidad Limitada (a simplified joint stock company with limited liability) organized under the laws of Spain (“JDI Spain”), as a servicer (JDI UK, JDI France, and JDI Spain, collectively, the “Servicers” and each individually, a “Servicer”) and NORDDEUTSCHE LANDESBANK GIROZENTRALE, a corporation organized under the laws of Germany (“NORD/LB”), as agent for the Purchaser (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References to “the Agreement” in the Exhibits hereto refer to this Agreement, as amended, amended and restated, modified or supplemented from time to time.

The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchaser desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments and additional payments made by the Purchaser to the Seller.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1 Purchase Facility. (a) On the terms and conditions hereinafter set forth, including the conditions precedent set forth in Exhibit II hereto, the Purchaser hereby agrees to purchase without recourse, except as otherwise set out herein, the Participation from the Seller on the Closing Date and make Payments with regard to the Participation purchased from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall the Purchaser be required to make any such Payment if, after giving effect thereto, the aggregate outstanding Investment of the Participation would exceed the Purchase Limit.

(b) The Seller, or its duly authorized designee, may (i) upon at least thirty (30) days prior written notice, terminate the purchase facility provided in this Section 1.1 in whole, provided that on the date of such termination the Seller has sufficient available funds to discharge all of its payment obligations under this Agreement, including, without limitation, payment in full of the Variable Funding Notes or (ii) upon at least three (3) Business Days’ prior written notice, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall not be less than €500,000 or £500,000, as applicable, and integral multiples of €50,000 or £50,000, as applicable, in excess thereof; and provided, further, that unless reduced to zero, the Purchase Limit shall never be reduced below €25,000,000.

Section 1.2 Making Purchases; the Variable Funding Notes. (a) Each Payment by the Purchaser with regard to the Participation hereunder shall be made upon an irrevocable written notice from the Seller, or its duly authorized designee, in the form of Annex A and delivered in the manner prescribed therein to the Agent (which notice must be received by the Agent prior to 12:00 p.m. New York time) on or before the third Business Day prior to the date of such proposed Payment. Each such notice of any such proposed Payment shall specify the desired amount of such Payment (provided that where such Payment requires the issuance of further Notes by the Purchaser or any Note Issuer, such amount shall not be less than €500,000 or £500,000, as applicable, and integral multiples of €50,000 or £50,000, as applicable, in excess thereof), the currency of such Payment, the date of such Payment and any other information contemplated by Annex A. After giving effect to any such Payment, the portion of the Participation to which such Payment is applied (either the Euro Participation or the Sterling Participation) shall not exceed one hundred percent (100%). The Agent shall select the duration of the initial Yield Period, and each subsequent Yield Period in its discretion; provided that it shall use reasonable efforts, taking into account market conditions, to accommodate the Seller’s preferences; provided, further, that the Yield Period with respect to any Pounds Sterling-denominated Payment shall be thirty (30) days. Notwithstanding anything to the contrary contained in this Section 1.2(a), Payments to be made by the Purchaser in Pounds Sterling shall not occur on any day other than a Tuesday (or the next succeeding Business Day, if such Tuesday is not a Business Day), and only four Portions of Sterling Investment with regard to the Participation may be outstanding at any one time. If a proposed Payment in Pounds Sterling is requested for any day other than a Tuesday, such Payment shall not be made until the following Tuesday (or the next succeeding Business Day, if such Tuesday is not a Business Day). For the avoidance of doubt, the provisions of this Section 1.2(a) do not apply to any reinvestment Payments to be made out of Available Collections pursuant to Section 1.4(b)(i)(F).

(b) On the date of each such Payment pursuant to Section 1.2(a), the Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Agent at the Agent’s office at its address set forth on Schedule I hereto, the amount of such Payment (as set forth in each notice delivered in accordance with Section 1.2(a)) in same day funds, and after the Agent’s receipt of such funds, the Agent shall make such funds immediately available to the Seller by depositing such funds into an account designated by the Seller or its authorized designee. The Purchaser’s obligations under this Section 1.2(b) with respect to any Payment shall not be deemed discharged until such Payment has been deposited into the account designated for such Payment by the Seller or its authorized designee pursuant to the preceding sentence.

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(c) In consideration of the Payments described above, effective from the Closing Date, the Seller (i) hereby sells and assigns to the Purchaser the Participation, which represents an undivided percentage ownership interest in all of the Seller’s right, title and interest in and all now and hereafter existing or arising Pool Receivables, and all Related Security and Collections with respect thereto, and other proceeds of, such Pool Receivables and Related Security, and (ii) shall, in order to evidence its payment obligations in respect of the Participation, deliver to the Agent for the benefit of the Purchaser (A) a duly executed variable funding note evidencing payment obligations in respect of the Euro Investment (the “Euro Variable Funding Note”) and (B) a duly executed variable funding note evidencing payment obligations in respect of the Sterling Investment (the “Sterling Variable Funding Note,” and, collectively with the Euro Variable Funding Note, the “Variable Funding Notes”), each in substantially the form of Annex B, dated as of the date of this Agreement. The aggregate maximum principal amount of the Variable Funding Notes at any time shall not exceed the Purchase Limit. On and after the Closing Date, the sum of (i) the principal amount of the Euro Investment outstanding under the Euro Variable Funding Note, as reflected on the schedule attached thereto and (ii) the Euro Equivalent of the Sterling Investment outstanding under the Sterling Variable Funding Note, as reflected on the schedule attached thereto, shall not exceed the Purchase Limit. After the Closing Date, the Agent shall, and is hereby authorized to, make a notation on the schedule attached to each Variable Funding Note of the date and the amount of the related Payments and the date and amount of the payment of principal thereon, and prior to any transfer of a Variable Funding Note, the Agent shall endorse the outstanding principal amount of such Variable Funding Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect the Purchaser’s rights with respect to such Variable Funding Note. Each Variable Funding Note shall bear interest, payable in the currency in which such Variable Funding Note is denominated, on each Settlement Date, in an amount equal to the aggregate Discount due with respect to all Portions of Investment represented by such Variable Funding Note. For the avoidance of doubt, the total amount of interest to be paid under the Variable Funding Notes on each Settlement Date shall equal the total Discount due in respect of all outstanding Portions of Investment as of such Settlement Date. Although the Variable Funding Notes shall be dated the Closing Date, interest in respect thereof (as described in the preceding sentence) shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the aggregate stated principal amount of the Variable Funding Notes shall be equal to the Purchase Limit, each Variable Funding Note shall be enforceable with respect to the Seller’s obligation to pay the principal thereof only to the extent of the outstanding Investment that is denominated in the applicable currency at the time such enforcement shall be sought.

(d) To secure all of the Seller’s obligations (monetary or otherwise) under the Variable Funding Notes, this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Agent for the benefit of the Purchaser a security interest in all of the

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Seller’s right, title and interest (including without limitation any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Pool Receivable, (D) the Originator Accounts and Collection Accounts and all amounts on deposit therein representing proceeds of the Pool Receivables and proceeds of the Related Security with respect thereto, and all certificates and instruments, if any, from time to time evidencing such Originator Accounts and Collection Accounts and such amounts on deposit therein and any such amounts that are invested in Permitted Investments and any securities or other account into which such Permitted Investments, if any, may from time to time be deposited and any other amounts from time to time on deposit in any such account, (E) all other accounts, deposit accounts, chattel paper, documents, fixtures, general intangibles (including payment intangibles), goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and supporting obligations and proceeds from commercial tort claims, (F) all other personal property of any nature or type, (G) any other Transaction Document not referred to in this Section 1.2(d), and (H) all accessions, products, substitutions, replacements and proceeds of any of the foregoing, cash and non-cash proceeds of any of the foregoing, and all other property and assets (the items described in clauses (A) through (H), the “Secured Assets”). The Purchaser shall have, with respect to the property described in this Section 1.2(d), and in addition to all the other rights and remedies available to the Purchaser, all the rights and remedies of a secured party under applicable law.

Section 1.3 Participation Computation. The Euro Participation and the Sterling Participation shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Euro Participation and the Sterling Participation shall each be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence and during the continuation of any Termination Day, both the Euro Participation and the Sterling Participation shall be deemed to be one hundred percent (100%). The Participation shall become zero when the Investment and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Purchaser, the Agent, and any other Indemnified Party or Affected Person are paid in full and each respective Servicer shall have received any accrued Servicing Fee due to it as of such date.

Section 1.4 Settlement Procedures. (a) Collection. Collection of the Pool Receivables shall be administered by each Servicer in accordance with the terms of the Servicing Agreement and the Administration Agreement. The Administrator (acting in accordance with its obligations under the Administration Agreement) shall provide to each Servicer and the Seller on a timely basis all information needed for such administration, including, among other things, notice of the occurrence of any Termination Day and current computations of the Euro Participation and the Sterling Participation.

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(b) Settlement.

(i) If no Termination Event or Termination Day has occurred and is continuing:

(A) Daily Transfers from the Collection Accounts and Originator Accounts. On each Originator Business Day after the Closing Date, all amounts (except for any minimum balance set forth in the applicable Collection Bank Agreement) on deposit in each Originator Account shall be remitted by the Originator (or the related Servicer on its behalf, acting in continued compliance with all of its obligations under the Servicing Agreement) to the relevant Collection Account (established by the Seller pursuant to Section 4.3(b)) identified on Schedule II hereto. Collections received (or deemed received) in the Collection Accounts on any Originator Business Day shall not be available for distribution pursuant to this Section 1.4(b)(i), or for any other purpose, until the next succeeding Originator Business Day, and in any case, such Collections shall only be available for distribution in the amount set forth on the relevant Daily Report issued by the Administrator;

(B) Monthly Set Aside. On each Settlement Date, the Seller or its duly authorized designee shall, from Available Collections set aside and maintain in the related Collection Accounts amounts equal to the Monthly Set Aside Amount (as defined below); provided that if, on such Settlement Date, the aggregate amount of Available Collections is insufficient to set aside the Monthly Set Aside Amount in full, or if such Settlement Date is not an Originator Business Day, Available Collections that are subsequently available in the Collection Accounts shall be used by the Seller or its duly authorized designee to set aside the full Monthly Set Aside Amount as soon as possible and in no event later than two (2) Business Days following such Settlement Date. “Monthly Set Aside Amount” means, with respect to any Settlement Date, an amount equal to the sum of (i) an amount equal to the product of (x) Discount that will accrue during the current month in which such Settlement Date occurs for each Portion of Investment (calculated by the Administrator, with notice to the Servicers, as the average Discount accrued on a monthly basis in the preceding two calendar months) and not previously set aside and (y) three (3), (ii) an amount equal to the product of (x) the sum of the Third Party Servicing Fee (if any) and the Administrator Fee that will accrue during the current month in which such Settlement Date occurs (calculated, in each case, by the Administrator, with notice to the Servicers) and not previously set aside and (y) three (3), (iii) an amount equal to the product of (x) the sum of the Utilization Fee and the Commitment Fee that will accrue during the current month in which such Settlement Date occurs (calculated, in each case, by the Administrator, with notice to the Servicers) and not previously set aside and (y) three (3), and (iv) an amount equal to the Audit Fee Reserve; provided that, on the Originator Business Day immediately following the Closing Date, the Seller or its duly authorized designee shall set aside in the Collection Accounts, in advance, an aggregate amount equal to the product of (x) the sum of the Discount, Third Party Servicing Fees (if any), Administrator Fees, Utilization Fees and Commitment Fees accrued on such Business Day immediately following the Closing Date and (y) eighty-three (83);

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(C) Monthly Servicing and Administrator Fees. Subject to paragraph (H) below, if applicable, on each Settlement Date, (i) the Seller or its duly authorized designee shall deposit to the bank account designated by each Third Party Servicer, from that portion of the Monthly Set Aside Amount set aside on the preceding Settlement Date, an amount equal to the accrued Third Party Servicing Fee for such Third Party Servicer, (ii) the Seller or its duly authorized designee shall deposit to the bank account designated by the Administrator, from that portion of the Monthly Set Aside Amount set aside on the preceding Settlement Date, an amount equal to the accrued Administrator Fees under the Administration Agreement, and (iii) the Seller or its duly authorized designee shall deposit to the bank account designated by each Servicer that is not a Third Party Servicer for the relevant Servicer’s account, from Available Collections not otherwise required to be set aside and maintained pursuant to paragraph (B) above, an amount equal to the accrued Servicing Fees with respect to such Servicer;

(D) Monthly Discount and Fees to Purchaser. Subject to paragraph (H) below, on each Settlement Date, the Seller or its duly authorized designee shall remit to the Purchaser’s Account (or such other account designated by the Agent), that portion of the Monthly Set Aside Amount set aside on the preceding Settlement Date and relating to accrued Discount, accrued Utilization Fees and accrued Commitment Fees;

(E) Reduction Payments. On any Business Day, in the event that the Seller or its duly authorized designee has timely notified Agent of its request to reduce the entire Investment or any Portion of Investment pursuant to Section 1.4(f), the Seller or its duly authorized designee shall deposit into the Purchaser’s Account (or such other account designated by Agent) Available Collections held on deposit in the Collection Accounts pursuant to Section 1.4(f) with respect to the applicable Portion of Investment, which the Agent shall cause to be distributed to the Purchaser, the Agent and any other Indemnified Party or Affected Person in payment in full of any amounts owed thereto pursuant to Section 1.7, Section 1.8, Section 3.1, or Section 5.4 or under any other Transaction Document in respect of the applicable Portion of Investment;

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(F) Daily Permitted Reinvestment in the Participation; Maximum Participation. On each Originator Business Day, subject to Section 1.4(f), the Seller or its duly authorized designee may reinvest Available Collections on deposit in the Collection Accounts and not otherwise required to be set aside and maintained pursuant to paragraph (B) above or otherwise allocated pursuant to clause (iii) of paragraph (C) above by applying such amounts at its discretion or otherwise due and owing to any Indemnified Party or Affected Person in payment in full of any amounts owed thereto pursuant to Section 1.7, Section 1.8, Section 3.1, or Section 5.4, or to the Purchaser in respect of accrued Breakage Costs (if any); provided, that, after giving effect to any such reinvestment, neither the Euro Participation nor the Sterling Participation shall exceed one hundred percent (100%); provided, further, that if, on any Business Day, any of the Euro Participation or the Sterling Participation shall exceed one hundred percent (100%), the Seller or its duly authorized designee shall set aside and maintain Available Collections in the Collection Accounts on such Business Day for the benefit of the Purchaser in an amount sufficient to reduce such portion of the Participation (the Euro Participation, the Sterling Participation, or both, as applicable) to one hundred percent (100%) and no amounts may be reinvested pursuant to this paragraph (F) until such portion of the Participation no longer exceeds one hundred percent (100%);

(G) Daily Transfer of Available Collections and Any Amounts Related to Excluded Receivables. On each Originator Business Day that amounts are permitted to be reinvested in accordance with the foregoing paragraph (F), the Seller or its duly authorized designee shall be entitled to direct the allocation of any Available Collections on deposit in the Collection Accounts in excess of the sum of (w) any amounts reinvested pursuant to paragraph (F) above, (x) the amounts required to be set aside and maintained in the Collection Accounts pursuant to paragraph (B) above, (y) amounts otherwise allocated pursuant to clause (iii) of paragraph (C) above, and (z) in the event that any Originator’s Pool Receivables are serviced, collected and administered by a Third Party Servicer, all reasonable and appropriate out of pocket costs and expenses due and owing to such Third Party Servicer in excess of the accrued Third Party Servicing Fee paid to such Third Party Servicer pursuant to clause (i) of paragraph (C) above (as such excess amount, if any, is set forth in each relevant Daily Report). With respect to any Business Day, amounts on deposit in a Collection Account relating to Excluded Receivables (as determined by the Administrator and the relevant Servicer in accordance with the terms of the Administration Agreement and as set forth in each Daily Report) shall be remitted by the Seller or its duly authorized designee (or, following the occurrence of a Termination Event or Termination Day, by the Agent or its duly authorized designee) on the following Originator Business Day to an account designated by the relevant Originator. The Seller or its duly authorized designee may, after applying Available Collections in accordance with this Section 1.4(b)(i)(G), apply any excess sums at the Seller’s discretion, including, without limitation, to pay any taxes owed by the Seller; and

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(H) Reconciliation. Notwithstanding anything to the contrary contained in this Section 1.4, if, on any Settlement Date, the amounts comprising the Monthly Set Aside Amount calculated in accordance with the definition thereof and previously set aside and maintained in the Collection Accounts pursuant to paragraph (B) above are insufficient to pay (i) the actual amount of Discount that accrued during the month immediately preceding such Settlement Date for each Portion of Investment (as set forth in the relevant Monthly Report, calculated by the Administrator acting in accordance with its obligations pursuant to the Administration Agreement), and (ii) the actual Third Party Servicing Fee (if any), Administrator Fee, Utilization Fee and Commitment Fee that accrued during the month immediately preceding such Settlement Date (calculated, in each case, by the Administrator acting in accordance with its obligations pursuant to the Administration Agreement), the Seller or its duly authorized designee shall allocate Available Collections as necessary to make up such deficiencies as soon as possible and in no event later than two (2) Business Days following such Settlement Date. If, on any Settlement Date, the amounts comprising the Monthly Set Aside Amount calculated in accordance with the definition thereof and previously set aside and maintained in the Collection Accounts pursuant to paragraph (B) above exceed the actual amount necessary to make the allocations described in the preceding sentence, the Seller or its duly authorized designee may apply such excess amounts on or after the related Settlement Date at its discretion.

(ii) If a Termination Event or a Termination Day has occurred and is continuing:

(A) Daily Remittance of all Collections. On each Originator Business Day from and after the Business Day on which such Termination Event or Termination Day occurs, each Originator (or the related Servicer on its behalf acting in continued compliance with all of its obligations under the Servicing Agreement) shall remit to the applicable Collection Account (established by the Seller under Section 4.3(b) in such Servicer’s jurisdiction of organization) all funds on deposit in the related Originator Account (except for any minimum balance set forth in the applicable Collection Bank Agreement) and all other Collections received from Obligors, without any right to set-off or exclusion. For the avoidance of doubt, other than as described in the preceding sentence, such Servicer shall not access, move or withdraw any additional amounts from any Originator Account or Collection Account until such Termination Event or Termination Day is no longer continuing.

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(c) Priority of Payments following Termination Event or Termination Day. If a Termination Event or a Termination Day has occurred and is continuing, on each such Business Day, amounts on deposit in the Collection Accounts or any account to which the Agent has redirected Obligor payment or payments pursuant to Section 4.4(a)(i), as applicable, in respect of any Portion of Investment will be allocated by the Agent or its duly authorized designee in the following order of priority; provided that the Agent shall remit any amounts related to Excluded Receivables to the relevant Originator pursuant to the second sentence of Section 1.4(b)(i)(G) as if no Termination Event or Termination day has occurred and is continuing prior to the application of any amounts pursuant to the provisions of this Section 1.4(c):

(i) first, pro rata, to any accrued Third Party Servicing Fees and accrued Administrator Fees with respect to such Portion of Investment;

(ii) second, pro rata, to accrued Utilization Fee and accrued Commitment Fee with respect to such Portion of Investment;

(iii) third, to accrued Discount with respect to such Portion of Investment;

(iv) fourth, to the full amount of such Portion of Investment;

(v) fifth, to the Agent, the Purchaser and any other Indemnified Party or Affected Person, in payment in full of any amount owed thereto by the Seller or any Servicer in respect of accrued Breakage Costs (if any) or under Section 1.7, Section 1.8, Section 3.1, or Section 5.4 or pursuant to any other Transaction Document;

(vi) sixth, to each Servicer that is not a Third Party Servicer, an amount in respect of the Servicing Fee of such Servicer, in such order as the Agent and the Seller shall determine; and

(vii) seventh, provided that all unpaid and accrued amounts owed pursuant to subclauses (i) through (vi) above and any other amounts payable by the Seller have been paid in full to the Purchaser, the Agent or any other Indemnified Party or Affected Person hereunder or under any other Transaction Document, all additional Collections shall be remitted to the Seller for its own account, including (without limitation) to allow the Seller to pay any taxes owed by it.

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(d) [Reserved].

(e) Deemed Collections. For the purposes of this Section 1.4:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, damaged, rejected, returned, repossessed or foreclosed goods or services, or any discount, rebate, credit, counterclaim, billing error or other adjustment made (other than cash Collections) by the Seller, any Originator or any Servicer, or any setoff or dispute between the Seller, any Originator or any Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

(ii) if on any day any of the representations or warranties in paragraphs (e), (f) or (k) of Section 1 of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and the Outstanding Balance of such Pool Receivable shall be deemed to be zero;

(iii) if and to the extent the Agent, the Purchaser or any other Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official as a result of a Bankruptcy Event) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof;

(iv) all payments made by an Obligor which is obligated to make payments on Pool Receivables but is not obligated to make any payments on Excluded Receivables shall be conclusively presumed to be payments on account of Pool Receivables, and all payments made by an Obligor which is obligated to make payments on Excluded Receivables but is not obligated to make any payments on Pool Receivables shall be conclusively presumed to be payments on account of Excluded Receivables;

(v) all payments made by an Obligor which is obligated to make payments with respect to both Pool Receivables and Excluded Receivables shall be applied against the specific Pool Receivables, if any, which are designated by such Obligor by reference to the applicable invoice as the Pool Receivables with respect to which such payments should be applied and in accordance with the calculations performed by the Administrator in respect of such payments under the Administration Agreement; and

(vi) if an Obligor makes a payment but does not designate the Receivable to which such payment applies, then, except as otherwise required by applicable law or the relevant Contract, such payment shall be applied to the Pool Receivables of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable.

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(f) Reduction of Investment. If at any time the Seller or its duly authorized designee shall wish to cause the reduction of the entire Investment or any Portion of Investment, the Seller or its duly authorized designee may do so as follows:

(i)(A) in the case of a reduction of the entire Investment, the Seller or its duly authorized designee shall give the Agent at least thirty (30) days prior written notice thereof, or (B) in the case of any reduction of a Portion of Investment which is not a reduction of the entire Investment, three (3) Business Days’ prior written notice thereof; in either case, such notice shall be in substantially the form of Annex C and include the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii) on the proposed date of commencement of such reduction and on each Originator Business Day thereafter, the Seller or its duly authorized designee shall cause Available Collections with respect to the Investment or such Portion of Investment (including to any related Discount) not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction (including any amounts owed in connection with such reduction pursuant to Section 1.4(b)(i)(E), in each case as calculated by the Administrator in accordance with the Administration Agreement); and

(iii) the Seller or its duly authorized designee shall set aside such Available Collections, for payment to the Agent on the Business Day that such amounts set aside equal the amount described in clause (ii) above (and in the case of a reduction of the entire Investment, the Seller or its duly authorized designee shall instruct the relevant Servicer to set aside in the relevant Collection Account for payment on such date Available Collections in an amount equal to all other obligations of the Seller or any Servicer to the Purchaser, the Agent and each other Indemnified Party or Affected Person hereunder, in each case, as calculated by the Administrator in accordance with the Administration Agreement), and the Investment or the applicable Portion of Investment shall be deemed reduced in the amount to be paid to the Agent only when in fact finally so paid;

provided that,

(A) the amount of any such reduction shall not be less than €500,000 or £500,000, as applicable, and integral multiples of €50,000 or £50,000, as applicable, in excess thereof and the entire Investment of the Participation after giving effect to such reduction shall be not less than €25,000,000 unless the entire Investment shall have been reduced to zero;

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(B) the Seller or its duly authorized designee shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period; and

(C) if two or more Portions of Investment shall be outstanding at the time of any proposed reduction and the Seller or its duly authorized designee shall fail to specify in the notice given pursuant to Section 1.4(f)(i) (x) the applicable Portion or Portions of Investment to be reduced and (y) the amount of such reduction to be applied to each such Portion of Investment, such proposed reduction shall be applied to the Portion of Investment with the shortest remaining Yield Period (and, if only a portion of such proposed reduction shall be sufficient to repay such Portion of Investment in full, the remainder of such reduction shall be applied to the Portion of Investment with the next shortest remaining Yield Period, etc.).

Section 1.5 Fees. The Seller shall pay to the Purchaser certain fees in the amounts and on the dates set forth in a letter dated as of the Closing Date among the Seller, the Agent, the Purchaser and each Servicer (as the same may be amended, amended and restated, supplemented or modified, the “Fee Letter”) delivered pursuant to Section 1 of Exhibit II.

Section 1.6 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or to be deposited by the Servicer hereunder shall be paid or deposited on the day when due in same day funds as follows: (i) the Servicing Fee of JDI France, JDI Spain and any other Servicer in the Eurozone shall be paid in Euro (€); (ii) the Servicing Fee of JDI UK shall be paid in Pounds Sterling (£) (except with respect to any Euro Receivables serviced by JDI UK, in which case such fee shall be paid in Euro (€)); (iii) the Utilization Fee, Commitment Fee and Breakage Costs shall be paid in the currency applicable to the Portion of Investment in respect of which such amounts were accrued, (iv) amounts payable pursuant to Sections 1.7, 1.8, 3.1, or 5.4 shall be payable in the currency designated by each Person entitled to payment under such Sections, and (v) all Collections shall be deposited by each Servicer into the applicable Collection Account, without any right of set-off or exclusion (subject to Section 1.4(b)(i)(A) (provided that a Termination Event or Termination Day has not occurred or is continuing) and the second sentence of Section 1.4(b)(i)(G)). For the avoidance of doubt, no amounts relating to Excluded Receivables shall be required to be paid into the Purchaser’s Account and such amounts shall be held in trust by the Seller on behalf of the relevant Originator pending remittance to such Originator in accordance with the second sentence of Section 1.4(b)(i)(G) of this Agreement. All amounts payable to the Purchaser shall be deposited to the Purchaser’s Account. All amounts to be paid or deposited shall be received on or before 12:00 p.m. New York time. All amounts received after 12:00 p.m. New York time will be deemed to have been received on the immediately succeeding Business Day.

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(b) The Seller or its duly authorized designee shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or a Servicer when due hereunder (subject to any applicable grace periods), at an interest rate equal to two percent (2%) per annum above the Base Rate, payable on demand.

(c) All computations of interest under subsection (b) above and all computations of Discount, fees, and other amounts hereunder shall be made on the basis of a year of three hundred sixty (360) days (other than Discount and/or fees calculated on the Base Rate which shall be computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be) for the actual number of days elapsed. Whenever any payment or deposit to be made under this Section 1.6 shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit (without the addition of any additional interest set forth in Section 1.6(b)).

(d) From time to time, upon reasonable request by the Seller or its duly authorized designee, the Agent shall promptly notify the Seller or such party, as applicable, in response to such request, as to changes in the Base Rate, the CP Rate and the EURIBOR Rate; provided that the failure of such notice to be requested or given shall not waive, preclude, delay or otherwise limit the effectiveness of any such change.

Section 1.7 Increased Costs. (a) If the Agent, the Purchaser, any Liquidity Bank, any other Program Support Provider or any of their respective applicable Affiliates (each an “Affected Person”) determines that the existence of or compliance with (i) any law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) of any Governmental Authority or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines (acting reasonably) that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller or its duly authorized designee shall promptly pay to the Agent, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts reasonably calculated to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person certifying, in reasonably specific detail, the basis for, and calculation of such amounts, shall be conclusive and binding for all purposes, absent manifest error.

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(b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.8) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Participation in respect of which Discount is computed by reference to the EURIBOR Rate, then, upon demand by such Affected Person, the Seller or its duly authorized designee shall promptly pay to such Affected Person, from time to time as specified, additional amounts reasonably calculated as being sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller by such Affected Person certifying, in reasonably specific detail, the basis for, and calculation of such amounts, shall be conclusive and binding for all purposes, absent manifest error.

Section 1.8 Requirements of Law. In the event that any Affected Person determines that the existence of or compliance with any law, rule or regulation of any Governmental Authority or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

(i) subjects such Affected Person to any tax of any kind whatsoever (other than Excluded Taxes and except as provided in the last sentence of this Section 1.8) with respect to this Agreement, any increase in the Participation or in the amount of Investment relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder other than Excluded Taxes; or

(ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the EURIBOR Rate or the Base Rate hereunder; or

(iii) imposes on such Affected Person any other condition; and

(iv) the result under subclauses (i), (ii) or (iii) above is (x) to increase the cost to such Affected Person of acting as Agent, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Participation (or interests therein) or any Portion of Investment in respect of which Discount is computed by reference to the EURIBOR Rate or the Base Rate or (y) to reduce any amount receivable hereunder (whether directly or indirectly) funded or maintained by reference to the EURIBOR Rate or the Base Rate;

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then, in any such case, upon demand by such Affected Person the Seller shall pay such Affected Person any additional amounts reasonably calculated as being sufficient to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error.

This Section 1.8 shall not apply with respect to any tax assessed on an Affected Person to the extent a loss, liability or cost is compensated for by an increased payment under Section 5.4 or would have been compensated for by an increased payment under Section 5.4 but was not so compensated solely because one of the exclusions in paragraph (h) of Section 5.4 applied.

Section 1.9 Inability to Determine EURIBOR Rate. In the event that the Agent shall have reasonably determined prior to the first day of any Yield Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank EURIBOR market, generally, either (a) Euro (€) deposits in the relevant amounts and for the relevant Yield Period are not available, (b) adequate and reasonable means do not exist for ascertaining in a timely manner the EURIBOR Rate for such Yield Period or (c) the EURIBOR Rate determined pursuant hereto does not accurately and fairly reflect the cost to the Purchaser (as reasonably determined by the Agent) of maintaining any Portion of Investment during such Yield Period, the Agent shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller as promptly as practicable prior to the first day of such Yield Period. Upon delivery of such notice (a) no Portion of Investment shall be funded thereafter at the Bank Rate determined by reference to the EURIBOR Rate, unless and until the Agent shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Investment then funded at the Bank Rate determined by reference to the EURIBOR Rate, such Bank Rate shall automatically be converted to the Bank Rate determined by reference to the Base Rate.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;

TERMINATION EVENTS

Section 2.1 Representations and Warranties; Covenants. The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III, IV and VI, respectively hereto.

Section 2.2 Termination Events. If any of the Termination Events in Exhibit V hereto shall occur and be continuing, taking into account any relevant grace periods, the Agent may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of

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any event described in subsection (q) of Exhibit V, the Facility Termination Date shall occur. Upon any declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchaser and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under applicable law, which rights and remedies shall be cumulative, subject to the limitations on enforcement rights and remedies described in Section 4.4.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification.

(a) Indemnities by the Seller. Subject to Section 5.16, without limiting any other rights that the Agent, the Purchaser, the Administrator, any Liquidity Banks, any other Program Support Providers, or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each of the Agent, the Purchaser, the Administrator, the Liquidity Banks, the other Program Support Providers, and their respective Affiliates, employees, agents, successors, transferees and assigns may be referred to as an “Indemnified Party”) (for the avoidance of doubt, the Administrator will not be an Indemnified Party for the purposes of paragraph (viii) of this Section 3.1(a)) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, taxes, costs, expenses, losses, judgments, liabilities and other amounts (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the other Transaction Documents (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Participation (or a portion thereof), or any interest therein, or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from fraud, gross negligence or willful misconduct on the part of such Indemnified Party, (b) any Excluded Taxes or any tax assessed on an Indemnified Party to the extent a loss, liability or cost is compensated for by an increased payment under Section 5.4 or would have been compensated for by an increased payment under Section 5.4 but was not so compensated solely because one of the exclusions in paragraph (h) of Section 5.4 applied, (c) any special, indirect or consequential damages suffered by any Indemnified Party or punitive damages asserted by an Indemnified Party, (d) Indemnified Amounts to the extent the same includes losses in respect of Receivables which were Eligible Receivables as of the date transferred to the Seller and which are uncollectible on account of the insolvency, bankruptcy, or lack of creditworthiness of the related Obligor, (e) any Indemnified Amount to the extent the same has been fully and finally paid in cash to such Indemnified Party pursuant to any other provision of this Agreement or any other Transaction Document, (f) any Breakage Costs or (g) Indemnified Amounts claimed by any Indemnified Party arising by reason of such Indemnified Party’s default hereunder. Without limiting or being limited by the foregoing, but subject to the exclusions set forth in the preceding sentence, the Seller shall pay within ten (10) Business Days of receipt of demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the failure of any Receivable included in the calculation of the Net Eligible Euro Pool Balance or the Net Eligible Sterling Pool Balance to be an Eligible Receivable, the failure of any information contained in a Monthly Report to be true and correct in all material respects, or the failure of any other information provided to the Purchaser or the Agent by a Responsible Officer with respect to Receivables or this Agreement to be true and correct in all material respects;

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(ii) the failure of any representation or warranty or statement made or deemed made by a Responsible Officer of the Seller under or in connection with this Agreement to have been true and correct in all material respects when made;

(iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform in all material respects to any such applicable law, rule or regulation;

(iv) the failure to vest in the Purchaser a valid and enforceable (A) perfected undivided percentage ownership interest, to the extent of the Participation, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections with respect thereto and (B) first priority perfected security interest in the Secured Assets, in each case, free and clear of any Adverse Claim (other than Permitted Adverse Claims);

(v) to the extent required by any Transaction Document, and taking into account any relevant grace periods, the failure to have filed, or any delay in filing, any financing statements or other similar instruments or documents under applicable laws (including, without limitation, any and all documents required to perfect the Agent’s and Purchaser’s security interest in the Receivables transferred under the Sale Agreements) with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time in accordance with the terms hereof;

(vi) any dispute, claim, offset or defense of the relevant Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable;

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(vii) any failure of the Seller or any Servicer to perform its collection and/or administrative duties or obligations;

(viii) any failure of the Administrator to perform its duties under the Administration Agreement;

(ix) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(x) any failure or inability to collect on Receivables due to the commingling of Collections of Pool Receivables at any time with other funds;

(xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments of the ownership of the Participation or in respect of any Receivable, Related Security or Contract;

(xii) any reduction in Investment as a result of the distribution of Collections pursuant to Section 1.4, in the event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

(xiii) any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all reasonable out of pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which are required to be paid by reason of the purchase or ownership of the Participation, or other interests in the Receivables Pool or in any Related Security or Contract;

(xiv) any Collection Bank Agreement;

(xv) reasonable out of pocket costs and expenses of the Agent, Purchaser and the Liquidity Banks, including without limitation Attorney Costs, in connection with any Termination Event or Servicer Termination Event or the enforcement of any Transaction Document;

(xvi) inability to enforce any judgment relating to the Transaction Documents and the transactions evidenced thereby in any applicable jurisdiction;

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(xvii) any loss as a result of the transfer of Eligible Receivables from an Originator to the Seller that was purported to be a true sale not in fact being a true sale; or

(xvii) any loss as a result of the Seller’s failure to transfer any Related Security to the Purchaser (including, for the avoidance of doubt, any loss as a result of the Agent’s inability to enforce the Purchaser’s rights to payment under any related Contract); or

(xviii) any loss as a result of the Seller’s failure to transfer or license to any Successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security or make the same available to the Agent or its designee pursuant to Section 4.4(a)(v).

Without limiting or being limited by the foregoing, if any Indemnified Party incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Indemnified Party) (such loss or expense may be referred to as “Breakage Costs”) as a result of (i) the full or partial repayment or reduction of all or any Portion of Investment on any day other than the scheduled last day of a Yield Period with respect thereto or on any day in an amount greater than the amount specified by the Seller or any Servicer or (ii) any Payment not being made (other than as a result of a default by the Purchaser) in accordance with a notice pursuant to Section 1.2(a), then upon demand by such Indemnified Party, the Seller shall pay to such Indemnified Party the amount of such Breakage Costs.

The obligations of the Seller under this Section 3.1(a) shall survive the resignation or removal of the Agent and the execution, delivery, performance and termination of this Agreement, regardless of any investigation made by any Indemnified Party.

ARTICLE IV

COLLECTIONS

Section 4.1 [Reserved].

Section 4.2 [Reserved].

Section 4.3 Establishment and Use of Certain Accounts.

(a) Originator Accounts. Schedule II sets forth a complete listing of the Originator Accounts. On or prior to the Closing Date, with respect to each Originator Account, each Originator shall have (i) entered into one or more Collection Bank Agreements (in form and substance satisfactory to the Agent) with each Collection Bank in its country of organization, (ii) delivered original counterparts thereof to the Agent and (iii) provided their respective Obligors with written instructions directing them to remit all future payments in respect of Pool Receivables to the applicable Collection Account established by the Seller pursuant to Section 4.3(b). Prior to the

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occurrence and continuance of a Termination Event, each Servicer shall, pursuant to the Servicing Agreement, have access to the related Originator Account or Originator Accounts and shall direct the disposition of funds in such Originator Accounts, in accordance with this Section 4.3(a) and the Transaction Documents, generally. Each Originator shall pledge its rights to all amounts in the Originator Accounts to the Seller pursuant to the relevant Sale Agreement. Neither the Originator Accounts nor the related Collection Bank Agreements may be terminated without the prior written consent of the Agent.

(b) Collection Accounts. Schedule II sets forth a complete listing of the Collection Accounts. Prior to the initial purchase hereunder, the Seller shall establish Collection Accounts at the Collection Banks in the name of the Seller. On the Closing Date, the Seller shall enter into a Collection Bank Agreement in form and substance satisfactory to the Agent covering each Collection Account with the related Collection Bank, and deliver original counterparts thereof to the Agent. The Seller shall pledge its rights to all amounts in the Collection Accounts to the Agent for the benefit of the Purchaser and prior to the occurrence and continuance of a Termination Event, the Seller shall have access to the Collection Accounts and shall direct the disposition of funds in the Collection Accounts in accordance with this Agreement. Pursuant to the applicable Collection Bank Agreement, upon the occurrence of a Termination Event, the Agent (for the benefit of the Purchaser) shall have sole dominion and control over each Collection Account, including the ability to exercise all rights with respect thereto, including without limitation, the exclusive right to receive all Collections deposited therein, subject to the second sentence of Section 1.4(b)(i)(G) and the first sentence Section 1.4(c) of this Agreement. Pursuant to the applicable Collection Bank Agreement, upon the occurrence of a Termination Event, the Seller shall not have any ability to control or direct the application of any Collections deposited in the Collection Accounts. Neither the Collection Accounts nor the related Collection Bank Agreements may be terminated without the prior written consent of the Agent.

(c) Permitted Investments. Any amounts in a Collection Account that have been set aside pursuant to Section 1.4 may be invested at the direction of the Agent in Permitted Investments, so long as (i) either (A) such Permitted Investments are purchased in the name of the Purchaser or (B) such Permitted Investments are held in another manner sufficient to establish the Purchaser’s first priority perfected security interest (or equivalent thereto under applicable law) over such Permitted Investments and (ii) such Permitted Investments are scheduled to mature prior to the last day of the Yield Period during which such investment is made prior to the next Settlement Date.

(d) Control of Originator Accounts and Collection Accounts. The Agent may at any time following the occurrence and during the continuance of a Termination Event give notice to each Collection Bank that the Agent is exercising its rights under the Collection Bank Agreements to do any or all of the following: (i) to have exclusive control of the Originator Accounts and/or Collection Accounts transferred to the Agent, to the extent provided in the related Collection Bank Agreements and permitted under applicable law, (ii) to have the proceeds that are sent to the respective Originator Accounts and/or Collection Accounts in respect of Pool

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Receivables be redirected pursuant to its instructions rather than deposited in the applicable Originator Accounts and/or Collection Accounts, and (iii) to take any or all other actions permitted under the applicable Collection Bank Agreements and applicable law. The Seller and each Originator hereby agree that if the Agent at any time takes any action set forth in and in accordance with the preceding sentence, the Agent shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller and each Originator hereby further agree to take any other action that the Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller, any duly authorized designee of the Seller, any Originator or any Servicer thereafter shall be sent immediately to the Agent. The parties hereto hereby acknowledge that if at any time the Agent takes control of any Originator Account or Collection Account, the Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Agent, the Purchaser or any other Person hereunder and any such funds shall be distributed by the Agent in accordance with the provisions set forth in Section 1.4.

Section 4.4 Enforcement Rights. (a) Notwithstanding anything to the contrary in any relevant Collection Bank Agreement, at any time following the occurrence of any Termination Event which is continuing:

(i) the Agent may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the relevant Collection Account or an alternate account or accounts held in the name of the Seller or its designee (at a bank which has a short-term credit rating of A-1 or higher by S&P for so long as such account or accounts are held at such bank);

(ii) the Agent may instruct the Seller or any Servicer to give notice of the Purchaser’s interest in Pool Receivables to each Obligor, which notice may direct that payments be made directly to the relevant Collection Account or an alternate account or accounts held in the name of the Seller or its designee, and upon such instruction from the Agent, the Seller or such Servicer, as applicable, shall give such notice at the expense of the Seller; provided, that if the Seller or such Servicer fails to so notify each Obligor, as soon as practicable and in no event later than three (3) Originator Business Days, in the case of a Pool Receivable originated by JDI UK, or five (5) Originator Business Days, in the case of any Pool Receivable not originated by JDI UK, the Agent may so notify the Obligors; and

(iii) the Agent may request the Seller or any Servicer to, and upon such request the Seller or such Servicer, as applicable, shall segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner reasonably acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer (in favor of the Seller), to the Agent or its designee.

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In addition to the rights and remedies described above, at any time following the occurrence of any of the Termination Events contemplated by subsections (a), (b), (c), (m) and (q) of Exhibit V which is continuing:

(iv) the Agent may (at the expense of the Seller), after any notification pursuant to Section 4.4(a)(ii) above (by the Seller, any Servicer or the Agent), enforce collection of any such Receivables and adjust, settle or compromise the amount or payment thereof; and

(v) the Agent may request the Seller or any Servicer to, and upon such request the Seller or such Servicer, as applicable, shall assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to any Successor Servicer the use of all software (to the extent permitted by applicable law and subject to the restrictions contained in any license with respect thereto) necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Agent or its designee at a place selected by the Agent.

(b) The Seller hereby authorizes the Agent, and irrevocably appoints the Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, during the occurrence and continuance of any of the Termination Events contemplated by subsections (a), (b), (c), (m) and (q) of Exhibit V, to take any and all steps in the name of the Seller and on behalf of the Seller reasonably necessary or desirable, in the determination of the Agent, to enforce and collect any and all amounts or portions thereof due under any and all Pool Receivables, Related Security and related Contracts. During the occurrence and continuance of any Termination Event, such appointment will empower the Agent, without limitation, to endorse the name of the Seller on checks and other instruments representing Collections. Notwithstanding anything to the contrary contained in this subsection (b), none of the powers conferred upon such attorney-in-fact shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever, except to the extent arising out of the negligence or willful misconduct of such attorney-in-fact.

Section 4.5 Responsibilities of the Seller. Notwithstanding anything herein to the contrary, the Seller shall (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Agent or the Purchaser of its rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Agent and the Purchaser shall not have any obligation or liability with respect to any Pool Receivable, any Related Security or any related Contract, nor shall any of them be obligated to perform any of the obligations of the Seller under any of the foregoing.

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ARTICLE V

MISCELLANEOUS

Section 5.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or any Servicer therefrom shall be effective unless in a writing signed by the Agent, and, in the case of any amendment, by the Seller and the Servicers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment (as reasonably determined by the Agent) shall be effective until the Rating Agencies have notified the Agent and the Seller in writing that such action will not result in a reduction or withdrawal of the rating of any Notes or, in the case of S&P, the rating of the Variable Funding Notes required by Section 1 of Exhibit II. The Agent shall promptly furnish to S&P a copy of any amendment, supplement, restatement or modification of any of the Transaction Documents (i) to which it is a party and (ii) to which the Seller is a party, provided that the Agent has received a copy of the same from the Seller pursuant to the Seller’s obligations under paragraph (q) of Exhibit IV. No failure on the part of the Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 5.2 Notices, Etc.; Extension of Liquidity Termination Date. (a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and sent or delivered, to each party hereto, at its address set forth under its name on Schedule I hereto, or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

(b) The Seller may advise the Agent in writing of its desire to extend the Liquidity Termination Date for an additional three hundred sixty-four (364) days, provided such request is made not more than one-hundred twenty (120) days prior to, and not less than sixty (60) days prior to, the then current Liquidity Termination Date. The Agent shall notify the Seller in writing, within thirty-five (35) days after its receipt of such request by the Seller, whether the Agent, the Purchaser and the Liquidity Banks are agreeable to such extension (it being understood that any of such parties may accept or decline such a request in their sole discretion and on such terms as they may elect) and, to the extent the Liquidity Banks are agreeable, the Seller, the Agent, the Purchaser and the Liquidity Banks shall enter into such documents as the Liquidity Banks may reasonably deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Liquidity Banks, the Purchaser and the Agent in connection therewith (including Attorney’s Costs) shall be paid by the Seller; it being understood, that the failure of the Agent to so notify the Seller as set forth above shall not be deemed to be a consent to such request for extension.

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Section 5.3 Assignability. (a) The Purchaser may not assign the Variable Funding Notes, this Agreement, its rights and obligations herein, or its ownership of the Participation. For the avoidance of doubt, this prohibition on assignment by the Purchaser shall also bind its successors and assigns.

(b) The Purchaser may at any time sell or grant to one or more banks or other institutions that are parties to the Liquidity Agreement (each a “Liquidity Bank”) or to any other Program Support Provider, participating interests or security interests in the Participation. In the event of any such sale or grant by the Purchaser of a participating interest to a Liquidity Bank or other Program Support Provider, the Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank or other Program Support Provider shall be entitled to the benefits of Sections 1.7, 1.8 and 1.9. No bank or other financial institution (other than NORD/LB and those institutions for which the Agent shall have given Seller notice on or prior to the Closing Date that are existing as such on the Closing Date) shall become a party to the Liquidity Agreement as a Liquidity Bank without the prior written consent of the Servicers (acting on the instructions of the relevant Originators), which consent shall not be unreasonably withheld.

(c) This Agreement and the rights and obligations of the Agent hereunder shall be assignable, in whole or in part, by the Agent and its successors and assigns.

(d) The Seller may not assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Agent, except, with respect to a delegation of its obligations hereunder (i) to any Servicer, to the extent permitted by the Servicing Agreement and (ii) to any authorized designee (including the Administrator), to the extent expressly provided hereunder or under any other Transaction Document; provided, however, that the Seller shall at all times remain responsible for the performance of such duties and obligations despite any such delegation permitted pursuant to this Section 5.3(d).

(e) Except with respect to any Obligor before the occurrence of a Termination Event and as otherwise set forth herein, without limiting any other rights that may be available under applicable law, the rights of the Purchaser may be enforced through it or by its agents.

Section 5.4 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1 hereof, the Seller agrees to pay, upon demand, all reasonable costs and expenses in connection with the preparation (including due diligence and negotiation costs), execution, delivery and administration (including auditing Receivables prior to the Closing Date, periodic auditing of Receivables and the servicing thereof from and after the Closing Date) of this Agreement and the other Transaction Documents, including all reasonable costs and expenses relating to the amending, amending and restating, modifying or supplementing of this Agreement and the other Transaction Documents and the waiving of any provisions hereof or thereof (whether or not any such amendment, amendment and restatement, modification, supplement or waiver becomes effective), and including in all cases, without limitation, Attorney Costs for the Agent, the Purchaser and their respective Affiliates and agents with respect thereto and with respect to advising the Agent, the Purchaser and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and out-of-pocket expenses, if any (including Attorney Costs), of the Agent, the Purchaser and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

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(b) In addition, the Seller shall pay on demand any and all stamp and other documentary taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and shall hold each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(c) All payments and distributions made under the Transaction Documents by the Seller to the Purchaser or the Agent (each, a “recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of a recipient) other than Excluded Taxes (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment made by the Seller to a recipient is required in respect of any Taxes, then the Seller shall:

(i) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted within the time allowed;

(ii) promptly forward to the recipient, with a copy to the Agent, an original or certified copy of any official receipt or other documentation evidencing such payment reasonably satisfactory to the recipient and the Agent evidencing such payment to such taxing authority; and

(iii) pay to the recipient such additional amount or amounts as are necessary to ensure that the net amount actually received by the recipient shall equal the full amount such recipient would have received had no such withholding or deduction been required.

(d) If any Taxes are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Documents, the Seller shall within twenty (20) Business Days of written demand pay such additional amounts (including, without limitation, any penalties, interest or expenses) as shall be necessary in order that the net amount received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amounts) shall equal the amount such recipient would have received had such Taxes not been asserted.

(e) Any recipient that is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which the Seller is located, or any treaty to which such jurisdiction is a party, with respect to payments under any of the Transaction Documents shall deliver to the Seller at the time or times prescribed by applicable law, such properly completed and executed

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documentation prescribed by applicable law, or reasonably requested by the Seller, as will permit such payments to be made without withholding or at a reduced rate; provided, that such recipient is legally entitled to complete, execute and deliver such documentation.

(f) If a recipient determines in its sole and absolute discretion that it has received a tax refund or tax credit as a result of any payment by the Seller pursuant to this Section 5.4, then such recipient shall, to the extent it can do so without prejudice to the amount of any other tax, deduction, credit or relief, pay the Seller such amount as the recipient determines will leave it in no better or worse position than it would have been in if the Seller had not made such payment. The Seller shall return any amount received pursuant to this Section 5.4(f) within ten (10) Business Days of written demand if a taxing authority determines that such recipient is not entitled to such refund or credit. Each recipient shall have sole discretion to arrange its tax affairs without regard to this Section 5.4(f) and no recipient shall be obligated to disclose any tax information to the Seller.

(g) Notwithstanding anything in this Agreement to the contrary, the Seller shall not be required to pay to any recipient any amount pursuant to this Section 5.4 to the extent such amount has been fully and finally paid in cash to such recipient pursuant to any other provision of this Agreement or any other Transaction Document.

(h) The Seller shall not be required to make an increased payment to a recipient under subsection (c) above for any deduction or withholding for or on account of Taxes from a payment under a Transaction Document imposed under the laws of Ireland if on the date on which the payment falls due the payment could have been made to the relevant recipient without such deduction or withholding if it was a Qualifying Lender, but on that date the recipient is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a party to a Transaction Document in (or in the interpretation, administration, or application of) any law or double tax treaty or any published practice or concession of any relevant taxing authority.

(i) If a recipient becomes aware that the Seller must make a deduction or withholding on account of Taxes (or that there is change in the rate or the basis of a deduction or withholding on account of Taxes) it must notify the Agent accordingly. If the Agent receives such notification from a recipient it shall notify the Seller.

(j) The Purchaser represents to the Seller on entering into this Agreement that it is a Qualifying Lender and it undertakes that it shall promptly notify the Seller if it ceases to be a Qualifying Lender.

Section 5.5 No Proceedings; Limitation on Payments. (a) Each of the Seller, the Agent, each assignee of the Participation or any interest therein, and each Person which enters into a commitment to purchase the Participation or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Purchaser or any other Note Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Purchaser or any such Note Issuer is paid in full.

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(b) Notwithstanding any provisions contained in this Agreement to the contrary, the Purchaser shall not, and shall not be obligated to, pay any amount payable by it pursuant to this Agreement or any other Transaction Document unless (i) the Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) the Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing the Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which the Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or corporate obligation of the Purchaser for any such insufficiency unless and until the Purchaser satisfies the provisions of subclauses (i) and (ii) above.

Section 5.6 Confidentiality. Unless otherwise required by applicable law (including the disclosure requirement of applicable securities laws) or any official body (including any judge or court), the Seller agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (b) to the extent required by applicable law or any official body and (c) the Seller’s legal counsel and auditors if they agree to hold it confidential; provided that only the terms and conditions of this Agreement may be revealed to such parties and not the details of any fees, pricing or interest rates. Unless otherwise required by applicable law, each of the Agent and the Purchaser agrees to maintain the confidentiality of non-public financial information regarding each Servicer and its Subsidiaries and other information marked as confidential by such Servicer or the Seller; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to each Servicer, (ii) legal counsel and auditors of the Purchaser or the Agent if they agree to hold it confidential, (iii) the Rating Agencies rating the Variable Funding Notes or the Notes, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over the Agent, the Purchaser, any Program Support Provider or any Liquidity Bank. Nothing in this Section 5.6 shall prevent disclosure of information as part of a legal proceeding relating to litigation in respect of this Agreement or any other Transaction Document.

Section 5.7 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF).

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(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PURCHASER, THE SELLER AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PURCHASER, THE SELLER AND THE AGENT IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PURCHASER, THE SELLER AND THE AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 5.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 5.9 Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, Article III and this Article V shall survive any termination of this Agreement.

Section 5.10 WAIVER OF JURY TRIAL. EACH OF THE PURCHASER, THE SELLER AND THE AGENT WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PURCHASER, THE SELLER AND THE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 5.11 Entire Agreement. This Agreement and the other Transaction Documents embodies the entire agreement and understanding between the Purchaser, the Seller and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

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Section 5.12 Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 5.13 Purchaser’s Liabilities. The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Purchaser; and provided, however, that this Section 5.13 shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct. The agreements provided in this Section 5.13 shall survive termination of this Agreement.

Section 5.14 Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

Section 5.15 Judgment Currency. This is an international finance transaction in which the specification of Euro (€) or Pounds Sterling (£), as the case may be (the “Specified Currency”), and payment in a specified city or country of the Specified Currency (the “Specified Place”) is of the essence, and the Specified Currency shall be the currency of account in all events relating to payments denominated in the Specified Currency. The payment obligations of the Seller under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Seller in respect of any such sum due from it to the Agent or any other Person hereunder or under any other Transaction Document (in this Section 5.15 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Seller hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

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Section 5.16 Limited Recourse. The obligations of the Seller to pay any amounts due and payable hereunder and the other Transaction Documents shall be limited to the proceeds available at such time to make such payments in accordance with Section 1.4 of this Agreement and the terms of any other Transaction Document. Notwithstanding anything to the contrary herein or any other Transaction Document, no sum will be due and payable by the Seller except in accordance with Section 1.4 of this Agreement and the terms of any other Transaction Document and any payment obligations of the Seller hereunder or under the Sale Agreements may only be satisfied from the amounts received by it with respect to the Secured Assets under or pursuant to the Transaction Documents. If the security constituted by the Security Documents is enforced, and after payment of all other claims (if any) ranking in priority to or pari passu with each of the claims of the Secured Parties under the Security Documents, the remaining proceeds of such enforcement are insufficient to pay in full all amounts whatsoever due to each of the Secured Parties and all other claims ranking pari passu to the claims of each such party, then the claims of each such party against the Seller will be limited to their respective shares of such remaining proceeds (as determined in accordance with the provisions of the Security Documents) and, after payment to each such party of its respective share of such remaining proceeds, the obligations of the Seller to each such party will be discharged in full.

Section 5.17 Non-Petition. None of the parties hereto, nor the other Secured Parties (nor any other person acting on behalf of any of them) shall be entitled at any time to institute against the Seller, or join in any institution against the Seller of, any bankruptcy, examinership, reorganisation, arrangement, insolvency, winding-up or liquidation proceedings or other proceedings under any applicable bankruptcy or similar law in connection with any obligations of the Seller hereunder or otherwise owed to the Secured Parties, except for lodging a claim in the liquidation of the Seller which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Seller. In addition, none of the parties hereto nor any other person shall have any recourse against any director, shareholder, or officer of the Seller in respect of any obligations, covenant or agreement entered into or made by the Seller pursuant to the terms hereof or any other document relating hereto to which it is a party or any notice or documents which it is requested to deliver hereunder or thereunder.

Section 5.18 SUBMISSION TO JURISDICTION. THE SELLER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY

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APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE SELLER (OR ITS PROPERTIES) OR ANY SERVICER (OR ITS PROPERTIES) IN THE COURTS OF ANY JURISDICTION.

Section 5.19 Service of Process. (a) Each of the Seller, each Originator and each Servicer hereby appoints C T Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eight Avenue, 13th Floor New York, New York 10011, as its agent to receive on behalf of each such party and its property and assets service of copies of the summons and complaint and any other process which may be served in any such action, suit or proceeding referred to above and agrees promptly to appoint a successor Process Agent in New York City (which successor Process Agent shall accept such appointment in a writing acceptable to the Agent, in its sole discretion, prior to the termination for any reason of the appointment of the initial Process Agent). In any such action, suit or proceeding, such service may be made on each of the Seller, any Originator or any Servicer, as applicable, by delivering a copy of such process to such party in care of the appropriate Process Agent at such Process Agent’s above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such party at its address referred to in Section 5.2 (such service to be effective upon such receipt by the appropriate Process Agent and the depositing of such process in the mails as aforesaid). Each of the Seller, each Originator and each Servicer hereby irrevocably and unconditionally authorizes and directs such Process Agent to accept such service on its behalf. In addition, each of the Seller, each Originator and each Servicer irrevocably and unconditionally consents to the service of any and all process in any such action, suit or proceeding by mailing of copies of such process to such party by certified or registered air mail at its address referred to in Section 5.2.

(b) Each of the Seller, each Originator and each Servicer hereby irrevocably and unconditionally (i) agrees that nothing in this Section 5.19 shall affect the right to effect service of process in any other manner permitted by law, and (ii) agrees that its consent to service of process by mail in any such action, suit or proceeding referred to above shall be conclusive, and may be enforced in any other jurisdiction (x) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of indebtedness or liability therein described or (y) in any other manner provided by or pursuant to the laws of such other jurisdiction.

Section 5.20 French Subordinated Note. Notwithstanding anything to the contrary in any other Transaction Document the Seller hereby agrees, for value received, to pay to the order of JDI France on or before the date following the Facility Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold by JDI France to the Seller

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pursuant to the terms of the French Sale Agreement has been reduced to zero and (ii) JDI France has paid to the Seller all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Seller’s purchase of Eligible Receivables pursuant to the terms of the French Sale Agreement in immediately available funds the aggregate unpaid principal amount of the French Subordinated Note.

Section 5.21 Payment and Subordination under the French Subordinated Note. JDI France shall have the right to receive any and all payments and prepayments from the Seller relating to the French Subordinated Note (which the Seller shall issue in substantially the form of Annex F hereto), provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables hereinafter referred to owned by the Seller at such time exceeds the sum of (a) all unpaid amounts outstanding at such time under this Agreement, plus (b) the aggregate outstanding principal balance of all credit extended under the French Subordinated Note. JDI France hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, or at any time after the occurrence of a Termination Event that is continuing, JDI France shall be subordinated in its right of payment to the prior payment of any indebtedness or obligation of the Seller owing to the Agent and the Purchaser under this Agreement. The subordination provisions contained in this Section 5.21 are for the direct benefit of, and may be enforced by, the Agent and the Purchaser and/or any of their respective assignee (for the purposes of this clause and Section 5.22 below, the “Senior Claimants”). Until the date on which the Investment outstanding under this Agreement has been repaid in full and all other obligations of the Seller this referenced herein (all such obligations for the purposes of this clause and Section 5.22 below, being known collectively as, the “Senior Claim”) have been indefeasibly paid and satisfied in full, JDI France shall not institute against the Seller any proceeding of the type describe in paragraph (q) of Exhibit V of this Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by JDI France in violation of this Section 5.21, JDI France agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

Section 5.22 Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in paragraph (q) of Exhibit V of this Agreement involving the Seller as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Investment and the Senior Claim (including a Discount after the commencement of any such proceeding whether or not any or all of such Discount is an allowable claim in any such proceeding) before JDI France is entitled to receive payment on the Seller account of the French Subordinated Note, and to that end, any payment or distribution of assets of the Seller of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under the French Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

JDER LIMITED,
as Seller,

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

WITH RESPECT TO SECTIONS 1.4, 1.6, 4.3, 4.4(a) and ARTICLE V ONLY:

JOHNSONDIVERSEY UK LIMITED, as a Servicer

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

WITH RESPECT TO SECTIONS 1.4, 4.3 and ARTICLE V ONLY:

JOHNSONDIVERSEY UK LIMITED, as an Originator

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

WITH RESPECT TO SECTIONS 1.4, 1.6, 4.3, 4.4(a) and ARTICLE V ONLY:

JOHNSONDIVERSEY FRANCE S.A.S., as a Servicer

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

WITH RESPECT TO SECTIONS 1.4, 4.3 and ARTICLE V ONLY:

JOHNSONDIVERSEY FRANCE S.A.S., as an Originator

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

WITH RESPECT TO SECTIONS 1.4, 1.6, 4.3, 4.4(a) and ARTICLE V ONLY:

JOHNSONDIVERSEY ESPAÑA S.L., as a Servicer

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

WITH RESPECT TO SECTIONS 1.4, 4.3 and ARTICLE V ONLY:

JOHNSONDIVERSEY ESPAÑA S.L., as an Originator

By:	/s/ Ignacio Barrera
Name:	Ignacio Barrera
Title:	Attorney

NORDDEUTSCHE LANDESBANK
GIROZENTRALE,

as Agent

By:	/s/ Francisco G. Prol
Name:	Francisco G. Prol
Title:	Authorized Attorney

HANNOVER FUNDING COMPANY LLC,
as Purchaser

By:	/s/ Ana Ben
Name:	Ana Ben
Title:	Authorized Attorney

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

“Administration Agreement” means the Administration Agreement dated as of September 8, 2009 between each Servicer and Finacity.

“Administrator” means Finacity or any successor thereto acceptable to each Servicer and the Agent and appointed in accordance with the Administration Agreement.

“Administrator Fee” shall have the meaning given thereto in the Administration Agreement.

“Adverse Claim” means a lien, security interest, restriction on transfer or other charge or encumbrance, or any other type of preferential arrangement, including the interest of a consignor, it being understood that a lien, security interest, restriction on transfer or other charge or encumbrance, or any other type of preferential arrangement, in favor of or granted to the Seller or the Purchaser pursuant to this Agreement and the other Transaction Documents shall not constitute an Adverse Claim and excluding (i) liens for taxes, assessments or other governmental charges which are not yet due and payable, and (ii) liens granted to any Collection Bank in the Collections held by such bank in the related Originator Account or Collection Account, as the case may be, and solely for and relating to the payment of fees and other charges to such bank and the ability of such bank to recover for returned items, in each case, to the extent described and provided for in the agreement, if any, relating to such account or the applicable Collection Bank Agreement.

“Affected Person” has the meaning set forth in Section 1.7 of the Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. In the case of the Seller and any Originator, “Affiliate” shall include any Person that is a Subsidiary of Holdings, but shall not include any Person that directly or indirectly is in control of Holdings unless such Person is generally identified by JDI or Holdings as being a unit that is part of the “Commercial Markets Group” (as distinguished from the “Consumer Group”) of the Persons owned in whole or in part by members of the Johnson Family Group.

“Affiliate Obligor” means any Obligor that is a Subsidiary of a Parent Obligor or that is an Affiliate of a Parent Obligor.

“Agent” shall have the meaning set forth in the preamble to the Agreement.

“Attorney Costs” means the reasonable fees and out-of-pocket disbursements (other than with respect to fees and out-of-pocket disbursements in connection with the Agent’s enforcement of its rights and remedies hereunder, which need not be reasonable) evidenced by an invoice of any law firm or other external counsel.

“Audit Fee Reserve” means, for any day in the calendar month directly preceding the date of each bi-annual audit conducted at the expense of the Seller pursuant to paragraph (h) of Exhibit IV, the estimated cost for such audit (as submitted in writing by the relevant third-party auditor to the Seller and the Agent); at all other times, such amount shall be zero (0).

“Available Collections” means, with respect to any Business Day, Collections available for distribution on such Business Day (or Originator Business Day, as applicable) pursuant to Section 1.4(b)(i)(A) of this Agreement.

“Bank Rate” for any Yield Period for any Portion of Investment of the Participation means an interest rate per annum equal to (A) the EURIBOR Rate for such Yield Period plus two percent (2%) for the first ten days of such Yield Period and (B) the EURIBOR Rate plus two and one-half percent (2.5%) thereafter; provided that the “Bank Rate” for each day in a Yield Period occurring during the continuance of a Termination Event shall be an interest rate equal to two percent (2%) per annum above the Base Rate in effect on such day.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Bankruptcy Event” means, with respect to any Person, the taking of any action, or the occurrence of any event, of the type described in paragraph (q) of Exhibit V to the Agreement.

“Base Concentration Limit” means, for each day, a percentage, determined by the Administrator, not to exceed five percent (5%).

“Base Rate” means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greater of (i) the rate of interest most recently announced by NORD/LB at its branch in Frankfurt, Germany as its prime commercial rate for loans in Euro (€) made within the European Union (which rate is not necessarily intended to be the lowest rate of interest determined by NORD/LB in connection with extensions of credit) and (ii) the latest EURIBOR Rate plus one-half of one percent (0.50%) per annum.

“Breakage Costs” is defined in Section 3.1 of the Agreement.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York and in relation to (i) any date for payment or purchase in Euro (€) or Pounds Sterling (£), a day that is also (x) a TARGET Day and (y) a day on which dealings in deposits are conducted by and between banks in the London Interbank market and (ii) a Settlement Date, the first day that is also an Originator Business Day for each Originator hereunder.

“Calculation Period” means a calendar month.

“Change of Control” means any of the following: (i) the Johnson Family Group, together with Employee Shareholders, shall fail to own, directly or indirectly, with full power to vote or to direct the voting of more than 50% of the voting stock of Holdings, (ii) Holdings shall at any time cease to own, directly or indirectly, all of the issued and outstanding capital stock of JDI (except for one (1) share); or (iii) a majority of the board of directors of Holdings (the “Board”) shall cease for any reason to consist of (A) individuals who were serving as directors of Holdings as of the date of this Agreement, and (B) individuals who subsequently become members of the Board if such individuals’ nomination for election or election to the Board is recommended or approved by a majority of the Board or the Johnson Family Group; or (iv) JDI shall at any time cease to own, directly or indirectly, all of the issued and outstanding capital stock or share capital of each of the Originators and Seller; provided that the event described in clause (iv) hereof shall not constitute a “Change of Control” hereunder if such event relates to the ownership of an Originator and, at or prior to the time of such event, JDI or the applicable Originator shall have repurchased all of the then outstanding Receivables that shall have been originated by such Originator.

“Charge-off” means any Receivable which has been, or, consistent with the relevant Credit and Collection Policy, which should be, written off as uncollectible.

“Closing Date” means September 8, 2009.

“Collection Account” means each account owned and held in the name of the Seller (which account name may include the name of any Originator for the purposes of identification) identified as such on Schedule II, which is pledged, on a first priority basis, to the Purchaser pursuant to Section 1.2(d) of this Agreement, and which is governed by a Collection Bank Agreement.

“Collection Bank” means any of the banks or other financial institutions holding one or more Originator Accounts and/or Collection Accounts; provided, that if such bank or financial institution holds one or more Collection Accounts it must have a short-term credit rating as of the Closing Date of A-1 or higher by S&P.

“Collection Bank Agreement” means each agreement, in form and substance satisfactory to the Agent, among an Originator or the Seller, as applicable, a Collection Bank, and the Agent and such other Persons as may be acceptable to the Agent (such acceptance not to be unreasonably withheld).

“Collections” means, with respect to any Pool Receivable (excluding, for the avoidance of doubt, any Excluded Receivable), (a) all funds which are received by the Seller, any Servicer or any Originator in payment of any amounts owed in respect of such Pool Receivable (including, without limitation, purchase price, finance charges, value added taxes, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

“Commitment Fee” has the meaning set forth in the Fee Letter.

“Commitment Fee Rate” has the meaning set forth in the Fee Letter.

“Company Note” shall have the meaning given thereto in each Sale Agreement.

“Concentration Component” means, on any day, the greater of (i) the product of (a) the Base Concentration Limit, multiplied by (b) 5, or (ii) the sum of the Obligor Concentration Limits for the largest five (5) Group E Obligors.

“Contract” means, with respect to any Receivable, any and all contracts, understandings, instruments, agreements, invoices, notes, purchase orders or other writings (including an agreement evidenced by a purchase order or similar document) pursuant to or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contractual Dilution” means any Dilution that is contractually limited prior to the sale or contribution to the Seller, pursuant to each Sale Agreement, of the Receivable(s) that gave rise to such Dilution, such as discounts or rebates.

“Corporate Services Agreement” means the corporate services agreement dated on or about the date hereof between the Seller and the Corporate Services Provider.

“Corporate Services Provider” means Wilmington Trust (SP) Services Dublin Limited.

“CP Rate” for any Yield Period for any Portion of Investment of the Participation means, to the extent the Purchaser funds such Portion of Investment for such Yield Period by issuing Notes, a rate per annum equal to the sum of (a) the weighted average of the rates paid or payable by the Purchaser from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of Notes and allocated, in whole or in part, by the Agent to fund the purchase or maintenance of a Portion of Investment (and which may also be allocated in part to the funding of other assets of the Purchaser) during the relevant Yield Period, provided that if any component of such rate is a discount rate, then such component shall be the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum, plus (b) the per annum rate (expressed as a percentage and an interest rate equivalent and calculated based on a 360-day year) equivalent to the sum of (i) the allocable amount of any placement agent or commercial paper dealer fees incurred in connection with the issuance of Notes, plus (ii) certain customary documentation and transaction costs associated with the issuance of Notes, plus (iii) any incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by the Purchaser, plus (iv) other borrowings by the Purchaser, including borrowings to fund small or odd Euro (€) amounts that are not easily accommodated in the commercial paper market (provided that the rate contemplated by this clause (iv) shall not exceed the EURIBOR Rate plus fifty basis points (0.50%)). Notwithstanding anything to the contrary in the Agreement or in any other Transaction Document on and after the occurrence and during the continuation of any Termination Event the “CP Rate” shall be equal to the Base Rate plus two percent (2%) per annum.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 16, 2005 among JDI, JohnsonDiversey Holdings, Inc., the lenders and issuers party thereto, and Citicorp USA, Inc., as Administrative Agent, as amended and in effect on the Closing Date, without giving effect to any subsequent amendment, amendment and restatement, supplement or other modification thereto (except as expressly permitted in the Agreement or a Sale Agreement, as applicable).

“Credit and Collection Policy” means, for each Servicer, the relevant receivables credit and collection policies and practices in effect on the date of the Servicing Agreement and attached thereto as Appendix A, as modified in compliance with the Servicing Agreement.

“Cutoff Date” means, (a) for any Settlement Date, the final day of a preceding Calculation Period, or (b) for any other date, the Cutoff Date for the immediately preceding Settlement Date.

“Daily Report” shall have the meaning set forth in the Administration Agreement.

“Debt” means of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) the capitalized amount of all obligations of such Person or any of its Subsidiaries under any lease (or other arrangement conveying the right to use) of property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person (prepared in conformity with GAAP), as determined on a consolidated basis in conformity with GAAP, (g) all Guaranty Obligations (as defined in the Credit Agreement) of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Debt of such Person is being determined in respect of Hedging Agreements of such Person, (j) all Debt of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (k) all obligations of such Person under any transaction or series of related transactions that effect the securitization of accounts, payment intangibles or other cash flow streams of a Person.

“Defaulted Obligor” means, at such time of determination, an Obligor of Receivables of which more than 10% are Defaulted Receivables.

“Defaulted Receivable” means a Receivable:

(i) as to which any payment, or part thereof, remains unpaid by the relevant Obligor for at least ninety-one (91) days from the original due date, or, if applicable, the adjusted due date, provided that any such adjustments are consistent with the relevant Credit and Collection Policy;

(ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has suffered a Bankruptcy Event; or

(iii) that is a Charge-off.

“Delinquent Receivable” means a Receivable which is not a Defaulted Receivable and:

(i) as to which any payment, or part thereof, remains unpaid by the relevant Obligor for at least 61 days from the original due date therefor; or

(ii) which, consistent with the relevant Credit and Collection Policy, would be classified as delinquent.

“Dilution” means any non-cash credit granted to an Obligor for the purpose of reducing or canceling the Net Outstanding Balance of any Eligible Receivable of such Obligor, except to the extent that such credit is offset by the sale or contribution of an Eligible Receivable(s) to the Seller pursuant to each Sale Agreement, as part of a transfer, cancellation (of invoice, not product), replacement (of invoice, not product), correction, or any artifact of A/R tracking, or as part of a buyback/resell arrangement between such Obligor and the applicable Originator.

“Dilution Reserve Stress Factor” means the number two and one-quarter (2.25).

“Discount” means:

(i) for the Portion of Investment of the Participation for any Yield Period to the extent the Purchaser is funding such Portion of Investment through the issuance of Notes,

CPR x I x (ED/360) + TF

(ii) for the Portion of Investment of the Participation for any Yield Period to the extent the Purchaser is funding such Portion of Investment pursuant to the Liquidity Agreement or other than through the issuance of Notes,

BR x I x (ED/Year)+ TF

where:

BR	=	the Bank Rate for the Portion of Investment of the Participation for such Yield Period

I	=	the Portion of Investment of the Participation for such Yield Period

CPR	=	the CP Rate for the Portion of Investment of the Participation for such Yield Period

ED	=	the actual number of days during such Yield Period

Year	=	If such Portion of Investment is funded based upon: (i) the EURIBOR Rate, three hundred sixty (360) days, and (ii) the Base Rate, three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable

TF	=	the Termination Fee, if any, for the Portion of Investment of the Participation for such Yield Period provided, however, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount for the Portion of Investment of the Participation shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Dividends” means any dividend or distribution (in cash or obligations) on any of the Seller’s membership or other equity interests or any warrants, options or other rights with respect to any of the Seller’s membership or other equity interests.

“Eligible Dilution” means, for any Calculation Period, the sum of all Variable Dilutions occurring during the Calculation Period except to the extent that such credits have been applied to any Obligor in excess of the amount of any Net Outstanding Balances owed on Eligible Receivables for any such Obligor.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) is a resident of, or organized under the laws of, or with its chief executive office in, the United Kingdom (in the case of Receivables originated by JDI UK), France (in the case of Receivables originated by JDI France) or Spain (in the case of the Receivables originated by JDI Spain); (b) is not an Affiliate of any of the parties to the Transaction Documents; (c) is not a Governmental Authority, other than a legal entity that does not benefit from immunity from being sued for nonpayment of debt or breach of contract; (d) has not suffered a Bankruptcy Event which is continuing; and (d) is not a Defaulted Obligor;

(ii) which has been billed to the Obligor and according to the terms thereof and any Contract related thereto is required to be paid in full (subject to any contractual rebate or discount) no later than ninety (90) days after any such time and not within the first fifteen (15) days after the Closing Date;

(iii) which is not a Delinquent Receivable, Defaulted Receivable or a Charge-Off;

(iv) which is denominated and payable only in either Euro (€) or Pounds Sterling (£);

(v) which is not subject to offset by any payables owing to the Obligor by any of the Originators, provided, however, that Receivables from such Obligor that otherwise satisfy all other clauses of this definitions shall be considered Eligible Receivables to the extent that their combined eligible balances exceed the sum of all payables owing to such Obligor by any of the Originators;

(vi) which arises under a Contract that is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by any applicable insolvency law, or by general principles of law or equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(vii) which arises under a Contract that (a) contains an obligation to pay a specified sum of money and is subject to no contingencies, (b) does not contain an enforceable requirement that the Obligor under such Contract consent to the transfer, sale or assignment of the rights and duties of any Originator under such Contract unless the related Obligor has consented to the assignment of such Receivable, (c) does not contain a confidentiality provision, and is not subject to applicable law, that purports to restrict the Purchaser’s exercise of rights under this Agreement, including, without limitation, the right to review such Contract, unless the related obligor has waived such restriction and (d) is governed by the laws of England, France or Spain;

(viii) which does not, in whole or in part, contravene any law, rule or regulation applicable thereto;

(ix) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

(x) which was generated in the ordinary course of an Originator’s business from the sale of goods or provision of services to an Obligor by such Originator; and

(xi) which was created in compliance with all laws, rulings and regulations applicable to the transactions under which such Receivables were generated;

(xii) which is not the subject of any dispute, offset, hold back defense, Adverse Claim (other than Permitted Adverse Claims), counterclaim, warranty claim or other claim or defense (other than unexpired volume on pricing discounts or rebates to which the Obligor may be entitled); and which does not arise from the sale of inventory which is subject to any Adverse Claim (other than Permitted Adverse Claims) covering the proceeds of such inventory, if such Adverse Claim would extend to such Receivable;

(xiii) which was created in accordance with, and which complies with, in each case, the requirements of the relevant Credit and Collection Policy;

(xiv) as to which the applicable Originator has satisfied and fully performed all obligations on its part under the relevant Contract with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by such Originator under the relevant Contract with respect thereto in order for such Receivable to become due and payable hereunder;

(xv) which has not been modified, extended, renegotiated or restructured since their creation in any way, except as provided for in the relevant Credit and Collection Policy;

(xvi) in which the Seller owns good and marketable title and which is freely assignable by the Seller;

(xvii) for which the Purchaser shall have a valid and enforceable undivided percentage ownership interest, to the extent of the Participation, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims);

(xviii) the Originator of which (A) is not in default in any material respect under the terms of the related Contract from which such Receivable arose and (B) is directly or indirectly wholly-owned by JDI;

(xix) for which the Obligor has been directed to make all payments to a Collection Account which is subject to a Collection Bank Agreement;

(xx) which is not payable in installments; and

(xxi) any other Receivable approved in writing by the Agent.

“Eligible Unapplied Cash and Credits” means the sum of (i) all cash and non-cash credits not applied to any Obligor, and the sum of (ii) for each Obligor, the smaller of (a) the sum of all cash and non-cash credits applied to such Obligor but not yet applied to any particular Receivable, or (b) the sum of the Net Outstanding Balance of all Eligible Receivables for which such Obligor is the Obligor.

“Employee Shareholders” means any officer, director or employee of Holdings or any Affiliate of Holdings, the Performance Guarantor, or their respective Subsidiaries holding voting stock in Holdings subject to a mandatory obligation to tender to Holdings while so held.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) under common control with such Person within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a complete or partial withdrawal from a Multiemployer Plan that would result in liability to Performance Guarantor, any Originator, any Servicer, the Seller or any ERISA Affiliate, or the receipt or delivery by Performance Guarantor, any Originator, any Servicer, the Seller or any ERISA affiliate of any notice with respect to any Multiemployer Plan concerning the imposition of liability as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA; (c) a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (d) the filing pursuant to Code Section 412 or ERISA Section 302 of an application for a waiver of the minimum funding standard, or the grant of same, with respect to a Pension Plan; (e) the PBGC or a plan administrator shall, or shall indicate its intention in writing to the Performance Guarantor, any Originator, any Servicer, the Seller or any ERISA Affiliate to, terminate any Pension Plan or appoint a trustee to administer any Pension Plan; (f) Performance Guarantor, any Originator, any Servicer, the Seller or any ERISA Affiliate incurs liability under Title IV of ERISA with respect to the termination of any Pension Plan; or (g) the existence of an accumulated funding deficiency with respect to any Pension Plan (as defined in Section 302(a) of ERISA and Section 412(a) of the Internal Revenue Code), whether or not waived.

“EURIBOR Rate” means for any Yield Period, an interest rate per annum equal to:

(i) the rate appearing on the Screen as the EURIBOR Rate for deposits in Euro (€) as of 11:00 a.m. Brussels time two TARGET Days before the commencement of such Yield Period; or

(ii) if no such rate appears on the Screen at such time and day, then the EURIBOR Rate shall be equal to the arithmetic mean (calculated by the Agent) of the offered quotations of four Reference Banks in the Relevant Interbank Market for deposits in Euro (€) as of 11:00 a.m. Brussels time two TARGET Days before the commencement of such Yield Period; provided that if, on any such date, at least two of the Reference Banks provide such quotations, the EURIBOR Rate shall equal the arithmetic mean of such quotations.

“Euro” or “€” means the lawful currency of the Participating Member States.

“Eurozone” means the currency union formed by European Union member states that have adopted the Euro as their sole currency, which, at the date of this Agreement includes (without limitation) Austria, Belgium, Cyprus, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain.

“Euro Administrator Fee Reserve” at any time means the product of (i) the sum of the total original balances of all Eligible Receivables in the Euro Receivables Pool purchased in the preceding three (3) calendar months, (ii) two (2), (iii) a fraction having as its numerator the Euro Days Sales Outstanding as of such day and three hundred sixty (360) as its denominator and (iv) a fraction having as its numerator one (1) and ninety (90) as its denominator.

“Euro Days Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Euro Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month, divided by (b)(i) the aggregate credit sales made by the Originators giving rise to Euro Pool Receivables during the three calendar months ended on or before the last day of such calendar month divided by (ii) ninety (90).

“Euro Default Basis” means, for any Calculation Period, the sum of (i) the product of (a) a fraction having as its numerator the difference between (I) thirty (30) and (II) the Euro Loss Horizon Days for such Calculation Period and as its denominator, thirty (30), times (b) the Euro Eligible Sales from the earliest Calculation Period within the Euro Default Horizon, plus (ii) the product of (a) a fraction having as its numerator the Euro Loss Horizon Days for such Calculation Period and as its denominator, thirty (30) times (b) the Euro Eligible Sales in the Calculation Period immediately preceding the Euro Default Horizon.

“Euro Default Horizon” means, for any Calculation Period, the whole number sum of (i) four (4) plus (ii) the whole number result (rounded down) of dividing (A) the Weighted Average Euro Terms of Sale as of the Cutoff Date for such Calculation Period by (B) thirty (30). The Euro Default Horizon for the initial Calculation Period shall be six (6).

“Euro Default Ratio” means, for any Calculation Period, the ratio computed as of the Cutoff Date by dividing (i) the sum of the Net Outstanding Balances of Euro Pool Receivables, each of which (a) was a Defaulted Receivable as of the Cutoff Date, and (b) was not a Defaulted Receivable as of the previous Cutoff Date, and (c) was an Eligible Receivable on at least one day during the Calculation Period by (ii) the Euro Default Basis.

“Euro Dilution Basis” means, for any day, the result of (i) the product of (a) the Euro Eligible Sales in the Calculation Period immediately preceding the Euro Dilution Horizon times (b) the result of (I) 30 minus (II) the Euro Dilution Horizon Days, plus (ii) the product of (a) the Euro Eligible Sales in the Calculation Period immediately preceding the Calculation Period immediately preceding the Euro Dilution Horizon times (b) the Euro Dilution Horizon Days, divided by (iii) 30.

“Euro Dilution Component” means, for any day, the product of (i) the average of the Euro Dilution Ratios for the twelve most recent Calculation Periods and (ii) the Euro Dilution Horizon Ratio.

“Euro Dilution Horizon” means on any day, a number, initially zero (0), determined by the Administrator on each Settlement Date, equal to the whole number result (rounded down) of dividing (A) the Weighted Average Euro Dilution Days as of the end of the Calculation Period ending on the Cutoff Date by (B) thirty (30).

“Euro Dilution Horizon Calculation Period” means, for any day, a number, equal to the Euro Dilution Horizon, of consecutive Calculation Periods ending with the Cutoff Date.

“Euro Dilution Horizon Days” means a number of days, initially twenty-eight (28), determined by the Administrator on each Settlement Date, equal to difference between (A) the Weighted Average Euro Dilution Days and (B) the product of (i) the Euro Dilution Horizon on such day and (ii) thirty (30).

“Euro Dilution Horizon Lookback Period” means, for any day, the Calculation Period preceding the Calculation Period containing the Cutoff Date by a number, equal to the Euro Dilution Horizon, of Calculation Periods.

“Euro Dilution Horizon Ratio” means, for any Settlement Date (and any subsequent date until the following Settlement Date), the result of the sum of (i) the Euro Eligible Sales during the Dilution Horizon Calculation Period and (ii) a fraction the numerator of which is (a) the product of (I) the Euro Eligible Sales during the Dilution Horizon Lookback Period times (II) the Euro Dilution Horizon Days and the denominator of which is (b) 30, divided by (ii) the Net Eligible Euro Pool Balance as of such date.

“Euro Dilution Ratio” means, for any day, the ratio computed as of the Cutoff Date by dividing: (a) the Eligible Euro Dilution during the Calculation Period by (b) the Euro Dilution Basis.

“Euro Dilution Reserve Percentage” means, on any Settlement Date (and any subsequent date until the following Settlement Date), the product of (i) the Euro Dilution Horizon Ratio multiplied by (ii) the sum of (x) the Dilution Reserve Stress Factor times the average of the Euro Dilution Ratios for the twelve most recent Calculation Periods and (y) the Euro Spike Factor.

“Euro Discount Reserve” means, at any time, the sum of (i) the Euro Termination Discount at such time, and (ii) the then accrued and unpaid Discount with respect to the Portion of Euro Investment.

“Euro Eligible Sales” means, for any Calculation Period, the sum of the Net Outstanding Balances of all Euro Pool Receivables that were originated during or prior to the Calculation Period and were Eligible Receivables at any time during the Calculation Period but were not Eligible Receivables during any previous Calculation Period.

“Euro Eligible Unapplied Cash and Credits” means the sum of (i) all Euro cash and non-cash credits not applied to any Obligor, and the sum of (ii) for each Obligor, the smaller of (a) the sum of all Euro cash and non-cash credits applied to such Obligor but not yet applied to any particular Receivable, or (b) the portion of the Net Eligible Euro Pool attributable to such Obligor.

“Euro Equivalent” means, with respect to any amount denominated in Pounds Sterling, the product of such amount and the Exchange Rate.

“Euro Investment” means the amount paid to the Seller in respect of the Euro Participation or any portion thereof by the Purchaser pursuant to the Agreement as such amount may be reduced from time to time by cash Collections distributed and applied on account of such Euro Investment pursuant to Section 1.4 of the Agreement. If such Euro Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Euro Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Euro Loss Horizon” means, on any day, a number, initially four (4), determined by the Administrator on each Settlement Date, equal to the sum of (i) two (2) plus (ii) the whole number result (rounded down) of dividing (A) the Weighted Average Euro Terms of Sale as of the end of the Calculation Period ending on the Cutoff Date by (B) thirty (30).

“Euro Loss Horizon Calculation Period” means, for any day, a number, equal to the Euro Loss Horizon, of consecutive Calculation Periods ending with the Cutoff Date.

“Euro Loss Horizon Days” means a number of days, initially four (4), determined by the Administrator on each Settlement Date, equal to the difference between (A) the Weighted Average Euro Terms of Sale and (B) the product of (i) the Euro Loss Horizon on such day and (ii) thirty (30).

“Euro Loss Horizon Ratio” means, for any Settlement Date (and any subsequent date until the following Settlement Date), the result of (i) the result of (a) the Euro Eligible Sales during the Euro Loss Horizon Calculation Period plus (b) the result of (I) the Euro Eligible Sales during the Calculation Period immediately preceding the Euro Loss Horizon Calculation Period multiplied by (II) a number equal to the Euro Loss Horizon Days divided by (III) the number thirty (30), divided by (ii) the Net Eligible Euro Pool Balance as of such date.

“Euro Loss Reserve Percentage” means, on any Settlement Date (and any subsequent date until the following Settlement Date), the result of (i) the Loss Reserve Stress Factor times (ii) the highest average of the Euro Default Ratios for any three consecutive Calculation Periods from among the twelve most recent such Calculation Periods prior to such Settlement Date, multiplied by (iii) the Euro Loss Horizon Ratio.

“Euro Participation” means, at any time, the undivided percentage ownership interest in (i) each and every Euro Pool Receivable now existing or hereafter arising, (ii) all Related Security with respect to such Euro Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Euro Pool Receivables and Related Security. Such undivided percentage interest shall be computed by the Administrator (acting in accordance with the terms of the Administration Agreement and as reflected in each Daily Report and Monthly Report delivered pursuant to the terms of the Servicing Agreement) as

EI + ETR + EDR + ESFR + EAFR

NEEPB + EC

where:

EI	=	the Euro Investment of the Euro Participation at the day of computation.

ETR	=	the Euro Total Reserve as of the day of computation.

EDR	=	the Euro Discount Reserve of the Euro Participation at the day of computation.

ESFR	=	the Euro Servicing Fee Reserve of the Euro Participation at the day of computation.

EAFR	=	the Euro Administrator Fee Reserve of the Euro Participation at the day of computation.

NEEPB	=	the Net Eligible Euro Pool Balance as of the day of computation.

EC	=	Cash in the Collection Accounts related to Euro Pool Receivables at the close of the Business Day prior to the day of computation (which for the avoidance of doubt shall include any amounts on deposit in respect of the Monthly Set Aside Amount).

The Euro Participation shall be determined from time to time pursuant to the provisions of Section 1.3 of the Agreement.

“Euro Pool Receivable” means a Receivable in the Euro Receivables Pool.

“Euro Receivable” means a Receivable in respect of which any indebtedness or other obligation owed to the Seller or any Originator or any right to payment of the Seller or Originator is denominated or payable in Euro.

“Euro Receivables Pool” means at any time all of the then outstanding Euro Receivables in which the Seller has an interest (and, for avoidance of doubt, shall not include the Excluded Receivables).

“Euro Servicing Fee Reserve” at any time, means the sum of (i) the unpaid Servicing Fee accrued to such time on the Euro Pool Receivables, plus (ii) an amount equal to (a) the aggregate Outstanding Balance of Euro Pool Receivables at the time of computation multiplied by (b) the product of (x) the Servicing Fee and (y) a fraction having 2.25 times the Euro Days Sales Outstanding as its numerator and three hundred sixty (360) as its denominator.

“Euro Spike Factor” means on any Settlement Date (and any subsequent date until the following Settlement Date), the product of (i) the excess, if any, of (a) the highest Euro Dilution Ratio for any Calculation Period during the twelve most recent Calculation Periods over (b) the arithmetic average of the Euro Dilution Ratios for such twelve months, times (ii)(a) the highest Euro Dilution Ratio for any Calculation Period during the twelve most recent Calculation Periods, divided by (b) the arithmetic average of the Euro Dilution Ratios for such twelve months.

“Euro Termination Discount” means, on any date, an amount equal to the product of (i) the Euro Investment on such date, (ii) the sum of (x) the greater of (A) 2.00% and (B) the product of (I) EURIBOR times (II) one and one-half (1.50) plus (y) two and one-half percent (2.50%), (iii) two (2) and (iv) a fraction having as its numerator the Euro Days Sales Outstanding as of such day and three hundred sixty (360) as its denominator; less an amount equal to the product of (i) the Euro Investment on such date and (ii) the fraction having as its numerator the product of 0.50% and ten (10), and three hundred sixty (360) as its denominator.

“Euro Total Reserve” means (a) in the event that the Euro Total Reserve Percentage is less than fifteen percent (15%), the product of (i) fifteen percent (15%) and (ii) the Net Eligible Euro Pool Balance or (b) otherwise, the product of the Net Eligible Euro Pool Balance and the Euro Total Reserve Percentage.

“Euro Total Reserve Percentage” means the greater of (i) the sum of (a) the Euro Loss Reserve Percentage and (b) the Euro Dilution Reserve Percentage or (ii) the sum of (a) the Concentration Component and (b) the Euro Dilution Component.

“Excess Concentration” means, for any Parent Obligor Pool, the amount by which the sum of the Net Outstanding Balances, or portions thereof, of the Eligible Receivables in such Parent Obligor Pool exceeds an amount equal to: (a) the Obligor Concentration Limit for such Parent Obligor multiplied by (b) the Outstanding Balance of all Receivables then in the Receivables Pool.

“Exchange Rate” means, for any Portion of Investment, on the date the Purchaser made a Payment to the Seller in respect of such Portion of Investment, the rate displayed on http://www.bloomberg.com/markets/currencies/fxc.html under the heading “Benchmark Currency Rates,” or another source selected by the Seller with the consent of the Agent.

“Excluded Receivable” means a Receivable the Obligor of which is (a) a resident of any country other than the United Kingdom, France or Spain, (b) any Unilever Receivable, (c) any Receivable that was not an Eligible Receivable at the time such Receivable was transferred to the Seller pursuant to a Sale Agreement or (d) any Receivable that has not been purchased by the Seller pursuant to the terms of any Sale Agreement; provided that the determination as to whether a Receivable is an Excluded Receivable shall be made by the Administrator acting reasonably and reported to each Servicer, each Originator, any Third Party Servicer and the Seller on a daily basis.

“Excluded Taxes” means, with respect to any Person and any Transaction Document, (a) taxes imposed on (or measured by) such Person’s net income, profits or gains or franchise taxes imposed on (or measured by) its gross or net income by the jurisdiction under the laws of which such Person is organised or in which its principal office is located, the jurisdiction in which such Person is treated as resident for tax purposes or, in the case of the Purchaser or any Program Support Provider, the jurisdiction in which such Person’s applicable lending office is located, in each case including any political subdivision thereof; (b) any branch profits taxes imposed by any jurisdiction described in clause (a) above; (c) any tax to the extent such tax would not have been imposed had there been no assignment or transfer pursuant to an assignment or transfer provision in such Transaction Document, or a change in the office or offices through which such Person performs its obligations under such Transaction Document, in each case, other than a tax payable as a result of change in law after the date on which such assignment, transfer or change of office occurred; (d) any withholding tax imposed on a payment by the jurisdiction of the payor on amounts payable to such Person, at the time such Person became party to the Transaction Document giving rise to such payment (except, in the case of an assignee, taxes imposed on its assignor at the time of the assignment); and (e) any withholding tax imposed as a result of such Person’s failure to provide a withholding certificate required to be provided by such Transaction Document.

“Facility Termination Date” means the earliest of (a) the third anniversary of the Closing Date, (b) the declaration or occurrence of the Facility Termination Date pursuant to Section 2.2 of the Agreement and (c) the Liquidity Termination Date.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning set forth in Section 1.5 of the Agreement.

“Finacity” means Finacity Corporation, a Delaware corporation.

“Final Payout Date” means the date following the Facility Termination Date on which no Investment or Discount in respect of the Participation under the Agreement shall be outstanding and all other amounts then due and payable by the Originators, the Seller or the Servicers to the Purchaser, the Agent or any other Indemnified Party or Affected Person under the Transaction Documents shall have been paid in full.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“French Sale Agreement” means the Sale Agreement executed between JDI France and the Seller.

“French Subordinated Note” means the Irish law instrument to be issued by the Seller in favor of JDI France for an amount varying from time to time and whose subscription price shall be paid by JDI France by set-off with the payment obligations of the Seller under the French Sale Agreement, which, for the avoidance of doubt, shall be subordinated to all other payment obligations of the Seller referenced in clauses (i) through (vi) of Section 1.4(c).

“GAAP” means, with respect to any Person, the generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by applicable law) or the consolidated group of which such Person is a member (as the context may require).

“Group A Obligor” means any Obligor that has a short term rating of at least: A-1+ by S&P, or if such Obligor does not have a short term rating from S&P, a rating of AAA or better by S&P on its long term senior unsecured and uncredit enchanced debt securities.

“Group B Obligor” means any Obligor that is not a Group A Obligor, has a short term rating of at least: A-1 by S&P, or if such Obligor does not have a short term rating from S&P, a rating of AA or better by S&P on its long term senior unsecured and uncredit enchanced debt securities.

“Group C Obligor” means any Obligor that is neither a Group A Obligor nor a Group B Obligor, and has a short term rating of at least: A-2 by S&P, or if such Obligor does not have a short term rating from S&P, a rating of A or better by S&P on its long term senior unsecured and uncredit enhanced debt securities.

“Group D Obligor” means any Obligor that is neither a Group A Obligor nor a Group B Obligor nor a Group C Obligor, and has a short term rating of at least: A-3 by S&P, or if such Obligor does not have a short term rating from S&P, a rating of BBB or better by S&P on its long term senior unsecured and uncredit enhanced debt securities.

“Group E Obligor” means any Obligor that is not a Group A Obligor, nor a Group B Obligor, nor a Group C Obligor, nor a Group D Obligor.

“Governmental Authority” means any nation or government, any state, municipal or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic. Without limiting the foregoing, Governmental Authority shall include any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holdings” means JohnsonDiversey Holdings, Inc., a Delaware corporation and the direct parent company of JDI.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of September 8, 2009 between JDI France, JDI Spain, JDI UK, the Seller, the Agent, the Purchaser and Citicorp USA, Inc.

“Investment” means, collectively, the Euro Investment and the Sterling Investment.

“Irish Deed of Charge” means the deed of charge dated on or about the date of this Agreement made between the Seller and the Agent.

“Irish Deed of Charge on Shares” means the deed of charge on shares dated on or about the date of this Agreement made between JohnsonDiversey Europe B.V. as “Chargor” and the Agent in respect of the shares in the share capital of the Seller.

“Irish Profit Participation Note” means the €5,000,000 profit participation note issued by the Seller on or about the date of this Agreement (as may be amended from time to time).

“JDI” mean JohnsonDiversey, Inc., a Delaware corporation.

“JDI France” means JohnsonDiversey France S.A.S.

“JDI Spain” means JohnsonDiversey España, S.L.

“JDI UK” means JohnsonDiversey UK Limited.

“Johnson Family Group” means (a) a lawful lineal descendant of Herbert F. Johnson, Jr. or Henrietta Johnson Louis or the spouse of any such person; (b) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship or custodianship for the primary benefit of one or more individuals described in subclause (a) above; or (c) a Person (other than an individual) controlled directly or indirectly by one or more individuals or entities described in subclauses (a) or (b) above (other than JohnsonDiversey Holdings, Inc. or a Person controlled by JohnsonDiversey Holdings, Inc.).

“Joinder Agreement” means a joinder agreement (in substantially the form of Annex E) entered into by the Seller and a Person joining any of the Transaction Documents (including, at a minimum, an agreement under which such Person agrees to sell receivables to the Seller) as an Originator and/or Servicer, provided that such joinder shall be accompanied by documentation satisfactory to Agent (on behalf of the Purchaser) including, but not limited to, the following: (i) favorable legal opinions as to true sale, non-consolidation, corporate/enforceability and perfection/priority matters; (ii) evidence from the Rating Agencies that such joinder shall not result in a change in the ratings assigned to the Notes or, in the case of S&P only, to the Variable Funding Notes; (iii) an agreement whereby JDI guarantees the performance of such Party; (iv) if such Party shall be servicing any Pool Receivables, evidence that such Party has entered into a sub-servicing agreement with JDI whereby it agrees to be bound to the terms of the Servicing Agreement; and (v) such other corporate, organizational, or other documentation as the Agent shall reasonably request.

“Legal Reservations” means:

(i) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, examinership, the organization and other laws generally affecting the rights of creditors;

(ii) the time barring of claims under the UK Limitations Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim; and

(iii) similar principles, rights and defenses under the laws of any jurisdiction of incorporation of any relevant party to the Transaction Documents; and

(iv) any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered pursuant to Exhibit II.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under applicable law or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority consented to by any Company, including any easement, right-of-way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

“Liquidity Agent” means NORD/LB in its capacity as Liquidity Agent pursuant to the Liquidity Agreement.

“Liquidity Agreement” means that certain Liquidity Asset Purchase Agreement dated as of July 31, 2000 and the Liquidity Asset Purchase Agreement dated as of September 8, 2009 pertaining to this Agreement, in each case entered into among the Purchaser and the other parties thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Liquidity Bank” has the meaning set forth in Section 5.3(b) of the Agreement.

“Liquidity Termination Date” means the earlier of (i) the Scheduled Liquidity Termination Date, (ii) the occurrence of a Termination Event or (iii) upon 30 days’ written notice from JDI, provided that such Liquidity Termination Date may be extended from time to time pursuant to Section 5.2 of this Agreement.

“Loss Reserve Stress Factor” means the number two and one-quarter (2.25).

“Master Sales Agency Agreement” means that certain amended and restated master sales agency agreement dated as of December 18, 2007, made between Unilever N.V., Unilever PLC and the Performance Guarantor, as amended, restated or otherwise modified from time to time.

“Material Adverse Effect” means, with respect to any event or circumstance and any Person, a material adverse effect on:

(i) the financial condition or operations of such Person;

(ii) the ability of such Person to perform its obligations under the Transaction Documents to which it is a party or the performance of any such obligations;

(iii) the validity or enforceability of any portion of the Agreement or any other Transaction Document;

(iv) the rights and remedies of such Person under the Agreement or any other Transaction Documents;

(v) the status, existence, perfection, priority or enforceability of the Seller’s or Purchaser’s interest in the Pool Receivables, Contracts, or Related Security;

(vi) the validity, enforceability or collectibility of a material portion of the Pool Receivables; or

(vii) the ability of any Servicer to adequately service the Receivables or the ability of the Purchaser to enforce or otherwise realize upon its interest in the Receivables or the Collections, as determined by the Agent.

“Monthly Report” means a report, in substantially the form of Schedule 1 to the Servicing Agreement, furnished by the Administrator in accordance with the Administration Agreement and delivered by the Servicers pursuant to the Servicing Agreement.

“Monthly Reporting Date” means the Business Day immediately following the 14 th calendar day of each calendar month.

“Monthly Set Aside Amount” shall have the meaning given thereto in Section 1.4(b)(i)(B) of this Agreement.

“Moody’s” means Moody’s Investors Service.

“Multiemployer Plan” means a “multiemployer plan”, within the meaning of Section 4001 (a) (3) of ERISA, to which Performance Guarantor, any Originator, any Servicer, the Seller or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Net Eligible Euro Pool” means, on any date of calculation, the set, comprised of (i) Eligible Receivables (or portions thereof) then in the Euro Receivables Pool and serviced by JDI France, as determined by JDI France in its capacity as Servicer and (ii) Eligible Receivables (or portions thereof) then in the Euro Receivables Pool and serviced by JDI Spain, as determined by JDI Spain in its capacity as Servicer, provided that such set has (a) no Excess Concentrations, and (b) no Receivables due more than sixty (60) days thereafter.

“Net Eligible Euro Pool Balance” means, at any time, (a) the sum of the Net Outstanding Balances of the Receivables in the Net Eligible Euro Pool minus (b) Euro Eligible Unapplied Cash and Credits at such time.

“Net Eligible Euro Pool Balance Percentage” means, on any date of calculation, the result of dividing (i) the Net Eligible Euro Pool Balance by (ii) the Net Eligible Pool Balance.

“Net Eligible Pool” means, on any date of calculation, the set, comprised of (i) the Net Eligible Euro Pool and (ii) the Net Eligible Sterling Pool.

“Net Eligible Sterling Pool” means, on any date of calculation, the set, comprised of Eligible Receivables (or portions thereof) then in the Sterling Receivables Pool and serviced by JDI UK, as determined by JDI UK in its capacity as Servicer, provided that such set has (a) no Excess Concentrations, and (b) no Receivables due more than sixty (60) days thereafter.

“Net Eligible Sterling Pool Balance” means, at any time, (a) the sum of the Net Outstanding Balances of the Receivables in the Net Eligible Sterling Pool minus (b) Sterling Eligible Unapplied Cash and Credits at such time.

“Net Eligible Sterling Pool Balance Percentage” means, on any date of calculation, the result of dividing (i) the Net Eligible Sterling Pool Balance by (ii) the Net Eligible Pool Balance.

“Net Outstanding Balance” means, for any Receivable, at any time, (i) the Outstanding Balance of such Receivable reduced by the amount of any and all available, unused discounts or credits relating to such Receivable, provided that the result is greater than zero, or (ii) zero, otherwise.

“NORD/LB” has the meaning set forth in the Preamble to the Agreement.

“Note Issuer” means (a) the Purchaser, (b) any Affiliate of the Purchaser, (c) any Liquidity Bank, (d) any other Program Support Provider, or (e) any Person which is (x) in the business of issuing Notes and (y) associated with or administered by the Agent or any Affiliate of the Agent.

“Notes” means with regard to this Agreement, short-term promissory notes issued or to be issued by any Note Issuer to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Concentration Limit” means, (i) with respect to a Group A Obligor, 100%, (ii) with respect to a Group B Obligor, the result of the Base Concentration Limit times 5, (iii) with respect to a Group C Obligor, the result of the Base Concentration Limit times 5/2, (iv), with respect to a Group D Obligor, the result of the Base Concentration Limit times 5/3, (v), with respect to a Group E Obligor, the Base Concentration Limit.

“Originator” means JDI France, JDI Spain and JDI UK and each other entity from time to time that becomes a party to this Agreement as an Originator pursuant to a Joinder Agreement.

“Originator Account” means each account owned and held in the name of an Originator into which any Collections are deposited from time to time, which shall at all times be identified as such on Schedule II, maintained at a Collection Bank and pledged by the related Originator to the Seller.

“Originator Business Day” means, with respect to each Originator, a day (other than a Saturday or Sunday) on which banks are open for general business in London, England and in the principal commercial banking city located in the national jurisdiction of organization of such Originator and in relation to any date for payment or purchase in Euro (€) or Pounds Sterling (£), a day that is also (x) a TARGET Day and (y) a day on which dealings in deposits are conducted by and between banks in the London Interbank market.

“Outstanding Balance” of any Receivable at any time means the outstanding principal balance thereof as of two (2) Business Days prior to such time.

“Parent Obligor” means any Obligor so designated by any Servicer; provided that each Obligor must be either a Parent Obligor or an Affiliate Obligor but not both.

“Parent Obligor Pool” means, for any Parent Obligor, all Receivables in the Receivables Pool owed either by such Parent Obligor or by any Affiliate Obligor of such Parent Obligor.

“Participating Member State” means a member state of the European Community which has adopted the single currency in accordance with the Treaty of Rome of 25 March 1957, as amended, inter alia, by the Single European Act and the Treaty of European Union of 7 February 1992, establishing the European Union.

“Participation” means, collectively, the Euro Participation and the Sterling Participation.

“Payment” means, any amount paid or released to the Seller pursuant to Section 1.2 and/or Section 1.4 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Performance Guarantor or any ERISA Affiliate of Performance Guarantor sponsors or maintains, or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Performance Guarantor” means JDI (together with its successors and permitted assigns).

“Performance Guaranty” means the Performance Guaranty dated as of the date of this Agreement entered into by JDI, as Performance Guarantor, for the benefit of the Agent (on behalf of the Purchaser), whereby the Performance Guarantor guarantees the performance by each of JDI France, JDI Spain and JDI UK of their respective obligations under this Agreement, the Sale Agreements and the Servicing Agreement.

“Permitted Adverse Claims” means any Adverse Claim (a) created under the Transaction Documents, (b) in respect of taxes, assets or other governmental charges or levies not yet due and payable or, the validity of which are being contested by the relevant party in good faith by appropriate proceedings and with respect to which appropriate reserves have been established in conformity with GAAP by such party, (c) in respect of any Receivable which will be released on, or prior to the sale or transfer (or purported sale or transfer) of such Receivable under the relevant Sale Agreement, (d) expressly waived pursuant to the terms of the Intercreditor Agreement or any intercreditor agreement or subordination agreement in a form and substance satisfactory to the Agent, (e) with respect to any deposit account, any Adverse Claim of the bank or other financial institution at which such account is maintained and that arose in the ordinary course of business between the relevant account holder and such bank or other financial institution or (f) which has been disclosed to the Agent and listed in Schedule IV hereto.

“Permitted Investments” means with respect to any of the funds in the Collection Accounts which are invested, (a) certificates of deposit that are not represented by instruments, have a maturity of one week or less and are issued by the Collection Bank (with respect to the investment of funds in the Collection Accounts) or NORD/LB, in either case issued by an institution having a rating no lower than the ratings assigned by S&P to the Variable Funding Notes, (b) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than sixty (60) days from the date of acquisition thereof by such Person, (c) time deposits, certificates of deposit or bankers’ acceptances (including EURIBOR deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof or any Participating Member State and having capital, surplus and undivided profits of at least $500,000,000 and a deposit rating of A/A-1 or better by S&P and A2/P-1 or better by Moody’s, (d) commercial paper rated A-1 or better by S&P and P-1 or better by Moody’s and maturing not more than sixty (60) days from the date of acquisition thereof by such Person, (e) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (c) above, (f) securities with maturities of sixty (60) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or Participating Member State, or by any political subdivision or taxing authority thereof, and rated at least A by S&P and A by Moody’s, or (g) money market mutual funds that invest primarily in the foregoing items, such funds coming from an institution having a rating no lower than the respective ratings assigned by each of the Rating Agencies to the Notes; provided, however, that the Agent (on behalf of the Purchaser) may, from time to time, upon three (3) Business Days’ prior written notice to each Servicer, remove from the scope of “Permitted Investments” certificates of deposit of any such bank(s) and specify to be within such scope, certificates of deposit of any other bank that has a rating of at least A-1 by S&P and P-1 by Moody’s.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which Performance Guarantor or any of its ERISA Affiliates sponsors or maintains or to which Performance Guarantor or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

“Pool Receivable” means any of the Euro Pool Receivables or the Sterling Pool Receivables.

“Portion of Investment” means each portion of the Investment pursuant to which the Discount with respect thereto is calculated by reference to a different interest rate.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Process Agent” shall have the meaning given thereto in Section 5.19 of this Agreement.

“Program Support Provider” means and includes any Liquidity Bank and any other or additional Person (other than any customer of the Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Purchaser’s securitization program.

“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including ownership interests of any Person.

“Purchase Limit” means €50,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. For the purpose of calculating such amount and/or any reductions thereof, any amount in respect of a Payment in Pounds Sterling (evidenced by the Sterling Variable Funding Note and related Sterling Pool Receivables) shall first be converted to its Euro Equivalent. References to the unused portion of the Purchase Limit means, at any time, the Purchase Limit minus the then outstanding Investment of the Participation under the Agreement.

“Purchase Price” shall have the meaning given thereto in the relevant Sale Agreement.

“Purchaser” has the meaning set forth in the preamble to the Agreement.

“Purchaser’s Account” means the account (account number 507-944941) of the Purchaser maintained at the office of JPMorgan Chase Bank in New York, New York (ABA# 021-000- 02 1), or such other account as may be so designated in writing by the Agent to the Seller and each Servicer.

“Qualifying Jurisdiction” means:

(a) a jurisdiction which is a member state of the European Communities (other than Ireland);

(b) a jurisdiction having a double taxation treaty in force with Ireland; or

(c) a jurisdiction having a signed double taxation treaty with Ireland which will come into force once all ratification procedures have been completed.

“Qualifying Lender” means a Person which is beneficially entitled to interest payable in respect of an advance under a Transaction Document and is:

(a) a Person which is resident for tax purposes in a Qualifying Jurisdiction by virtue of the laws of that jurisdiction, provided the Purchaser doe not make an advance under a Transaction Document through a branch or agency in Ireland; or

(b) a US corporation which is incorporated in the USA and is subject to federal tax in the USA on its worldwide income, except where interest is paid in respect of a Transaction Document to the US corporation in connection with a trade or business which is carried on in Ireland by the US corporation through a branch or agency; or

(c) a Person which is a Treaty Lender; or

(d) a US limited liability company (“LLC”) where the ultimate recipients of the interest paid to the LLC would themselves qualify under paragraph (a) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes, except where interest is paid in respect of a Transaction Document to the LLC in connection with a trade or business which is carried on in Ireland by the LLC through a branch or agency.

“Rating Agencies” means S&P, Fitch and Moody’s.

“Receivable” means any indebtedness and other obligations owed to an Originator or the Seller or any right of any Originator or the Seller to payment from or on behalf of an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator relating to the products business of such Originator, and includes, without limitation, the obligation to pay any finance charges, VAT, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means at any time all of the then outstanding Receivables in which the Seller has an interest (and, for avoidance of doubt, shall not include the Excluded Receivables).

“Reference Banks” means, with respect to the determination of EURIBOR, any four major banks in the Relevant Interbank Market, selected by the Agent.

“Related Security” means, with respect to any Receivable:

(i) all of the Seller’s and any Originator’s interest in any goods (including returned goods), and documentation or title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;

(ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements or similar filings relating thereto; and

(iii) all guaranties, indemnities, insurance and other agreements (including rights to payment under the related Contract, unless otherwise specified in the relevant Joinder Agreement) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise; provided that it is understood and agreed that notwithstanding anything herein or in any other Transaction Document to the contrary (i) no party hereto or to any other Transaction Document shall be required to take any action to cause any such guaranty, indemnity, insurance or other agreement or arrangement to be transferred to or for the benefit of, or otherwise assigned, to the Purchaser to the extent any such transfer or assignment requires the consent of any Person, other than any party hereto, or is prohibited by applicable law, and (ii) any amounts received by any party hereto in respect of, or otherwise in connection with, such guaranty, indemnity, insurance or other agreement or arrangement shall constitute “Related Security” for all purposes of the Transaction Documents, including any obligation of any party under the Transaction Documents to promptly deposit amounts received in respect of Collections to a Collection Account).

Notwithstanding anything herein or in any other Transaction Document to the contrary, but subject to any indemnity provisions contained in the Transaction Documents relating to failure to transfer Related Security, it is acknowledged and agreed that for all purposes under the Transaction Documents, no actions other than the transfer, conveyance and assignment set forth in clause 3.2 of the Sale Agreement relating to Receivables originated and sold by JDI UK, clause 4.2 of the Sale Agreement relating to the Receivables sold by JDI France and clauses 1 and 2.1 of the Sale Agreement relating to the Receivables originated and sold by JDI Spain and any action set forth or otherwise referenced in Exhibit II of this Agreement is required to be taken by any Originator to transfer or otherwise assign or perfect any Person’s interest in any Related Security to any Person pursuant to the Transaction Documents. Any representation, warranty or covenant of any Person in any Transaction Document as to its or another Person’s ownership of, or interest in, the proceeds of any Related Security and to the assignment or transfer of any Related Security shall be deemed subject to the proviso contained in this paragraph.

“Relevant Interbank Market” means (i) in relation to Euro (€), the European interbank market and, (ii) in relation to Pounds Sterling (£), the London interbank market.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Responsible Officer” means the Chief Executive Officer of the Seller or a Servicer, as the case may be, or the President of the Seller or a Servicer, as the case may be, or, with respect to financial matters, the Chief Financial Officer of JDI, any Vice President-Finance or Treasurer (or an equivalent officer); it being understood, that for purposes of this definition if the Seller or a Servicer, as applicable, does not have or no longer has an officer with one of the titles set forth above, a “Responsible Officer” for purposes of this Agreement and the other Transaction Documents shall be the officer or officers of the Seller or such Servicer, as applicable, designated to perform the duties of the officers described above.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sale Agreement” means each agreement between an Originator and the Seller, pursuant to which the relevant Originator sells all of its right, title and interest in certain Eligible Receivables to the Seller, as the same may be modified, supplemented, amended and/or restated from time to time in accordance with this Agreement and such Sale Agreement.

“Sale Termination Event” shall, with respect to any Sale Agreement, have the meaning given thereto in such Sale Agreement.

“Sampled Credit Memo” means, on any date, the set composed of the Sampled Euro Credit Memos and Sampled Sterling Credit Memos as of such date.

“Sampled Euro Credit Memo” means, on any date, a random sample determined by the Administrator at least twice annually of credit memos created during the twelve (12) Calculation Periods immediately preceding such date, constituting Dilution and applying to Eligible Receivables in the Euro Receivables Pool, including at least 25 credit memos from each Originator in the Eurozone.

“Sampled Sterling Credit Memo” means, on any date, a random sample determined by the Administrator at least twice annually of credit memos created during the twelve (12) Calculation Periods immediately preceding such date, constituting Dilution and applying to Eligible Receivables in the Sterling Receivables Pool, including at least 25 credit memos from JDI UK.

“Scheduled Liquidity Termination Date” means the current scheduled termination date of the commitments of the Liquidity Banks under the Liquidity Agreement, which, for the avoidance of doubt, shall be 364 days after the Closing Date.

“Screen” means the relevant display page for EURIBOR Rate (as determined by the Agent) on the Reuters Page EURIBOR01; provided that, if the Agent determines that there is no such relevant display page for EURIBOR Rate, “Screen” means the relevant display page for EURIBOR Rate (as determined by the Agent) on the Reuters Monitor Money Rates Service.

“Secured Assets” shall have the meaning given thereto in Section 1.2(d) of the Agreement.

“Secured Parties” means the Purchaser, the Agent and any Program Support Provider.

“Security Documents” means the Irish Deed of Charge on Shares and the Irish Deed of Charge.

“Seller” has the meaning set forth in the preamble to the Agreement.

“Servicer” means, (i) initially, each of JDI UK, JDI France and JDI Spain, (ii) any Third Party Servicer (iii) any other entity that becomes a Servicer hereunder pursuant to any Joinder Agreement and (iv) any Successor Servicer to any of the foregoing, appointed pursuant to the Servicing Agreement.

“Servicer Termination Event” shall have the meaning given thereto in the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of September 8, 2009, among JDI France, JDI Spain, JDI UK and the Seller, as it may be modified, supplemented, amended and amended and restated from time to time in accordance with the Agreement and the Servicing Agreement.

“Servicing Fee” means the fee, which shall accrue for each day, equal to the result of (a) 1.00% multiplied by (b) the Outstanding Balance of all Pool Receivables serviced by such Servicer on such day, multiplied by (c) a fraction, the numerator of which is one (1) and the denominator of which is three hundred sixty-five (365), or in the event any Servicer is not an Affiliate of the Originator of the Pool Receivables being serviced, collected and administered by such Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such Pool Receivables.

“Settlement Date” means the second Business Day immediately following the Monthly Reporting Date.

“Solvent” means, (a) with respect to any Person at any time, a condition under which:

(i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business; and

(v) with respect to the Seller, the Seller is able to pay its debts within the meaning of Section 216 of the Companies Act 1963 and Section 2 of the Companies (Amendment) Act 1990

For purposes of this definition:

(A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Sterling Administrator Fee Reserve” at any time means the product of (i) the sum of the total original balances of all Eligible Receivables in the Sterling Receivables Pool purchased in the preceding three (3) calendar months, (ii) two (2), (iii) a fraction having as its numerator the Sterling Days Sales Outstanding as of such day and three hundred sixty (360) as its denominator and (iv) a fraction having as its numerator one (1) and ninety (90) as its denominator.

“Sterling Days Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Sterling Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month, divided by (b)(i) the aggregate credit sales made by the Originators giving rise to Sterling Pool Receivables during the three calendar months ended on or before the last day of such calendar month divided by (ii) ninety (90).

“Sterling Default Basis” means, for any Calculation Period, the sum of (i) the product of (a) a fraction having as its numerator the difference between (I) thirty (30) and (II) the Sterling Loss Horizon Days for such Calculation Period and as its denominator, thirty (30), times (b) the Sterling Eligible Sales from the earliest Calculation Period within the Sterling Default Horizon, plus (ii) the product of (a) a fraction having as its numerator the Sterling Loss Horizon Days for such Calculation Period and as its denominator, thirty (30) times (b) the Sterling Eligible Sales in the Calculation Period immediately preceding the Sterling Default Horizon.

“Sterling Default Horizon” means, for any Calculation Period, the whole number sum of (i) four (4) plus (ii) the whole number result (rounded down) of dividing (A) the Weighted Average Sterling Terms of Sale as of the Cutoff Date for such Calculation Period by (B) thirty (30). The Sterling Default Horizon for the initial Calculation Period shall be five (5).

“Sterling Default Ratio” means, for any Calculation Period, the ratio computed as of the Cutoff Date by dividing (i) the sum of the Net Outstanding Balances of Sterling Pool Receivables each of which (a) was a Defaulted Receivable as of the Cutoff Date, and (b) was not a Defaulted Receivable as of the previous Cutoff Date, and (c) was an Eligible Receivable on at least one day during the Calculation Period by (ii) the Sterling Default Basis.

“Sterling Dilution Basis” means, for any day, the result of (i) the product of (a) the Sterling Eligible Sales in the Calculation Period immediately preceding the Sterling Dilution Horizon times (b) the result of (I) 30 minus (II) the Sterling Dilution Horizon Days, plus (ii) the product of (a) the Sterling Eligible Sales in the Calculation Period immediately preceding the Calculation Period immediately preceding the Sterling Dilution Horizon times (b) the Sterling Dilution Horizon Days, divided by (iii) 30.

“Sterling Dilution Component” means, for any day, the product of (i) the average of the Sterling Dilution Ratios for the twelve most recent Calculation Periods and (ii) the Sterling Dilution Horizon Ratio.

“Sterling Dilution Horizon” means on any day, a number, initially zero (0), determined by the Administrator on each Settlement Date, equal to the whole number result (rounded down) of dividing (A) the Weighted Average Sterling Dilution Days as of the end of the Calculation Period ending on the Cutoff Date by (B) thirty (30).

“Sterling Dilution Horizon Calculation Period” means, for any day, a number, equal to the Sterling Dilution Horizon, of consecutive Calculation Periods ending with the Cutoff Date.

“Sterling Dilution Horizon Days” means a number of days, initially seventeen and seven tenths (17.7), determined by the Administrator on each Settlement Date, equal to difference between (A) the Weighted Average Sterling Dilution Days and (B) the product of (i) the Sterling Dilution Horizon on such day and (ii) thirty (30).

“Sterling Dilution Horizon Lookback Period” means, for any day, the Calculation Period preceding the Calculation Period containing the Cutoff Date by a number, equal to the Sterling Dilution Horizon, of Calculation Periods.

“Sterling Dilution Horizon Ratio” means, for any Settlement Date (and any subsequent date until the following Settlement Date), the result of the sum of (i) the Sterling Eligible Sales during the Sterling Dilution Horizon Calculation Period and (ii) a fraction the numerator of which is (a) the product of (I) the Sterling Eligible Sales during the Sterling Dilution Horizon Lookback Period times (II) the Sterling Dilution Horizon Days and the denominator of which is (b) 30, divided by (ii) the Net Eligible Sterling Pool Balance as of such date.

“Sterling Dilution Ratio” means, for any day, the ratio computed as of the Cutoff Date by dividing: (a) the Eligible Sterling Dilution during the Calculation Period by (b) the Sterling Dilution Basis.

“Sterling Dilution Reserve Percentage” means, on any Settlement Date (and any subsequent date until the following Settlement Date), the product of (i) the Sterling Dilution Horizon Ratio multiplied by (ii) the sum of (x) the Dilution Reserve Stress Factor times the average of the Sterling Dilution Ratios for the twelve most recent Calculation Periods and (y) the Sterling Spike Factor.

“Sterling Discount Reserve” means, at any time, the sum of (i) the Sterling Termination Discount at such time, and (ii) the then accrued and unpaid Discount with respect to any Portion of Sterling Investment.

“Sterling Eligible Sales” means, for any Calculation Period, the sum of the Net Outstanding Balances of all Sterling Pool Receivables that were originated during or prior to the Calculation Period and were Eligible Receivables at any time during the Calculation Period but were not Eligible Receivables during any previous Calculation Period.

“Sterling Eligible Unapplied Cash and Credits” means the sum of (i) all Pounds Sterling cash and non-cash credits not applied to any Obligor, and the sum of (ii) for each Obligor, the smaller of (a) the sum of all Pounds Sterling cash and non-cash credits applied to such Obligor but not yet applied to any particular Receivable, or (b) the portion of the Net Eligible Sterling Pool attributable to such Obligor.

“Sterling Investment” means the amount paid to the Seller in respect of the Sterling Participation or any portion thereof by the Purchaser pursuant to the Agreement as such amount may be reduced from time to time by cash Collections distributed and applied on account of such Sterling Investment pursuant to Section 1.4 of the Agreement. If such Sterling Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Sterling Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Sterling Loss Horizon” means, on any day, a number, initially three (3), determined by the Administrator on each Settlement Date, equal to the sum of (i) two (2) plus (ii) the whole number result (rounded down) of dividing (A) the Weighted Average Sterling Terms of Sale as of the end of the Calculation Period ending on the Cutoff Date by (B) thirty (30).

“Sterling Loss Horizon Calculation Period” means, for any day, a number, equal to the Sterling Loss Horizon, of consecutive Calculation Periods ending with the Cutoff Date.

“Sterling Loss Horizon Days” means a number of days, initially eight (8), determined by the Administrator on each Settlement Date, equal to the difference between (A) the Weighted Average Sterling Terms of Sale and (B) the product of (i) the Sterling Loss Horizon on such day and (ii) thirty (30).

“Sterling Loss Horizon Ratio” means, for any Settlement Date (and any subsequent date until the following Settlement Date), the result of (i) the result of (a) the Sterling Eligible Sales during the Sterling Loss Horizon Calculation Period plus (b) the result of (I) the Sterling Eligible Sales during the Calculation Period immediately preceding the Sterling Loss Horizon Calculation Period multiplied by (II) a number equal to the Sterling Loss Horizon Days divided by (III) the number thirty (30), divided by (ii) the Net Eligible Sterling Pool Balance as of such date.

“Sterling Loss Reserve Percentage” means, on any Settlement Date (and any subsequent date until the following Settlement Date), the result of (i) the Loss Reserve Stress Factor times (ii) the highest average of the Sterling Default Ratios for any three consecutive Calculation Periods from among the twelve most recent such Calculation Periods prior to such Settlement Date, multiplied by (iii) the Sterling Loss Horizon Ratio.

“Sterling Participation” means, at any time, the undivided percentage ownership interest in (i) each and every Sterling Pool Receivable now existing or hereafter arising, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed by the Administrator (acting in accordance with the terms of the Administration Agreement and as reflected in each Daily Report and Monthly Report delivered pursuant to the terms of the Servicing Agreement) as

SI + STR + SDR + SSFR + SAFR

NESPB + SC

where:

SI	=	the Sterling Investment of the Sterling Participation at the day of computation.

STR	=	the Sterling Total Reserve as of the day of computation.

SDR	=	the Sterling Discount Reserve of the Sterling Participation at the day of computation.

SSFR	=	the Sterling Servicing Fee Reserve of the Sterling Participation at the day of computation.

SAFR	=	the Sterling Administrator Fee Reserve of the Sterling Participation at the day of computation.

NESPB	=	the Net Eligible Sterling Pool Balance as of the day of computation.

SC	=	Cash in the Collection Accounts related to Sterling Pool Receivables at the close of the Business Day prior to the day of computation (which for the avoidance of doubt shall include any amounts on deposit in respect of the Monthly Set Aside Amount).

The Sterling Participation shall be determined from time to time pursuant to the provisions of Section 1.3 of the Agreement.

“Sterling Pool Receivable” means a Receivable in the Sterling Receivables Pool.

“Sterling Receivable” means a Receivable in respect of which any indebtedness or other obligation owed to the Seller or any Originator or any right to payment of the Seller or Originator is denominated or payable in Pounds Sterling.

“Sterling Receivables Pool” means at any time all of the then outstanding Sterling Receivables in which the Seller has an interest (and, for avoidance of doubt, shall not include the Excluded Receivables).

“Sterling Servicing Fee Reserve” at any time, means the sum of (i) the unpaid Servicing Fee accrued to such time on the Sterling Pool Receivables, plus (ii) an amount equal to (a) the aggregate Outstanding Balance of Sterling Pool Receivables at the time of computation multiplied by (b) the product of (x) the Servicing Fee and (y) a fraction having 2.25 times the Sterling Days Sales Outstanding as its numerator and three hundred sixty (360) as its denominator.

“Sterling Spike Factor” means on any Settlement Date (and any subsequent date until the following Settlement Date), the product of (i) the excess, if any, of (a) the highest Sterling Dilution Ratio for any Calculation Period during the twelve most recent Calculation Periods over (b) the arithmetic average of the Sterling Dilution Ratios for such twelve months, times (ii)(a) the highest Sterling Dilution Ratio for any Calculation Period during the twelve most recent Calculation Periods, divided by (b) the arithmetic average of the Sterling Dilution Ratios for such twelve months.

“Sterling Termination Discount” means, on any date, an amount equal to the product of (i) the Sterling Investment on such date, (ii) the sum of (x) the greater of (A) 2.00% and (B) the product of (I) EURIBOR times (II) one and one-half (1.50) plus (y) two and one-half percent (2.50%), (iii) two (2) and (iv) a fraction having as its numerator the Sterling Days Sales Outstanding as of such day and three hundred sixty (360) as its denominator; less an amount equal to the product of (i) the Sterling Investment on such date and (ii) the fraction having as its numerator the product of 0.50% and ten (10), and three hundred sixty (360) as its denominator.

“Sterling Total Reserve” means (a) in the event that the Sterling Total Reserve Percentage is less than fifteen percent (15%), the product of (i) fifteen percent (15%) and (ii) the Net Eligible Sterling Pool Balance or (b) otherwise, the product of the Net Eligible Sterling Pool Balance and the Sterling Total Reserve Percentage.

“Sterling Total Reserve Percentage” means the greater of (i) the sum of (a) the Sterling Loss Reserve Percentage and (b) the Sterling Dilution Reserve Percentage or (ii) the sum of (a) the Concentration Component and (b) the Sterling Dilution Component.

“Sub-Servicer” shall have the meaning given thereto in the Servicing Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary means a Subsidiary of JDI.

“Successor Servicer” means any successor to a Servicer appointed pursuant to the Servicing Agreement.

“TARGET Day” means a day on which the TARGET System is operating.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto.

“TCA” means the Taxes Consolidation Act 1997 (as amended) of Ireland.

“Termination Date” means the earlier of (i) the Business Day which the Seller so designates by notice to the Agent at least thirty (30) days in advance and (ii) the Facility Termination Date.

“Termination Day” means each day which occurs on or after the Termination Date.

“Termination Event” has the meaning specified in Exhibit V to the Agreement.

“Termination Fee” means, for any Yield Period, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Yield Period pursuant to clause (iii) of the definition thereof) which would have accrued during such Yield Period on the reductions of Investment of the Participation relating to such Yield Period had such reductions remained as Investment, exceeds (ii) the income, if any, received by the Purchaser from the Purchaser investing the proceeds of such reductions of Investment, as determined by the Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Third Party Servicer” means any Servicer or Successor Servicer that is not a Subsidiary of JDI (for the avoidance of doubt, JDI UK, JDI France and JDI Spain are Subsidiaries of JDI).

“Third Party Servicing Fee” means the Servicing Fee with respect to any Third Party Servicer.

“Transaction Documents” means the Agreement, the Variable Funding Notes, the Irish Charge on Shares, Irish Deed of Charge, the Fee Letter, the Sale Agreements, each Company Note, the Collection Bank Agreements, the Administration Agreement, the Servicing Agreement, each Joinder Agreement, the Performance Guaranty, the Intercreditor Agreement, the Corporate Services Agreement, other documents relating to the pledge of the Originator Accounts and Collection Accounts and all other certificates, instruments, financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transfer Obligations” means (i) with respect to JDI UK, the obligations set forth in clause 3.2 of the related Sale Agreement, (ii) with respect to JDI France, the obligations set forth in clause 4.2 of the related Sale Agreement and (iii) with respect to JDI Spain, the obligations set forth in clauses 1 and 2.1 of the related Sale Agreement.

“Treaty Lender” means, in relation to the Seller, a person that is entitled under the provisions of a double taxation treaty between the jurisdiction in which such person is resident for tax purposes and the jurisdiction in which the Seller is resident for tax purposes to receive payments of interest from the Seller without a deduction or withholding for tax and it has completed all necessary procedural formalities.

“UK Limitation Acts” means the United Kingdom Limitation Acts of 1939 and 1980.

“Unilever Receivable” means any receivable originated pursuant to and in accordance with the terms of the Master Sales Agency Agreement.

“United States Federal Government” means the government of the United States of America, and any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of the government of the United States of America. For avoidance of doubt, this definition includes, without limitation, agencies of the government of the United States of America that are subject to the Federal Assignment of Claims Act.

“Unmatured Servicer Termination Event” means an event which, with the giving of notice or lapse of time, or both, would constitute a Servicer Termination Event.

“Unmatured Termination Event” means an event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“Utilization Fee” has the meaning set forth in the Fee Letter.

“Utilization Fee Rate” has the meaning set forth in the Fee Letter.

“Variable Dilution” means any Dilution other than Contractual Dilution.

“Variable Funding Notes” means the variable funding notes of the Seller, issued to the Agent for the benefit of the Purchaser pursuant to Section 1.2(c) of the Agreement substantially in the form of Annex B hereto.

“Weighted Average Euro Dilution Days” means, on any day, the result of dividing (i) the sum of, for each Sampled Euro Credit Memo, the product of (A) the amount of such Sampled Euro Credit Memo and (B) the number of days between the origination of the invoice to which such Sampled Euro Credit Memo is applied and the origination of such Sampled Euro Credit Memo by (ii) the sum of, for each Sampled Euro Credit Memo, the amount of such Sampled Euro Credit Memo.

“Weighted Average Euro Terms of Sale” means, on any day, the result of dividing (i) the sum of, for each invoice in the Euro Receivables Pool, the product of (A) the Outstanding Balance of such Euro Receivable and (B) the number of days from the origination of such invoice to the due date for such invoice by (ii) the sum of, for each invoice in the Euro Receivables Pool, the Outstanding Balance of such Euro Receivable.

“Weighted Average Sterling Dilution Days” means, on any day, the result of dividing (i) the sum of, for each Sampled Sterling Credit Memo, the product of (A) the amount of such Sampled Sterling Credit Memo and (B) the number of days between the origination of the invoice to which such Sampled Sterling Credit Memo is applied and the origination of such Sampled Sterling Credit Memo by (ii) the sum of, for each Sampled Sterling Credit Memo, the amount of such Sampled Sterling Credit Memo.

“Weighted Average Sterling Terms of Sale” means, on any day, the result of dividing (i) the sum of, for each invoice in the Sterling Receivables Pool, the product of (A) the Outstanding Balance of such Sterling Receivable and (B) the number of days from the origination of such invoice to the due date for such invoice by (ii) the sum of, for each invoice in the Sterling Receivables Pool, the Outstanding Balance of such Sterling Receivable.

“Yield Period” means, with respect to each Portion of Investment:

(a) initially the period commencing on the date of any purchase pursuant to Section 1.2 of the Agreement and ending such number of days as the Agent shall select (subject to the proviso set forth in the fourth sentence of Section 1.2(a) of the Agreement), up to ninety (90) days after such date; and

(b) thereafter each period commencing on the last day of the immediately preceding Yield Period for such Portion of Investment and ending such number of days (not to exceed ninety (90) days) as the Agent (subject to the proviso set forth in the fourth sentence of Section 1.2(a) of the Agreement) shall select; provided, that

(i) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

(ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase pursuant to Section 1.2 of the Agreement, such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii) in the case of any Yield Period for any Portion of Investment which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Yield Period shall end on such Termination Date and the duration of each Yield Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent;

provided further that the Yield Period with respect to any Portion of Sterling Investment shall be thirty (30) days.

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS OF PURCHASES

1. Conditions Precedent to Initial Purchase. The initial purchase under the Agreement is subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Agent (except in the case of Originators’ organizational documents referenced in clause (b) below, which may be reasonably satisfactory to the Agent):

(a) Counterparts of the Agreement, the Fee Letter and the other Transaction Documents, signed by the parties thereto.

(b) Certified copies of:

(i)(A) the resolutions of the Board of Directors of JDI UK authorizing the execution, delivery, and performance by JDI UK of the Transaction Documents to which it is a party, (B) all documents evidencing other necessary corporate action and governmental approvals of JDI UK, if any, with respect to this Agreement and the other Transaction Documents and (C) the certificate of incorporation and Memorandum and Articles of Association of JDI UK;

(ii)(A) the resolutions of the sole shareholder of JDI France authorizing the execution, delivery, and performance by JDI France of the Transaction Documents to which it is a party, (B) all documents evidencing other necessary corporate action and governmental approvals of JDI France, if any, with respect to this Agreement and the other Transaction Documents and (C) the certificate of incorporation and by-laws (or other constituent documents as appropriate for this jurisdiction) of JDI France;

(iii)(A) the resolutions of the Board of Directors of JDI Spain authorizing the execution, delivery, and performance by JDI Spain of the Transaction Documents to which it is a party, (B) all documents evidencing other necessary corporate action and governmental approvals of JDI Spain, if any, with respect to this Agreement and the other Transaction Documents and (C) the certificate of incorporation and by-laws (or other constituent documents as appropriate for this jurisdiction) of JDI Spain; and

(iv)(A) the resolutions of the Board of Directors of the Seller authorizing the execution, delivery, and performance by the Seller of the Transaction Documents to which it is a party, (B) all documents evidencing other necessary corporate action and governmental approvals of the Seller, if any, with respect to this Agreement and the other Transaction Documents and (C) the certificate of incorporation and Memorandum and Articles of Association of the Seller.

(c)(i) With respect to JDI UK, the certificate of the Secretary or Assistant Secretary of JDI UK certifying the names and true signatures of its officers authorized to sign the Agreement and the other Transaction Documents to which it is a party;

(ii) With respect to JDI France, (A) the Extrait K-bis indicating JDI France’s authorized representatives who are authorized to sign the Agreement and the other Transaction Documents to which it is a party and (B) a certified true copy of the signatory’s power of attorney; and

(iii) With respect to each of the Seller, the Performance Guarantor and JDI Spain, a certificate of the Director, Secretary or Assistant Secretary of each of the Seller, the Performance Guarantor and JDI Spain certifying the names and true signatures of its officers authorized to sign the Agreement and the other Transaction Documents to which it is a party.

Until the Agent receives a subsequent incumbency certificate from the Seller, the Performance Guarantor and the Originators in form and substance satisfactory to the Agent, the Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, the Performance Guarantor and the Originators, as the case may be.

(d) To the extent applicable, financing statements, duly filed on or before the date of such initial purchase in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests of the Purchaser contemplated by the Agreement and other Transaction Documents.

(e) Lien and security interest searches, and other requests for information, dated on or before the date of such initial purchase, listing all effective liens that name the Seller or any Originator as debtor, together with copies of documents evidencing such liens (none of which shall cover any Receivables, Contracts or Related Security), and similar search reports with respect to tax liens (including liens of the Pension Benefit Guaranty Corporation) in such jurisdictions as the Agent may request, showing no such liens on any of the Receivables, Contracts or Related Security.

(f) Favorable opinions, in form and substance acceptable to the Agent, of Jones Day as to (i) enforceability and true sale matters under the laws of England, Spain and France; (ii) capacity and corporate matters under the laws of England, Spain, and France; and (iii) corporate, non-consolidation and security interest matters and such other matters (including absence of conflict with the Credit Agreement), as the Agent or S&P may reasonably request.

(g) Favorable opinions, in form and substance acceptable to the Agent, of (i) Arthur Cox as to tax and legal matters under the laws of Ireland, and (ii) Loyens Loeff, as to non-consolidation under the laws of the Netherlands.

(h) A pro-forma Monthly Report.

(i) Evidence (i) of the execution and delivery by each of the parties thereto of the Sale Agreements and all documents, certificates, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such certificates, documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of each Sale Agreement has been satisfied to the Agent’s satisfaction, and (iii) that the initial purchases under the Sale Agreements have been consummated.

(j) Evidence of payment by the Seller of all accrued and unpaid fees (including the “structuring fee” contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings; including any such costs, fees and expenses arising under or referenced in Section 5.4.

(k) (i)(A) With respect to JDI France, a “Certificat de Non Faillite” evidencing the absence of an insolvency certificate and (B) an “Etat des privilèges et nantissements” indicating all registered security interests, where an obligation of registration exists; and

(ii) With respect to JDI Spain, a certificate from the Companies Register regarding JDI Spain’s corporate existence, power, and that it is not currently the subject of a bankruptcy proceeding;

(iii) With respect to the Seller, a Certificate of Residency of the Seller issued by the Irish Revenue Commissioners; and

(iv) With respect to the Performance Guarantor, a good standing certificate issued by the Secretary of State of Delaware.

(l) In the event that any lender, purchaser or agent under any debt or purchase facility to which an Originator or any Servicer is a party must consent to the execution, delivery or performance of the Transaction Documents by such Originator or such Servicer, or to the consummation of any of the transactions contemplated thereby, evidence that such consent has been obtained.

(m) [Reserved].

(n) Confirmation from the Rating Agencies to the effect that the Purchaser’s entry into this Agreement will not result in a reduction of the ratings of the Notes and confirmation from S&P that the Variable Funding Notes have been assigned an AA rating by S&P.

(o) Searches of the central index of winding up petitions and the Companies House registry in respect of JDI UK have been completed as well as such other satisfactory local registry searches and related documentation as reasonably requested by the Agent. In the case of the Companies House search, such requirement may be satisfied by an electronic mail confirmation to Dechert LLP in London (John Gordon) that the winding up search has been completed.

(p) Each of the Seller and the Servicers provide a United States address or a United States process agent (e.g. CT Corporation) for the purpose of accepting service of process on their behalf.

(q) The executed Variable Funding Notes in the aggregate face amount of the Purchase Limit.

(r) Such other approvals, opinions or documents as the Agent may reasonably request.

2. Conditions Precedent to All Payments. Each Payment shall be subject to the further conditions precedent that:

(a) in the case of each Payment (other than (1) the initial Payment under the Agreement and (2) a Payment out of Collections pursuant to Sections 1.4(b)(i)(F) and 1.4(b)(ii) of the Agreement), the Agent shall have received, by the time of such Payment, in form and substance satisfactory to the Agent, (x) a completed Monthly Report with respect to the period ending on the close of business on the Business Day immediately preceding the date of the applicable notice pursuant to Section 1.2(a) of the Agreement and a completed Monthly Report with respect to the calendar month ended immediately prior to the date of such Payment, and (y) all other reports and information required to be delivered under this Agreement by the Seller or the Servicers; and

(b) on the date of such Payment the following statements shall be true (and acceptance of the proceeds of such Payment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) representations and warranties contained in Exhibit III and Exhibit VI to the Agreement are true and correct on and as of the date of such Payment as though made on and as of such date;

(ii) each of the Originators, the Servicers and the Seller shall have performed and observed all terms, covenants and agreements contained in this Agreement or any other Transaction Document on its part to be performed or observed;

(iii) without limiting the foregoing, no event has occurred and is continuing, or would result from such Payment or from the application of proceeds therefrom, that constitutes a Termination Event or Unmatured Termination Event; provided, however, that if an Unmatured Termination Event exists, reinvestments of Available Collections will be permitted but no increases in advances outstanding will be permitted;

(iv) without limiting the foregoing, neither the Euro Participation nor the Sterling Participation shall exceed one hundred percent (100%);

(v) without limiting the foregoing, the Internal Revenue Service shall not have filed notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any asset of the Seller or any Originator, and the Pension Benefit Guaranty Corporation shall not have filed notice of a lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller or any Originator, unless, in either case, such lien shall have been released prior to the date of such Payment;

(vi) a certified true copy of the notification letters delivered to Société Générale and Citibank, N.A. (Paris) with respect to the Collection Bank Agreements to which JDI France is a party over the related Originator Account and Collection Account, respectively, has been delivered;

(vii) the Facility Termination Date shall not have occurred; and

(viii) after giving effect to such Payment, the aggregate outstanding Investment shall not exceed the Purchase Limit.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a) The Seller is a private limited liability company duly incorporated and validly existing under the laws of Ireland, and is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified if any failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller’s use of the proceeds of purchases and reinvestments, (i) are within the Seller’s corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Seller, (iii) do not contravene or result in a default under or conflict with (1) the Seller’s constitutional documents, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property unless, in each case, such contravention, default or conflict could not reasonably be expected to have a Material Adverse Effect, (iv) do not result in or require the creation of any Adverse Claim (other than Permitted Adverse Claims or in respect of legal title retained by JDI UK in respect of the Sterling Receivables) upon or with respect to any of its properties and (v) are in the Seller’s commercial interest. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, except for (i) actions taken or referred to in Exhibit II, all of which have been (on or before the Closing Date) duly made or taken and are in full force and effect, (ii) except in relation to the security interests contained in the Security Documents, registration in the Irish Companies Registration Office pursuant to section 99 of the Companies Act 1963 (as amended) of Ireland and notification to the Irish Revenue Commissioners pursuant to section 1001 of the Taxes Consolidation Act 1997 (as amended) of Ireland, within 21 days of the creation of the security expected to be created thereby, registration pursuant to and in accordance with Section 395 of the Companies Act 1985 (as amended); and (iii) except where the failure to have obtained any such authorization or approval or taken any such action or made any such filing or notice would not have nor would be reasonably likely to have a Material Adverse Effect.

(d) Each of the Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to the Legal Reservations.

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(e) The Seller is the legal and beneficial owner, or in the case of the Sterling Receivables, the beneficial owner thereof, of the Receivables purporting to be in the Receivables Pool, free and clear of any Adverse Claim (other than Permitted Adverse Claims and legal title retained by JDI UK in respect of the Sterling Receivables); the Purchaser has a security interest, which, in the case of the Sterling Receivables shall be a beneficial interest, in the Secured Assets, and the Purchaser has a first priority perfected security interest in such items, free and clear of any Adverse Claims (other than Permitted Adverse Claims and legal title retained by JDI UK in respect of the Sterling Receivables). No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto or any Originator Account or Collection Account is on file in any recording office, except those filed in favor of the Seller and the Purchaser pursuant to this Agreement and the other Transaction Documents (and those relating to security interests that will be terminated or released on or prior to the Closing Date, Permitted Adverse Claims and any security interests relating to legal title retained by JDI UK in respect of the Sterling Receivables).

(f) All information, exhibits, financial statements, documents, books, records or reports furnished by the Seller to the Administrator, the Agent or the Purchaser in connection with the Agreement and any of the other Transaction Documents is accurate in all material respects as of its date, and no such item contains any untrue statement of a material fact.

(g) The registered office of the Seller is First Floor, 7 Exchange Place IFSC, Dublin, Ireland.

(h) The names and addresses of all the Collection Banks, together with the account numbers of the Originator Accounts and Collection Accounts, are specified in Schedule II to the Agreement (except as otherwise consented by the Agent in accordance with clause (i) of Exhibit IV to the Agreement) and the Originator Accounts and Collection Accounts are subject to Collection Bank Agreements. All Obligors have been directed to make all payments with respect to each Contract to a Collection Account.

(i) The Seller is not in violation of any law, rule or regulation or of any order of any court, arbitrator or Governmental Authority that could be reasonably be expected to have a Material Adverse Effect.

(j) No proceeds of any purchase or reinvestment will be used by the Seller for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U or X of the Federal Reserve Board.

(k) Each Receivable included in the calculation of the Net Eligible Euro Pool Balance and the Net Eligible Sterling Pool Balance is an Eligible Receivable as of the date of such calculation.

(l) The Net Eligible Euro Pool Balance is equal to or greater than the sum of the Euro Investment of the Participation and the Euro Total Reserve, and the Net Eligible Sterling Pool Balance is equal to or greater than the sum of the Sterling Investment of the Participation and the Sterling Total Reserve.

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(m) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Participation or from the application of the proceeds therefrom, which constitutes a Termination Event or an Unmatured Termination Event.

(n) The Seller has complied in all material respects with the relevant Credit and Collection Policy with regard to each Pool Receivable.

(o) The Seller has complied with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents to which it is a party.

(p) The Seller’s complete corporate name is set forth in the preamble to the Agreement, and the Seller does not use and has not since its incorporation used any other corporate name, trade name, doing-business name or fictitious name, and except for names first used after the date of the Agreement and set forth in a notice delivered to the Agent.

(q) The Seller has filed or caused to be filed all material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid or made adequate provisions for the payment of all taxes payable by it which have become due or any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Seller), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(r) The Seller is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) The Seller is a “qualifying company” for purposes of Section 110 of TCA.

(t) There is no pending action, suit or proceeding and, to the Seller’s knowledge, no threatened action, suit or proceeding, affecting the Seller, or any of its properties, before any Governmental Authority or arbitrator which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Seller is not in default with respect to any order of any court, arbitrator or governmental body.

(u) Written notice from each Originator (or the Performance Guarantor, on behalf of such Originator) to all relevant Obligors providing for changes in payment instruction (from the relevant Originator Account to the relevant Collection Account established by the Seller in the name of the Seller, pursuant to Section 4.3(a)) have been sent.

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(v) The Seller is not in default under any of its contractual obligations, nor has a termination event, event of default or any similar such event occurred with respect to any material agreement to which the Seller is a party.

(w) No withholding or deduction for or on account of tax is required to be made from any payment made by the Seller under this Agreement, provided always that the recipient of such payment is a Qualifying Lender.

(x) [Reserved.]

(y) No selection procedure was used by the Seller in selecting the Receivables to be transferred by it to the Purchaser hereunder which is materially adverse to the interests of the Purchaser or Agent.

(z) The Seller is not unable to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become due.

(aa) The Seller has not taken any corporate action, nor (to its knowledge, due enquiries having been made) have any steps been taken or legal proceedings been started or threatened against the Seller for its winding-up, bankruptcy, liquidation, examinership, dissolution, reorganization or annulment as a legal entity or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestator or similar officer of the relevant company or of any or all of its assets or revenues.

(bb) The Purchase Price paid for each Receivable purchased from the Seller hereunder constitutes fair market value. Each purchase hereunder shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser, and no such sale is or may be voidable or subject to avoidance under any clause of any insolvency law. The transfers of Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller or any of its Affiliates.

(cc) Either (a) no data protection law is applicable to any of the Seller’s Receivables, or (b) the Seller is in compliance with all data protection laws applicable to such Receivables, except to the extent the failure to so comply would not have nor be reasonably likely to have a Material Adverse Effect and it is entitled to disclose to the Purchaser and the Agent all of the information required to be set forth in each document to be executed in connection with each of the Sale Agreements and each Monthly Report.

(dd) The Seller is incorporated in Ireland for Irish tax purposes, is VAT registered in Ireland and is acting from Ireland for the purposes of the transactions contemplated by the Transaction Documents.

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EXHIBIT IV

COVENANTS

1. Covenants of the Seller. Until the Final Payout Date:

(a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its company or corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not adversely affect the collectibility of the Receivables or the enforceability of any related Contract or materially adversely affect the ability of the Seller to perform its obligations under any related Contract or under the Agreement or any other Transaction Document to which it is a party.

(b) Offices, Records and Books of Account, Etc. The Seller (i) shall maintain its registered office in Ireland and (ii) shall provide the Agent with at least sixty (60) days’ written notice prior to making any change in (A) the Seller’s name or making any other change in the Seller’s identity or company structure (including a merger) or (B) the Seller’s jurisdiction of formation; each notice to the Agent pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller (or a Servicer on its behalf) also will maintain and implement administrative and operating procedures (including, without limitation, and to the extent permitted by applicable law, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables in the ordinary course of business (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policies. The Seller (and each Servicer, on behalf of the Seller, to the extent applicable), shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the relevant Credit and Collection Policy with regard to each Receivable and the related Contract.

(d) Ownership Interest, Etc. The Seller shall, at its expense, take or procure, as applicable, all action necessary or desirable to establish and maintain a valid and enforceable undivided ownership interest, to the extent of the Participation, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and a first priority perfected security interest in the Secured Assets, in each case free and clear of any Adverse Claim (other than Permitted Adverse Claims and legal title retained by JDI UK in respect of the Sterling Receivables), in favor of the Purchaser, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Purchaser under the Agreement as the Purchaser, through the Agent, may request.

(e) Sales, Liens, Etc. Except for retransfers of Pool Receivables to the Originators in accordance with a Sale Agreement, the Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Adverse Claims and legal title retained by JDI UK in respect of the Sterling Receivables) upon or with respect to, any or all of its right, title or interest in, to or under, any Secured Asset (including without limitation the Seller’s undivided interest in any Pool Receivable, Related Security which it owns, or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e). Seller will defend the right, title and interest of the Agent and the Purchaser in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator.

(f) Modification, Extension or Amendment of Receivables. Except as provided in the Agreement and the other Transaction Documents and the relevant Credit and Collection Policy (or as required by any applicable law or regulation), the Seller shall not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive in any material respect any term or condition of any related Contract; provided, however, no such modification or extension of a Receivable shall alter the status of such Receivable as a Defaulted Receivable or a Delinquent Receivable or limit the rights of the Agent under this Agreement; and, provided, further, if a Termination Event exists, the Seller shall not make such modifications and adjustments without the prior consent of the Purchaser; to the extent that the Seller contracts with any third party with respect to the collection of Delinquent Receivables or Defaulted Receivables, such third party shall also be bound by the terms set forth above.

(g) Change in Business or Credit and Collection Policies. The Seller shall not make any material change in the character of its business, or make any change in any relevant Credit and Collection Policy and its constitutional documents that would adversely affect the collectibility of the Receivables Pool or materially adversely affect the ability of the Seller to perform its obligations under any related Contract or under the Agreement. The Seller shall not make any material change to any relevant Credit and Collection Policy without the prior written consent of the Agent.

(h) Audits. (i) The Seller shall, at the Seller’s expense, at any time and from time to time (but, so long as no Termination Event has occurred and is continuing, not more than once during any calendar year), during regular business hours, upon reasonable advance notice as requested by the Agent, permit the Agent, or its agents or representatives, (x) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, but provided it is permitted by applicable law and subject to the restrictions contained in any license with respect thereto, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related Contracts (provided that such release does not violate any confidentiality agreement) and (y) to visit the offices and properties of the Seller for the purpose of examining such materials described in subclause (x) above, and to discuss matters relating to Receivables and the Related Security or the Seller’s performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters. The Seller and each Originator shall furnish to the Agent within five Business Days of a written request such information as the Agent may reasonably request, from time to time. The Seller shall promptly notify the Agent of any change in its accountants or accounting policy. (ii) The Seller shall, on a bi-annual basis and at the Seller’s expense, obtain a third-party audit conducted on a random sample of the Receivables (that is sufficiently sized to provide 95% confidence compliance testing, as determined by the relevant third-party audit firm), and promptly furnish the same to the Agent and S&P.

(i) Change in Collection Banks, and Payment Instructions to Obligors. The Seller shall not make any change in its instructions to, or add or terminate any bank as a Collection Bank or any account as a Collection Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or such Servicer or payments to be made to any Collection Account, unless the Agent shall have consented thereto in writing and the Agent shall have received copies of all agreements and documents (including without limitation Collection Bank Agreements) that it may request in connection therewith.

(j) Collection Accounts. The Seller, its authorized designee, or the Servicers shall: (i) instruct all Obligors of Pool Receivables to make payments of Receivables only to the applicable Collection Account subject to Collection Bank Agreements to which only the Seller and the Collection Banks have access (and shall instruct the Collection Banks to cause all items and amounts relating to such Receivables received in any other account, lock-box or post office box to be removed and deposited into such Collection Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by the Seller or the related Servicer into the Collection Accounts not later than one Business Day (or, in the case of amounts received by the Seller or a Servicer after 3:00 p.m. on any Business Day, the second Business Day following such receipt) after receipt thereof. Neither the Seller nor the Servicers will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account cash or cash proceeds other than Collections of Pool Receivables (or, in the case of any Collection Account located in the United Kingdom, amounts in respect of Unilever Receivables) unless each holder of a Lien or ownership interest in such cash or cash proceeds is a party to the Intercreditor Agreement. In the event that the short-term credit rating of any Collection Bank at which any Collection Account is located is downgraded below A-1 by S&P, within thirty (30) days of such downgrade, the Seller (or its duly authorized designee, on behalf of the Seller) shall open a new Collection Account with a Collection Bank and direct all relevant Obligors to make all future payments directly to such account.

(k) Marking of Records. At its expense, the Seller (or each Servicer on its behalf) shall mark its master data processing records relating to Pool Receivables and related Contracts, with a legend or other notation evidencing that the undivided percentage ownership interests with regard to the Participation related to such Receivables and related Contracts have been sold in accordance with the Agreement.

(l) Reporting Requirements. Seller will maintain, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

(i) Annual Reporting.

(A) Within 90 days after the close of each of its fiscal years, audited and consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for JDI for such fiscal year certified in a manner acceptable to the Agent by Ernst & Young LLP or other independent public accountants acceptable to the Agent, which certification shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for material changes with which such accountants shall concur and that shall have been disclosed in the notes to the financial statements).

(B) Within 90 days after the close of each of its fiscal years, a balance sheet and income statement for the Seller as reported by Hyperion Financial Management in accordance with GAAP, all certified by a Responsible Officer of JDI.

(C) Within 90 days after the close of each of its fiscal years, a balance sheet and income statement for each Originator as reported by Hyperion Financial Management in accordance with GAAP, all certified by a Responsible Officer of JDI.

(ii) Quarterly Reporting.

(A) Within 50 days after the close of the first three (3) quarterly periods of each of its fiscal years, a consolidated unaudited balance sheet and a statement of cashflows of JDI as at the close of each such period, and a statement of income for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of JDI.

(B) Within 50 days after the close of the first three (3) quarterly periods of each of its fiscal years, a balance sheet and income statement for the Seller as reported by Hyperion Financial Management in accordance with GAAP, all certified by a Responsible Officer of JDI.

(C) Within 50 days after the close of the first three (3) quarterly periods of each of JDI’s fiscal years, a balance sheet and income statement for each Originator prepared on an individual basis as reported by Hyperion Financial Management in accordance with GAAP, all certified by a Responsible Officer of JDI.

(iii) Compliance Certificates. Together with the financial statements required hereunder, a Compliance Certificate (in substantially the form of Annex D) required to be delivered by JDI (including a representation that each of the Originators is solvent) each dated the date of delivery of such annual financial statements or such quarterly financial statement, as the case may be.

(iv) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication of any type or kind under or in connection with any Transaction Document from any Person other than the Agent or the Purchaser, copies of the same.

(v) Other Information. Promptly (to the extent permitted by applicable law or regulation), from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Seller, any Originator or any Affiliate of any such Person as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchaser under or as contemplated by this Agreement.

(m) Separate Existence.

(i) The Seller shall maintain in full force and effect its existence and rights as a private limited liability company duly incorporated under the laws of Ireland;

(ii) The Seller shall at all times conduct its business and affairs in accordance with its Memorandum and Articles of Association from within Ireland such that, at all times it shall:

(A) maintain its registered office in Ireland;

(B) hold all meetings of its board of directors in Ireland and ensure that all of its directors are resident in Ireland for tax purposes, that they will exercise their control over the business and the Seller independently and that those directors (acting independently) exercise their authority only from and within Ireland by taking all key decisions relating to the Seller in Ireland;

(C) not open any office or branch or place of business outside of Ireland; and

(D) not knowingly (except to the extent that entering into the Transaction Documents and the performance of their terms cause it to be so resident) do anything which may result in the Seller creating an establishment in any other jurisdiction other than Ireland.

(iii) The Seller shall ensure that all corporate or other formalities regarding its existence (including holding regular board of directors’ or other similar meetings) are followed.

(iv) The Seller shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence as an Irish private limited liability company being ignored or in its assets and liabilities being substantively consolidated with any other person in a bankruptcy, reorganization or other insolvency proceeding, and shall correct any known misunderstandings regarding its separate existence.

(v) The Seller shall not (A) have any subsidiaries, (B) have any employees (other than its directors), (C) engage in any transaction with any shareholder that would constitute a conflict of interest, (D) pay dividends (except in respect of the Irish Profit Participation Note in accordance with its terms) or (E) issue any shares (other than such shares as are is issue on June 15, 2009).

(vi) The Seller shall maintain at all times at least one director who (A) is independent of each of the Servicers/Originators and any of their respective Affiliates and (B) has (1) prior experience as an independent director for an entity whose charter documents required the unanimous consent of all independent directors thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

(n) Separateness.

(i) the Seller shall pay its own liabilities out of its own funds, except to the extent permitted by the terms of the Transaction Documents and/or the Irish Profit Participation Note.

(ii) The Seller shall hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person.

(iii) The Seller shall promptly correct any misunderstanding of which it has knowledge regarding its separate existence and identity.

(iv) The Seller shall prepare and maintain its own full and complete books, records and financial statements separate from any other Person. Seller’s financial statements will comply with GAAP.

(v) The Seller shall maintain at least one bank account in its own name.

(vi) The Seller shall not assume or guarantee or become obligated for any debts of any Person and no Person will assume or guarantee or become obligated for the debts of Seller, other than as provided in the Transaction Documents. The Seller will not hold its credit out as being available to satisfy the obligations of any other Persons.

(vii) The Seller shall not acquire obligations or securities of any Person except as otherwise expressly contemplated in the Transaction Documents. The Seller will not make loans, advances or otherwise extend credit to any Person except as permitted by the Transaction Documents.

(viii) Except to the extent provided in the Transaction Documents, the Seller shall not commingle any of its money or other assets with the money or assets of any other Person.

(ix) Except as expressly contemplated in the Transaction Documents, the Seller shall engage in transactions and conduct all other business activities solely in its own name and through its own authorized officers and agents. The Seller will present itself to the public as a separate company. Except to the extent provided in, or anticipated by, the Transaction Documents, or as may be permitted to effect the transactions contemplated by the Transaction Documents, no Person will be appointed as agent of the Seller.

(o) Mergers, Acquisitions, Sales, etc.

(i) The Seller shall not:

(A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest or equity interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

(B) acquire Receivables from any Person other than an Originator (and all such Receivables shall be acquired pursuant to a Sale Agreement);

(C) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for obligations incurred pursuant to the Transaction Documents; or

(D) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person; or

(E) issue any membership or equity interest any Person, or take any other action, that would cause a Change of Control.

(p) Restricted Payments.

(i) General Restriction. Except in accordance with subparagraph (ii) below, the Seller shall not (A) purchase or redeem any of its membership or other equity interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated Debt of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any Originator. Actions of the type described in this clause (i) are herein collectively called “Restricted Payments”.

(ii) Types of Permitted Payments. Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to the Originators and only in one or more of the following ways:

(A) Seller may make cash payments (including prepayments) on the Company Notes in accordance with their terms;

(B) Seller may make cash payments on the Irish Profit Participation Note in accordance with its terms; and

(C) if no amounts are then outstanding under the Company Notes, the Seller may declare and pay Dividends.

(iii) Specific Restrictions. The Seller may make Restricted Payments only out of Collections paid or released to the Seller pursuant to Section 1.4 of the Agreement. Furthermore, the Seller shall not pay, make or declare any Restricted Payment (including any Dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(q) Use of Seller’s Share of Collections. The Seller shall apply Collections solely in accordance with Section 1.4 of this Agreement.

(r) Amendments to Certain Documents.

(i) The Seller shall not amend, supplement, amend and restate, or otherwise modify (or add any Person as a party to) any Sale Agreement, the Servicing Agreement, the Company Notes, any other document executed under the Sale Agreements, the Collection Bank Agreements or the Seller’s Memorandum and Articles of Association or any other Transaction Document to which it is a party, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Agent.

(ii) The Seller shall not enter into or otherwise become bound by any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

(iii) The Seller shall promptly furnish to the Agent a copy of any amendment, supplement, restatement or modification of any of the Transaction Documents to which it is a party (and to which the Agent is not a party).

(s) Incurrence of Indebtedness. The Seller shall not (i) create, incur or permit to exist, any Debt or (ii) cause or permit to be issued for its account any letters of credit or bankers’ acceptances, except for Debt incurred pursuant to the Company Notes or incurred pursuant to or in connection with the Agreement or otherwise permitted by the Agreement.

(t) All information, exhibits, financial statements, documents, books, records or reports to be furnished at any time by the Seller to the Administrator, the Agent or the Purchaser in connection with the Agreement and any of the other Transaction Documents will be accurate in all material respects as of the date so furnished, and no such item will contain any untrue statement of a material fact.

(u) Financing Statements; Performance by the Agent. To the extent applicable, the Seller hereby authorizes the Agent or the Agent’s designee (which may be counsel for the Seller or counsel for the Agent) to file one or more financing or continuation statements with respect to the perfection (and continued perfection) of security interests on or after the date of the Agreement, and amendments thereto and assignments thereof, relative to all or any of the Secured Assets whether now existing or hereafter arising. Without limiting the foregoing, to the extent applicable, the Seller hereby authorizes the Agent to file any financing statement that (i) indicates the collateral (x) as all assets of the Seller or words of similar effect, regardless of whether any particular asset in the collateral falls within the scope of applicable law of the jurisdiction in which such financing statement is filed, or (y) as being of an equal or lesser scope or with greater detail, and (ii) contains any other information permitted or required by applicable law of the jurisdiction in which such financing statement is filed regarding the sufficiency or filing office acceptance of any financing statement, including whether the Seller is an organization, the type of organization and any organizational identification number issued to the Seller. If the Seller fails to perform any of its agreements or obligations under the Agreement or any other Transaction Documents, the Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent or its designee incurred in connection therewith shall be payable by the Seller as provided in Section 5.4 of the Agreement.

(v) The Seller shall not later than 21 days following the date of this Agreement (i) procure the delivery to the Registrar of Companies in Ireland for registration pursuant to and in accordance with Section 99 of the Companies Act 1963 (as amended) of Ireland, of all particulars and documentation required by Section 99 to be delivered in respect of the security constituted by the

Transaction Documents, (ii) notify the Irish Revenue Commissioners in writing of any security created under the Transaction Documents for the purposes of section 1001 of the Taxes Consolidation Act 1997 (as amended) of Ireland and (iii) cause JDI UK to procure the delivery to the Registrar of Companies in England and Wales for registration pursuant to and in accordance with Section 395 of the Companies Act 1985 (as amended), of all particulars and documentation required by Section 395 to be delivered in respect of the security constituted by the Transaction Documents.

(w) Upon request, the Seller will provide JDI France with all information and any tax certificates necessary to obtain the benefit of the tax treaty entered into between France and Ireland on March 21, 1968 and in order to evidence its VAT registration in Ireland.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) The Seller shall fail to make when due any payment, transfer or deposit to be made by it under the Agreement or any other Transaction Document and any such payment, transfer or deposit is not made for two (2) Business Days; provided, that a Termination Event shall exist, with respect to any Settlement Date, if the Seller shall (i) fail to set aside the Monthly Set Aside Amount in full pursuant to Section 1.4(b)(i)(B) or (ii) fail to make payment in full of the amounts described in Section 1.4(b)(i)(H) on or prior to the day that is two (2) Business Days following such Settlement Date; or

(b) Any representation, warranty, certification or written statement made by the Seller in, or pursuant to, any Transaction Document (other than with respect to a breach of representation relating solely to whether any Receivable is an Eligible Receivable, unless, in the case of any Receivable required to be repurchased from the Seller pursuant to a Sale Agreement, the relevant Originator fails to repurchase such Receivable in accordance with such Sale Agreement) proves to have been incorrect in any material respect as of the date when made or deemed made and, if the circumstances causing such representation, warranty, certification or written statement to be incorrect are capable of being remedied, the relevant party shall have failed to remedy such circumstances in a manner that such representation, warranty, certification or written statement is true and correct in all material respects within five (5) Business Days after a Responsible Officer of such relevant party obtained knowledge or received notification thereof; or

(c) The Seller fails to observe or perform any covenant or agreement relating to requirements to give notice of Termination Events, Unmatured Termination Events, Servicer Termination Events, Unmatured Servicer Termination Events, litigation, judgments, changes in business, sales and Adverse Claims (other than Permitted Adverse Claims) relating to the Receivables, and, if such failure is capable of being remedied, the Seller fails to do so within five (5) Business Days after a Responsible Officer of the Seller obtained knowledge or received notification thereof; or

(d) Any Originator (including in its capacity as a Servicer) fails (i) to deliver the information to the Administrator that is required by the Administrator to prepare each daily report or (ii) to comply with any related Transfer Obligation, and, in either case, if such failure is capable of being remedied, such Originator fails to do so within one (1) Business Day; or

(e) The Seller or any Originator (including in its capacity as a Servicer), or the Performance Guarantor, fails to observe or perform in any material respect any other term, covenant or agreement under any Transaction Document to which it is a party, and, if such failure is capable of being remedied, the Seller or such Originator fails to do so within five (5) Business Days after a

Responsible Officer of such relevant party obtained knowledge or received notification thereof; provided, that, if any Originator fails to deliver, on a quarterly basis, the Compliance Certificate (or similar certificate which contains a representation that such Originator is solvent at such time) described in paragraph (l)(iii) of Exhibit IV, the five (Business Day) grace period shall not apply; or

(f) At any time, the three-month rolling average of the Euro Dilution Ratio and the Sterling Dilution Ratio is greater than 16.24% and 11.26%, respectively (each to be tested based on all Euro Receivables or all Sterling Receivables, as applicable, but to be reported both separately as to each applicable Originator and in the aggregate for all applicable Originators, in each case broken out by currency); or

(g) At any time, the three-month rolling average of the Euro Default Ratio and the Sterling Default Ratio (for each Originator, as applicable), is greater than 3.15% and 3.56%, respectively (each to be tested based on all Euro Receivables or all Sterling Receivables, as applicable, but to be reported both separately as to each applicable Originator and in the aggregate for all applicable Originators, in each case broken out by currency); or

(h)(i) Any Originator (including in its capacity as a Servicer), or the Performance Guarantor, directly or indirectly, disaffirms or contests the validity or enforceability of any Transaction Document or (ii) any Transaction Document fails to be an enforceable obligation of an Originator, or the Performance Guarantor; or

(i)(i) the Seller or any Originator fails to pay any of its Debt when due and payable (after the expiry of any applicable grace period) in an aggregate principal amount greater than the local currency equivalent of $100,000 (in the case of the Seller) or the local currency equivalent of $25,000,000 (in the case of any Originator) or defaults in the performance of any provision of any agreement under which such Debt was created or by which it is governed and such default permits such Debt to be declared due and payable or otherwise required to be prepaid before the scheduled maturity thereof or (ii) a default or termination or similar event occurs under any agreement providing for the sale, transfer or conveyance by any Originator of all or a material portion of its assets; or

(j) The Performance Guarantor (i) fails to pay any principal of or interest on its Debt under the Credit Agreement when due and payable (after the expiry of any applicable grace period), or (ii) fails to pay any other Debt when due and payable (after the expiry of any applicable grace period) in an aggregate principal amount greater than $25,000,000, or (iii) defaults in the performance of any provision of the Credit Agreement or of any other agreement under which such other Debt was created or by which it is governed and such default permits such Debt to be declared due and payable or otherwise required to be prepaid before the scheduled maturity thereof; or

(k) The Performance Guarantor ceases to own directly or indirectly 100% of each Originator and the Seller; or

(l) The Seller shall fail to have valid title to the Eligible Receivables, related contracts or Collections or the Agent, on behalf of the Purchaser, shall cease to have a valid, perfected first priority security interest in the Eligible Receivables, the related contracts or Collections, in each case for any reason; or

(m) The assets of any Originator or the Seller are seized or frozen by virtue of any legal action brought by any tax or other Governmental Authority (except for a tax or other Governmental Authority outside of France, Spain, the United Kingdom or any other jurisdiction in which an Originator is incorporated, provided, however, this exception shall not apply in the case of any assets seized or frozen due to an adverse change in the creditworthiness of such Originator or the Seller); or

(n) Any final judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes requiring the Seller, any Originator or the Performance Guarantor (as applicable) to pay a sum or sums and which are not discharged, or waived or stayed for a period of 30 days, is entered or filed against (i) the Seller or against any of its property, in an aggregate amount in excess of the local currency equivalent of $100,000, or (ii) any Originator or the Performance Guarantor or against their properties, in an aggregate amount in excess of the equivalent of $25,000,000; or the Seller, any Originator or the Performance Guarantor make payments in settlement of any litigation, claim or dispute in excess of such respective amounts, except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefore in writing; or

(o)(i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of the Performance Guarantor, any Originator, any Servicer or the Seller in an amount that could reasonably likely have a “material adverse effect” (solely for the purpose of this clause (o), “material adverse effect” shall mean any (a) material adverse event, development, change, circumstance or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, prospects or results of operations of the Performance Guarantor, any Originator, any Servicer or the Seller or any of their Subsidiaries, taken as a whole or (b) material adverse change in (i) the legality, validity or enforceability of any Transaction Document, (ii) the perfection or priority of the Liens granted pursuant to the Transaction Documents, (iii) the ability of the parties hereto to perform their obligations under the Transaction Documents or (iv) the rights and remedies of the Agent, the Purchaser or the Seller under the Transaction Documents).

(p) The Agreement or any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Participation shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of the Participation in each Pool Receivable and the

Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim (other than Permitted Adverse Claims) or (ii) cease to create with respect to the Secured Assets, or the interest of the Purchaser with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim (other than Permitted Adverse Claims); or

(q) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as such debts become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, receivership, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either (i) such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or (ii) in any such proceeding, there is entered an order for relief against, or the there is appointed a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property); or the Seller shall take any corporate action to authorize any of the actions set forth above in this paragraph (q); or

(r) Either of the Euro Participation or the Sterling Participation shall exceed one hundred percent (100%) and such condition shall continue unremedied for more than two (2) consecutive Business Days; or

(s) a Servicer Termination Event shall occur and be continuing; or

(t) a Sale Termination Event shall occur and be continuing; or

(u) a Change of Control has occurred; or

(v) a Material Adverse Effect shall occur; or

(w) any Originator for any reason ceases to transfer, or is legally unable to transfer, Receivables to the Seller under the relevant Sale Agreement, or the Seller ceases to acquire Receivables from the Originators; or

(x) in the judgment of the Agent, there shall have occurred a material adverse change in (i) the ability of any Servicer to adequately service the receivables or (ii) the ability of the Purchaser to enforce or otherwise realize upon its interest in the Receivables or the Collections; or

(y) a Collection Bank shall default or fail in the performance or observance of any agreement or duty applicable to it in respect of any Collection Account, and (A) the Seller (or the Servicer on its behalf) has not notified the Agent, within two (2) Business Days after becoming aware of such continuing default or failure, of the action it intends to take to cure such default or failure or (B) if so requested by the Agent, the Seller has not established, within fifteen (15) Business Days of such default or failure, another Collection Account with a Collection Bank agreed upon by the Seller and the Agent; or

(z) any Originator (including in its capacity as a Servicer) or the Performance Guarantor shall fail to make when due any payment, transfer or deposit to be made by it under the Agreement or any other Transaction Document and any such payment, transfer or deposit is not made for two (2) Business Days; or

(aa) any Servicer, the Performance Guarantor or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally as such debts become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Servicer, the Performance Guarantor or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, receivership, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either (i) such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or (ii) in any such proceeding, there is entered an order for relief against, or the there is appointed a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property); or any Servicer, the Performance Guarantor or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph (aa); or

(bb) Any representation, warranty, certification or written statement made by any Originator (including in its capacity as a Servicer) or by the Performance Guarantor, in, or pursuant to, any Transaction Document (other than with respect to a breach of representation relating solely to whether any Receivable is an Eligible Receivable, unless, in the case of any Receivable required to be repurchased from the Seller pursuant to a Sale Agreement, the relevant Originator fails to repurchase such Receivable in accordance with such Sale Agreement) proves to have been incorrect in any material respect as of the date when made or deemed made and, if the circumstances causing such representation, warranty, certification or written statement to be incorrect are capable of being remedied, the relevant party shall have failed to remedy such circumstances in a manner that such representation, warranty, certification or written statement is true and correct in all material respects within five (5) Business Days after a Responsible Officer of such relevant party obtained knowledge or received notification thereof; or

(cc) Any Originator (including in its capacity as a Servicer) fails to observe or perform any covenant or agreement relating to requirements to give notice of Termination Events, Unmatured Termination Events, Servicer Termination Events, Unmatured Servicer Termination Events, litigation, judgments, changes in business, sales and Adverse Claims (other than Permitted Adverse Claims) relating to the Receivables, and, if such failure is capable of being remedied, such Originator fails to do so within five (5) Business Days after a Responsible Officer of the Originator obtained knowledge or received notification thereof; or

(dd) this Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller.

EXHIBIT VI

SUPPLEMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in Exhibits III and IV of the Agreement, to induce the Purchaser and the Agent to enter into the Agreement and, in the case of Purchaser, to purchase the Participation, the Seller hereby represents, warrants, and covenants as follows:

1. The Receivables.

(a) The Agreement, subject to the Legal Reservations, creates a valid and binding obligation in accordance with its terms.

(b) The Seller owns and has good and marketable title to the Pool Receivables free and clear of any Adverse Claim (other than Permitted Adverse Claims and in respect of legal title retained by JDI UK in respect of the Sterling Receivables).

(c) The Seller has caused (and will cause each Originator to cause), within 21 days after the first transfer of Receivables by such Originator to the Seller, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale and contribution of the Receivables from each Originator to the Seller pursuant to the relevant Sale Agreement, and the security interest therein granted by the Seller to the Purchaser under the Security Documents.

2. The Collection Accounts.

(a) The Seller owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim (other than Permitted Adverse Claims).

(b) The Seller has delivered to the Purchaser a fully executed Collection Bank Agreement relating to each Originator Account and each Collection Account, in each case, pursuant to which the applicable Collection Bank has agreed, following notice from the Agent with respect to a Collection Account, to comply with all instructions originated by the Agent (on behalf of the Purchaser) directing the disposition of funds in such Originator Account or Collection Account, as the case may be, without further consent by the Seller or the related Servicer.

(c) The Seller has established procedures such that any Permitted Investments purchased with funds (other than funds remitted to the Seller in accordance with Section 1.4 of this Agreement) withdrawn from the Collection Accounts will be either (i) credited to a “securities account” over which the Purchaser will have a first priority perfected security interest, (ii) purchased in the name of the Purchaser, or (iii) held in another manner sufficient to establish the Purchaser’s first priority perfected security interest over such Permitted Investments.

VI-1

3. Priority.

(a) Other than the transfer of the Receivables to the Seller and the Purchaser under the Sale Agreements and the Agreement, respectively, and/or the security interest granted to the Seller and the Purchaser pursuant to the Sale Agreements and the Security Documents, respectively, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Receivables, any Originator Account, Collection Account or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated. Neither the Seller nor any Originator has authorized the filing of, or is aware of any financing statements against either the Seller or such Originator that include a description of Receivables or any Originator Account, Collection Account or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by each Originator to the Seller under the relevant Sale Agreement, (ii) relating to the security interest granted to the Purchaser under the Security Documents, or (iii) that has been released or terminated.

(b) The Seller is not is aware of any judgment, ERISA or tax lien filings against it.

(c) None of the Collection Accounts are in the name of any Person other than the Seller or the Purchaser. Pursuant to the applicable Collection Bank Agreement, neither the Seller nor any Servicer has consented to any bank maintaining such accounts to comply with instructions of any Person other than the Purchaser or the Agent on its behalf.

(d) Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Exhibit VI shall survive, continue, and remain in full force and effect in each case until the Final Payout Date.

VI-2

SCHEDULE I

NOTICES

If to the Seller:

JDER Limited

First Floor

7 Exchange Place

IFSC, Dublin

Ireland

Attention: The Directors

Telephone: +353 1 612 5551

Facsimile: +353 1 612 5550

with a copy to the Servicers

If to any Servicer or the Servicers:

JohnsonDiversey, Inc.

8310 16th Street

M/S 555

Sturtevant, WI 53177, USA

Attention: General Counsel

Facsimile: 262 631 4249

-and-

JohnsonDiversey, Inc.

8310 16th Street

M/S 555

Sturtevant, WI 53177, USA

Attention: Treasurer

Facsimile: 262 631 4013

If to the Agent:

Norddeutsche Landesbank Girozentrale

1114 Avenue of the Americas

New York, New York 10036

Attention:	Asset Backed Finance
Telephone:	(212) 812-6946
Facsimile:	(212) 812-6860

Schedule-I

If to the Purchaser:

Hannover Funding Company LLC

c/o Global Securitization Services, LLC

445 Broad Hollow Road, Suite 239

Melville, New York 11747

Attention:	Tony Wong
Telephone:	(631) 930-7207
Facsimile:	(212) 302-8767

Schedule-I

SCHEDULE II

COLLECTION BANKS, ORIGINATOR ACCOUNTS AND COLLECTION ACCOUNTS

Collection Bank	Originator Accounts	Collection Accounts
Citibank, N.A. (London)	11289969 (£)	12282690 (£) 12282666 (€)
Societe Generale (France)	00020211071 (€)	N/A
Banco Bilbao Vizcaya Argentaria S.A.	0010895752 (€)	N/A
Banco Santander S.A.	2710231999 (€)	N/A
Banca Español De Credito S.A.	0000001271 (€)	N/A
Citibank International plc, Sucursal en España, S.A. (Barcelona)	N/A	0012484003 (€)
Citibank International plc (Paris)	N/A	00656771003 (€)

Schedule-II

SCHEDULE III

TRADE NAMES

None

Schedule-III

SCHEDULE IV

DISCLOSED ADVERSE CLAIMS

	Description	Assets Charged
1.	Supplemental debenture dated 3 May 2002 in favor of Citicorp USA Inc.	Fixed and floating charges over the undertaking and all property and assets present and future including goodwill bookdebts uncalled capital building fixtures fixed plant and machinery.

2.	Debenture dated 3 May 2002 in favor of Citicorp USA Inc.	Fixed and floating charges over the undertaking and all property and assets present and future including goodwill, bookdebts, uncalled capital, buildings, fixtures, fixed plant and machinery.

3.	Debenture dated 3 May 2002 in favor of Johnson Diversey Cayman Inc.	Fixed and floating charges over the undertaking and all property and assets present and future including goodwill, bookdebts, uncalled capital, buildings, fixtures, fixed plant, and machinery.

4.	Pledge agreement on floating charge note dated 3 May 2002 in favor of Johnson Diversey Cayman Inc. and Citicorp USA Inc.	Floating charge over all rights, title and interest in and to the security relating to the security assets as a first priority security.

5.	Pledge agreement on floating charge note dated 3 May 2002 in favor of Citicorp USA Inc.	Floating charge over all rights, title and interest in and to the security relating to the security assets as a first priority.

6.	Charge dated 6 October 2003 in favor of Citicorp USA Inc.	The company charged the deposit to the administrative agent (for the benefit of itself and each other secured party) by way of first fixed charge and with full title guarantee as continuing security for the payment discharge and performance of the secured obligations.

ANNEX A

FORM OF NOTICE OF PURCHASE

[mm/dd/yyyy]

[FOR DELIVERY VIA EMAIL]

anthony.brown@nordlb.com

john.mcdermott@nordlb.com

twong@gssnyc.com

saltenburg@gssnyc.com

Re:	JDER Limited – Notice of Purchase

Ladies and Gentlemen:

Please refer to the Receivables Purchase Agreement dated as of September 8, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among JDER Limited, as Seller, JohnsonDiversey UK Limited, as an Originator and a Servicer, JohnsonDiversey France S.A.S., as an Originator and a Servicer, JohnsonDiversey España S.L., as an Originator and a Servicer, Norddeutsche Landesbank Girozentrale, as Agent and Hannover Funding Company LLC, as Purchaser. Capitalized terms defined in the Agreement and used herein without definition have the meanings set forth in the Agreement.

Pursuant to Section 1.2(a) of the Agreement:

1. The Seller hereby gives notice to the Agent of a proposed Payment (or Payments) with the requested amount, currency and date of such Payment (or Payments) below (provided that where such Payment requires the issuance of further Notes by the Purchaser or any Note Issuer, such amount shall not be less than €500,000 or £500,000, as applicable, and in integral multiples of €50,000 or £50,000, as applicable in excess thereof):

(a)	Amount of proposed Payment (if any) in Euro (€):

Date of proposed Payment:

(b)	Amount of proposed Payment (if any) in Pounds Sterling (£):

Date of proposed Payment:

(c)	Exchange Rate as of the date of this Notice of Purchase:

2. The Seller hereby represents and warrants that:

(a)	the Net Eligible Sterling Pool Balance is (£) .

(b)	the Net Eligible Euro Pool Balance is (€) .

(c)	on the date of any proposed Payment hereunder, the conditions precedent to all Payments listed in Exhibit II (2) to the Agreement shall have been satisfied, and the statements listed in Exhibit II (2)(b) to the Agreement shall be true as of the date of such proposed Payment.

A-1

Very truly yours,

Signed by a duly authorized attorney of JDER Limited, as Seller
By
Name:
Title:

ANNEX B

FORM OF VARIABLE FUNDING NOTE

[EURO][STERLING] VARIABLE FUNDING NOTE

September 8, 2009

Maturity Date: September 8, 2013

FOR VALUE RECEIVED, the undersigned, JDER LIMITED, a private limited company incorporated under the laws of Ireland (the “Seller”), promises to pay to the order of Norddeutsche Landesbank Girozentrale, as Agent (the “Agent”), on behalf of Hannover Funding Company LLC (the “Purchaser”), as specified in the Receivables Purchase Agreement (as hereinafter defined), at [            ], and in immediately available funds, the principal amount of [FIFTY MILLION EUROS (€50,000,000)][[Sterling Equivalent]] or, if less, the aggregate unpaid principal amount of the Investment made by the Purchaser in the [Euro][Sterling] Participation pursuant to the Receivables Purchase Agreement, and to pay interest at such office, in like currency, from the date hereof on the unpaid principal amount of the Investment from time to time outstanding as specified in the Receivables Purchase Agreement.

The Agent is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Agent, the date and the amount of the Payment made by the Purchaser, each continuation thereof, the funding period for such Payment and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Agent to make any such recordation (or any error in such recordation) shall not affect the obligations of the Seller hereunder, or under the Receivables Purchase Agreement in respect of the [Euro][Sterling] Participation.

This Variable Funding Note is one of the Variable Funding Notes referred to in the Receivables Purchase Agreement, dated as of September 8, 2009 (as amended, supplemented, or otherwise modified and in effect from time to time, the “Receivables Purchase Agreement”), among the Seller, the Purchaser, JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S., JohnsonDiversey España S.L. and the Agent. Capitalized terms used but not defined herein have the meanings given them in the Receivables Purchase Agreement.

This Variable Funding Note is subject to prepayment and shall bear interest at the rate prescribed in the Receivables Purchase Agreement.

Upon the occurrence of a Termination Event, the Purchaser shall have all of the remedies specified in the Receivables Purchase Agreement. The Seller hereby waives presentment, demand, protest, and all notices of any kind.

THIS VARIABLE FUNDING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Variable Funding Note as on the date first written above.

JDER LIMITED,
as Seller,

By:
Name:
Title:

Schedule attached to Variable Funding Note dated September 8, 2009 of JDER LIMITED

Currency: [€] [£]

Date of Payment or Reduction	Principal Amount of Payment	Principal Amount of Reduction	Outstanding Investment

ANNEX C

FORM OF NOTICE OF REDUCTION OF INVESTMENT

[mm/dd/yyyy]

[FOR DELIVERY VIA EMAIL]

anthony.brown@nordlb.com

john.mcdermott@nordlb.com

twong@gssnyc.com

saltenburg@gssnyc.com

Re:	JDER Limited – Notice of Reduction of Investment

Ladies and Gentlemen:

Please refer to the Receivables Purchase Agreement dated as of September 8, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) among JDER Limited, as Seller; JohnsonDiversey UK Limited, JohnsonDiversey France S.A.S, and JohnsonDiversey España S.L., as Originators and Servicers; Norddeutsche Landesbank Girozentrale, as Agent and Hannover Funding Company LLC, as Purchaser. Capitalized terms defined in the Agreement and used herein without definition have the meanings set forth in the Agreement.

Pursuant to Section 1.4(f) of the Agreement:

The Seller hereby gives notice to the Agent of a proposed reduction (the “Reduction”) of [the entire Investment] [the Portion of Investment denominated in [£][€] and corresponding to the Payment by the Purchaser dated as of [mm/dd/yyyy]] with the requested amount and date of proposed Reduction below:

•	Amount of proposed Reduction (at least £500,000 or €500,000, in £50,000 or €50,000 multiples thereof):

                             [£][€]

•

Date of proposed Reduction (at least 30 days from the date of this notice in the case of the entire Investment; at least 3 Business Days from the date of this notice in the case of a Portion of Investment):

                             [mm/dd/yyyy]

Very truly yours,

JDER LIMITED, as Seller

By:
Name:
Title:

ANNEX D

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is furnished pursuant to the Receivables Purchase Agreement, dated as of September 8, 2009 (the “Agreement”), among JDER LIMITED, a private limited company incorporated under the laws of Ireland, as seller (“JDER”), HANNOVER FUNDING COMPANY LLC, a Delaware limited liability company (the “Purchaser”), JOHNSONDIVERSEY UK LIMITED, a private limited liability company organized under the laws of the United Kingdom (“JDI UK”), as a servicer and as an originator, JOHNSONDIVERSEY FRANCE S.A.S., a simplified joint stock company organized under the laws of France (“JDI France”), as a servicer and as an originator, JOHNSONDIVERSEY ESPAÑA S.L., a Sociedad de Responsabilidad Limitada (a simplified joint stock company with limited liability) organized under the laws of Spain (“JDI Spain”), as a servicer and as an originators (JDI UK, JDI France, and JDI Spain, collectively in their capacities as originators, the “Originators” and each individually in such capacity, an “Originator” and collectively in their capacities as servicers, the “Servicers” and each individually in such capacity, a “Servicer”) and NORDDEUTSCHE LANDESBANK GIROZENTRALE, a corporation organized under the laws of Germany, as agent for the Purchaser. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a Responsible Officer of JohnsonDiversey, Inc. (the “Company”).

2. Attached hereto as Exhibit I are true and correct copies of the financial statements required to be delivered pursuant to Sections 1(l)(i) and (ii) of Exhibit IV to the Agreement and prepared in accordance with the provisions thereof.

3. I have reviewed the terms of the Agreement, and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company, JDER and each Originator and Servicer during the accounting period covered by the attached financial statements.

4. The examinations described in paragraph 3 did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a Termination Event or an Unmatured Termination Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

5. Attached hereto is a description of the exceptions, if any, to paragraph 4, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company, the relevant Originator or Servicer, or JDER, as applicable, has taken, is taking, or proposes to take with respect to each such condition or event.

6. To the best of my knowledge, (a) each Originator and each Servicer is generally able to pay its debts as such debts become due and (b) no proceeding has been instituted by or against any Originator or Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, receivership, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property.

The foregoing certifications, together with the financial statements attached hereto as Exhibit I, are made and delivered this      day of             , 20    .

Name:
Title:

ANNEX E

FORM OF JOINDER AGREEMENT

(l)	JDER LIMITED,

as Seller

(2)	JOHNSONDIVERSEY, INC.,

as Performance Guarantor

(3)	HANNOVER FUNDING COMPANY LLC,

as Purchaser

(4)	NORDDEUTSCHE LANDESBANK GIROZENTRALE,

as Agent

(5)	[NEW ORIGINATOR]

as New Originator

(6)	CERTAIN OTHER PARTIES NAMED HEREIN

Dated [            ]

THIS JOINDER AGREEMENT (this “Agreement”) is dated [            ] and made:

(1)	[JDER LIMITED, a private limited liability company organized under the laws of Ireland, as the Seller;

(2)	[NEW ORIGINATOR], as the New Originator (the “New Originator”);

(3)	JOHNSONDIVERSEY UK LIMITED, as an Originator and a Servicer;

(4)	JOHNSONDIVERSEY FRANCE, S.A.S., as an Originator and a Servicer;

(5)	JOHNSONDIVERSEY ESPAÑA S.L., as an Originator and a Servicer;

(6)	NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent;

(7)	JOHNSONDIVERSEY, INC. (“JDI”), as Performance Guarantor; and

(8)	HANNOVER FUNDING COMPANY LLC, as Purchaser.]

WHEREAS:

(A)	The parties to this Agreement (the “Parties”), have entered into various Transaction Documents in connection with a trade receivables purchase program (the “Program”). Capitalized terms being used herein, unless otherwise defined herein, have the meanings provided in the Receivables Purchase Agreement dated as of September 8, 2009, between the Seller, the Agent, the Servicers and the Purchaser, as may be amended, modified or restated from time to time (the “Receivables Purchase Agreement”); and

(B)	The Parties wish to add the New Originator as an Originator to the Program and amend certain Transaction Documents as set out herein.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

In this Agreement, including the recitals hereto, except in so far as the context otherwise requires and subject to any contrary indication, words and expressions defined and expressed to be interpreted and construed in the Receivables Purchase Agreement shall have the same definition, interpretation and construction mutatis mutandis herein.

2.	AMENDMENT TO TRANSACTION DOCUMENTS

2.1	Receivables Purchase Agreement.

[As mutually agreed in good faith between the parties to the Receivables Purchase Agreement, the Receivables Purchase Agreement shall be amended to reference the addition of the New Originator; the Purchase Limit shall be increased to accommodate the addition of the New Originator; the New Originator shall acknowledge and agree to observe the terms and conditions of the Receivables Purchase Agreement, as they apply to any agreement to which the New Originator is a Party; and

any other provisions of the Receivables Purchase Agreement, including, without limitation, the definitions of Eligible Receivables, Contract and Excluded Receivables, will be amended as necessary to address all relevant considerations under the local laws applicable to such New Originator.]

2.2	Servicing Agreement.

[As mutually agreed in good faith between the parties to the Servicing Agreement, the Servicing Agreement shall be amended to make the New Originator a “Servicer” under such agreement for the purpose of setting forth certain servicing obligations of the New Originator.]

2.3	Sale Agreement.

[The New Originator, the Agent and the Seller shall negotiate in good faith and enter into a Sale Agreement pursuant to which the New Originator will sell and [assign] certain Receivables originated by it to the Seller, and the New Originator shall assume all of the rights, duties and obligations of an Originator thereunder.]

2.4	Performance Guaranty.

The New Originator shall become a “Guaranteed Party” under the Performance Guaranty and the parties to the Performance Guaranty shall make any and all modifications necessary to reflect such addition.

2.5	Administration Agreement.

[As mutually agreed in good faith between the parties to the Administration Agreement, the Administration Agreement shall be amended to make the New Originator a party to such agreement for the purpose of delegating certain servicing functions relating to the New Originator to the Administrator.]

2.6	Intercreditor Agreement.

[As mutually agreed in good faith between the parties to the Intercreditor Agreement, the Intercreditor Agreement shall be amended to make the New Originator an “Originator” under such agreement for the purpose of setting forth certain obligations of the New Originator.]

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1	Reaffirmation of Representations and Warranties.

Upon the effectiveness of this Agreement, each of the Parties (including the New Originator) hereby reaffirms all covenants, representations and warranties made by such Party in each of the Transaction Documents (as the same may have been amended as necessary pursuant to the addition of the New Originator) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

3.2	Additional Representations and Warranties.

Each of the Parties (including the New Originator) hereby represents and warrants that this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to Legal Reservations. JDI hereby represents and warrants that, upon the effective date of this Agreement, no Termination Event or event or circumstance which, with the giving of notice or the passage of time or both, would become a Termination Event shall exist or be occurring.

4.	EFFECTIVENESS, CONDITIONS PRECEDENT, RATIFICATION

4.1	Effectiveness

This Agreement shall become effective on the date first set out above when counterparts hereof shall have been executed and delivered by the Parties hereto, and thereafter shall be binding on the Parties hereto and their respective successors and assigns. On and after the effectiveness hereof, (i) this Agreement shall be and become a part of each of the Transaction Documents amended hereby, (ii) each reference in each such Transaction Document to “this Agreement” or “hereof” or “hereunder” or words of like import, and each reference in any other Transaction Document to such Transaction Document shall mean and be a reference to such Transaction Document as amended hereby, and (iii) for the avoidance of doubt, all references to “Originator” in any of the Transaction Documents shall be deemed to include the New Originator.

4.2	Conditions Precedent

Each of the following conditions must be satisfied prior to a New Originator becoming a Party to the Transaction Documents pursuant to this Agreement:

(i) confirmation from the Rating Agencies that the execution of this Agreement shall not result in an adverse change in the ratings assigned to the Notes, and, in case of S&P only, to the Variable Funding Notes;

(ii) entry by the New Originator into Collection Account Agreement(s) in form and substance reasonably satisfactory to Agent;

(iii) favorable true sale opinion of counsel to the New Originator (to the extent one can be delivered under local law) in form and substance satisfactory to Agent;

(iv) [Reserved];

(v) favorable enforceability, capacity, no-conflict and/or other corporate matters opinion of counsel to the New Originator (covering this Agreement) in form and substance satisfactory to Agent;

(vi) no Termination Event or Unmatured Termination Event has occurred and is continuing;

(vii) secretary’s certificate (attaching resolutions, bylaws and certificate of incorporation or local law equivalent of each such document) and incumbency certificate (to the extent applicable in such jurisdiction) in form and substance satisfactory to Agent; and

(viii) all other corporate, organizational, or other documentation as the Agent shall reasonably request.

4.3	Ratification

Except as expressly amended hereby each of the Transaction Documents shall remain in full force and effect and is hereby ratified and confirmed by the Parties hereto.

5.	MISCELLANEOUS

5.1	Governing Law and Jurisdiction

(a)	This Agreement shall be governed by and construed in accordance with the laws of [the State of New York].

(b)	Each of the Parties agrees that the courts of [the State of New York or the United States of America] shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

5.2	Headings

Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

5.3	Counterparts

[This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.] [This clause may be subject to variance by jurisdiction.]

5.4	Severability, etc.

(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)

If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid, unenforceable or incomplete, the parties agree that the court making the determination of invalidity, unenforceability, or incompleteness shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid, unenforceable or incomplete term or provision with a term or provision that is valid, enforceable and complete and that comes closest to expressing the intention of the invalid, unenforceable or incomplete term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

5.5	Non-Petition; Limited Recourse

The provisions of Clause 19 (Non-Petition; Limited Recourse) of the Servicing Agreement shall apply to this Agreement, mutatis mutandis, as if set out in full herein.

EXECUTION

The Parties have shown their acceptance of the terms of this Agreement by executing it below.

[Signatures continue on following page]

JDER LIMITED, as Seller

By:
Name:
Title:

JOHNSONDIVERSEY, INC., as Performance Guarantor

By:
Name:
Title:

NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Agent

By:
Name:
Title:

HANNOVER FUNDING COMPANY LLC, as Purchaser

By:
Name:
Title:

JOHNSONDIVERSEY UK LIMITED

By:
Name:
Title:

JOHNSONDIVERSEY FRANCE S.A.S.

By:
Name:
Title:

JOHNSONDIVERSEY ESPAÑA S.L.

By:
Name:
Title:

[NEW ORIGINATOR]

By:
Name:
Title:

ANNEX F

FORM OF SUBORDINATED NOTE (FRANCE)

JDER LIMITED

(“JDER”)

(a private limited liability company incorporated under the laws of Ireland with registered number 471908 and having its registered office at First Floor, 7 Exchange Place, IFSC, Dublin 1, Ireland)

            , 2009

1. Note. FOR VALUE RECEIVED, JDER hereby promises to pay to the order of JohnsonDiversey S.A.S, a société par actions simplifiée organised under the laws of France with its registered office at 9/11 avenue du Val de Fontenay in Fontenay-sous-Bois (94120) and registered with the companies registry of Creteil under number 412 668 543 ( “JDI France”), in Euros and in immediately available funds, on 9th September 2014 (the “Maturity Date”), the aggregate principal sum listed on the Schedule hereto, as repayment of such sums advanced by JDI France on each of the dates indicated in the Schedule hereto.

2. Interest. JDER further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Euribor Rate appearing on the Screen as the Euribor Rate for deposits on Euro (€) as of 11.00am Brussels time on the first Business Day of each month (or portion thereof) during the term of this note (the “Subordinated Note”), computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first Business Day of each month hereafter “EURIBOR”; provided, however, that if JDER shall default in the payment of any principal hereof, JDER promises to pay, on demand, interest at the rate equal to EURIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, in case that JDER does not honour any interest payment on the date it is due, the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any credit extended under this Subordinated Note shall be due and payable on the Repayment Date and may be repaid or prepaid at any time without premium or penalty.

3. Principal Payments. JDI France or its duly authorised designee is authorised and directed by JDER to record, on the the Schedule annexed hereto, or, at its option, in its books and records, the date and amount of credit extended to JDER which is evidenced by this Subordinated Note and the amount of each payment of principal made by JDER, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of JDI France to make any recording or any error in such recording shall not affect the obligations of JDER hereunder.

4. Subordination. JDI France shall have the right to receive, and JDER shall make, any and all payments and prepayments relating to the credit extended under this Subordinated Note in accordance with and subject to the terms of the Intercreditor Agreement.

5. Amendments. This Subordinated Note shall not be amended or modified except as authorised under the Intercreditor Agreement.

6. Governing Law. This Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of Ireland.

7. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. JDI France additionally expressly waives all notice of the acceptance by any senior claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any senior claimant upon the subordination and other provisions herein provided.

8. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than JDI France.

9. Limited Recourse. Notwithstanding any provision of this Subordinated Note or otherwise, if the net realisation proceeds of the assets held by JDER (the “Available Funds”) are less than the aggregate amount payable by JDER under this Subordinated Note and to any creditors ranking senior to, or pari passu with, JDI France (such deficit being referred to herein as a “shortfall”), any obligations of JDER to JDI France in such circumstances will be limited to the Available Funds (after making any payments to any creditors ranking senior to, or pari passu with, JDI France). In such circumstances, JDER will not be obliged to pay, and the other assets (if any) of JDER (to the extent applicable) will not be available for payment of, such shortfall, and the right of JDI France to receive any further amounts in respect of such obligations shall be extinguished and JDI France may not take any further action to recover such amounts.

10. Non-Petition. JDI France further agrees that neither it, nor any person acting on its behalf, shall be entitled at any time to institute against JDER or join in any institution against JDER of, any proceedings for the winding-up, dissolution, examinership or re-organisation or for the appointment of a receiver, examiner, administrator, administrative receiver, trustee, liquidator, or similar officer of JDER or of any or all of JDER’s revenues and assets save for lodging a claim in the liquidation of JDER which is initiated by another party or taking proceeds to obtain a declaration or judgement as to the obligations of JDER in relation thereto.

11. No recourse against shareholders and others. JDI France shall have any recourse against any shareholder, member, equity holder, officer, agent, employee or director of a party in his capacity as such, by any proceedings under this Subordinated Note or otherwise, in respect of any obligation, covenant, or agreement of JDER.

12. No Personal Liability. No personal liability shall attach to or be incurred by any shareholder, member, equity holder, officer, agent, employee or director of a party in his capacity as such, under or by reason of any of the obligations, covenants or agreements of such party contained in this Subordinated Note or implied from this Subordinated Note, and any and all personal liability of every such shareholder, member, equity holder, officer, agent, employee or director for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, is hereby expressly waived by the parties as a condition of and consideration for the execution of this Subordinated Note.

13. Taxes. All amounts payable by JDER under this Note shall be paid without set-off or counterclaim and free and clear of any withholding or deduction for or on account of tax, unless required by law. For the avoidance of doubt, JDER shall not be required to gross-up any payments made to the Noteholder and shall withhold or deduct from any such payments any amounts on account of tax where so required by law or any relevant taxing authority.

By holding this Note, the Noteholder, on the date the Note is issued and on each date a payment is made to the Noteholder shall be deemed to represent to JDER that it is a company which is resident for the purposes of tax in an EU Member State (by virtue of the laws of the EU Member State) and does not receive payments hereunder in connection with a trade or business which is carried on in Ireland by it through a branch or agency; and, in this context, “EU Member State” means a Member State of the European Communities (other than Ireland).

The Noteholder shall promptly notify JDER if it has ceased to be resident in an EU Member State or if it commences to receive payments hereunder in connection with a trade or business which is carried on by it in Ireland by it through a branch or agency.

IN WITNESS WHEREOF, the undersigned has executed this Subordinated Note as on the date first written above.

By:	JDER Limited

Name

Title

Schedule

To

SUBORDINATED NOTE (FRANCE)

CREDIT EXTENDED AND PAYMENTS OF PRINCIPAL

DATE	AMOUNT OF CREDIT EXTENDED	AMOUNT OF PRINCIPAL PAID	UNPAID PRINCIPAL BALANCE	NOTATION MADE BY (INITIALS OF RESPONSIBLE OFFICER)